The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-156305

SUBJECT TO COMPLETION, DATED MARCH 2, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 27, 2010)

The Korea Development Bank

US$                         % Notes due 20

Our US$             aggregate principal amount of notes due 20     (the “Notes”) will bear interest at a rate of             % per annum. Interest on the Notes is payable semi-annually in arrears on March     and September      of each year, beginning on September     , 2011. The Notes will mature on March     , 20    . The “Change of Support Offer” described in “Description of the Securities—Description of Debt Securities—Change of Support Offer” of the accompanying prospectus does not apply to the Notes. Accordingly, we will not have an obligation to make an offer to repurchase the Notes following a Change of Support Triggering Event (as defined in the accompanying prospectus), and a failure to make such an offer will not constitute an event of default with respect to the Notes.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein). However, under The Korea Development Bank Act, as amended (“the KDB Act”), the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance outstanding (including the Notes offered hereby) as of the date of the initial sale of the Government’s equity interest in KDB Financial Group (“KDBFG”), subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price		%	US$
Underwriting discount		%	US$
Proceeds to us (before deduction of expenses)		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including March     , 2011.

Application has been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about March     , 2011.

Joint Bookrunners

BofA Merrill Lynch
HSBC
KDB Asia Ltd
The Royal Bank of Scotland
Standard Chartered Bank
UBS Investment Bank

Prospectus Supplement Dated March     , 2011

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated August 27, 2010. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-156305, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of the SGX-ST is not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$                     aggregate principal amount of         % notes due March     , 20    .

The Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on March      and September     , beginning on September     , 2011. Interest on the Notes will accrue from March     , 2011 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance outstanding (including the Notes offered hereby) as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

We do not have any right to redeem the Notes prior to maturity.

The “Change of Support Offer” described in “Description of the Securities—Description of Debt Securities—Change of Support Offer” of the accompanying prospectus does not apply to the Notes. Accordingly, we will not have an obligation to make an offer to repurchase the Notes following a Change of Support Triggering Event (as defined in the accompanying prospectus), and a failure to make such an offer will not constitute an event of default with respect to the Notes.

Listing

Application has been made to the SGX-ST for the listing of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and Settlement

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”)

or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March     , 2011, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$                    . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 27, 2010. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Overview

As of June 30, 2010, we had (Won)77,723.8 billion of loans outstanding (including equipment capital loans, working capital loans, call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to applicable guidelines and other loans, without adjusting for provision for loan losses and present value discounts), total assets of (Won)122,450.9 billion and total shareholders’ equity of (Won)15,587.7 billion, as compared to (Won)76,211.4 billion of loans outstanding (including equipment capital loans, working capital loans, call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to applicable guidelines and other loans, without adjusting for provision for loan losses and present value discounts), (Won)122,333.4 billion of total assets and (Won)15,110.7 billion of total shareholders’ equity as of December 31, 2009. For the six months ended June 30, 2010, we recorded interest income of (Won)2,281.4 billion, interest expense of (Won)1,446.0 billion and net income of (Won)220.6 billion, as compared to (Won)2,804.1 billion of interest income, (Won)2,495.9 billion of interest expense and (Won)246.4 billion of net income for the six months ended June 30, 2009. These changes in our results of operations for the six months ended June 30, 2010 as compared to the corresponding period of 2009 reflected the spin-off of a significant portion of our assets and liabilities in connection with the establishment of KDBFG and KoFC in October 2009. See “The Korea Development Bank—Overview” in the accompanying prospectus.

KoFC’s authorized capital is (Won)15,000 billion. As such, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value does not exceed (Won)15,000 billion. Due to an increase in valuation of the KDBFG shares in July 2010, KoFC currently owns 90.3% of KDBFG’s share capital, a decrease from 94.3% as of December 31, 2009, and the Government currently directly owns 9.7% of KDBFG’s share capital, an increase from 5.7% as of December 31, 2009.

Capitalization

As of September 30, 2010, our authorized capital was (Won)15,000 billion and capitalization was as follows:

September 30, 2010(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,491.0
Industrial finance bonds	30,214.6
Foreign currency borrowings	3,049.7

Total long-term debt	36,755.3

Capital:
Paid-in capital	9,251.9
Capital surplus	50.2
Capital adjustments	(1.0)
Retained earnings	5,469.9
Accumulated other comprehensive income(4)	1,040.9

Total capital	15,811.7

Total capitalization	52,567.0

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2010.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,142.0 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2010.
(3)	As of September 30, 2010, we had contingent liabilities totaling (Won)12,921.6 billion under outstanding guarantees issued on behalf of our clients.

Selected Financial Statement Data

Recent Developments

As of September 30, 2010, we had (Won)74,498.9 billion of loans outstanding (including equipment capital loans, working capital loans, call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to applicable guidelines and other loans, without adjusting for provision for loan losses and present value discounts), total assets of (Won)119,433.1 billion and total shareholders’ equity of (Won)15,811.7 billion, as compared to (Won)77,723.8 billion of loans outstanding (including equipment capital loans, working capital loans, call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to applicable guidelines and other loans, without adjusting for provision for loan losses and present value discounts), (Won)122,450.9 billion of total assets and (Won)15,587.7 billion of total shareholders’ equity as of June 30, 2010.

The following tables present unaudited financial information as of September 30, 2010 and December 31, 2009 and for the nine months ended September 30, 2010 and 2009:

THE KOREA DEVELOPMENT BANK

Interim non-consolidated statements of financial position

as of September 30, 2010 and December 31, 2009

	September 30, 2010		December 31, 2009
	(Unaudited)		(Audited)
	(non-consolidated)
	(millions of won)
ASSETS
Cash and due from banks	(Won)	4,599,557	(Won)	2,965,356
Securities		26,703,311		31,664,203
Loan, net of provision for possible loan losses of (Won)2,100,059 million as of September 30, 2010 ((Won)1,413,400 million as of December 31, 2009) and deferred loan fees of (Won)24,848 million as of September 30, 2010 ((Won)12,499 million as of December 31, 2009)		72,374,010		74,785,455
Property and equipment, net		530,547		542,190
Derivative financial instruments		7,106,354		7,675,978
Other assets		8,119,295		4,700,264

Total assets	(Won)	119,433,074	(Won)	122,333,446

LIABILITIES AND EQUITY
Deposits	(Won)	17,544,558	(Won)	13,935,926
Borrowings		23,932,238		28,743,670
Industrial finance bonds, gross of premium of bonds of (Won)2,667 million as of September 30, 2010 ((Won)3,699 million as of December 31, 2009) and net of discount on bonds of (Won)72,741 million as of September 30, 2010 ((Won)111,163 million as of December 31, 2009)		46,780,639		51,944,118
Provision for possible guarantee losses		141,246		243,561
Accrued severance benefits		73,771		62,965
Derivative financial instruments		5,837,264		6,644,753
Other liabilities		9,311,614		5,647,746

Total liabilities	(Won)	103,621,330	(Won)	107,222,739

Equity:
Paid-in capital		9,251,861		9,241,861
Capital surplus		50,199		52,168
Retained earnings		5,469,854		5,070,927
Accumulated other comprehensive income		1,040,851		746,980
Capital adjustments		(1,021)		(1,229)

Total equity		15,811,744		15,110,707

Total liabilities and equity	(Won)	119,433,074	(Won)	122,333,446

THE KOREA DEVELOPMENT BANK

Interim non-consolidated statements of income

For the nine months ended September 30, 2010 and 2009

(Unaudited)

	For the nine months ended September 30,
	2010		2009
	(non-consolidated)
	(millions of won)
Operating revenue:
Interest income:
Interest on loans	(Won)	2,557,943	(Won)	2,851,468
Interest on due from banks		53,066		100,430
Interest on securities		720,661		1,104,762
Other interest income		12,765		19,947

		3,344,435		4,076,607
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		36,081		27,727
Gain on valuation of trading securities		13,483		4,802
Gain on disposal of available-for-sale securities		524,280		652,977
Gain on disposal of held-to-maturity securities		4,000		—
Gain on disposal of equity method investments		9,672		1,171
Reversal of impairment loss on available-for-sale securities		6,048		—

		593,564		686,677
Gain on disposal of loans		83,374		13,570
Gain on foreign currency transactions		791,665		2,168,011
Fees and commission income		352,272		280,489
Dividend income		43,718		278,505
Other operating income:
Fees and commission from trust accounts		14,579		11,427
Gain from derivatives transactions		4,448,487		10,857,445
Gain from derivatives valuation		3,888,762		3,791,639
Gain on valuation of hedged items		249,491		614,007
Others		107,878		1,853

		9,980,226		18,016,946

Total operating revenue		13,918,225		22,780,230

Operating expenses:
Interest expense:
Interest on deposits		323,921		394,486
Interest on borrowings		386,535		720,646
Interest on debentures		1,404,143		2,458,406
Others		12,014		22,500

		2,126,613		3,596,038
Loss on valuation and disposal of securities:
Loss on disposal of trading securities		16,847		28,721
Loss on valuation of trading securities		602		2,727
Loss on disposal of available-for-sale securities		34,999		62,228
Loss on disposal of held-to-maturity securities		2,118		—
Loss on disposal of equity method investments		2,430		1,006
Impairment loss on available-for-sale securities		116,625		52,834
Impairment loss on equity method investments		1,101		—

		174,722		147,516

THE KOREA DEVELOPMENT BANK

Interim non-consolidated statements of income

For the nine months ended September 30, 2010 and 2009

(Unaudited)

	For the nine months ended September 30,
	2010		2009
	(non-consolidated)
	(millions of won)
Provision of allowance for possible loan losses		1,095,501		574,629
Loss on disposal of loans		28,919		1,287
Loss on foreign currency transactions		895,629		2,618,027
Fees and commission expenses		16,101		23,554
General and administrative expenses		304,278		317,792
Other operating expenses:
Provision of allowance for possible losses on acceptances and guarantees		—		29,527
Provision of allowances for unused loan commitments		242,097		20,865
Loss from derivatives transactions		4,551,446		10,967,448
Loss from derivatives valuation		3,261,114		3,997,115
Loss on valuation of hedged items		665,010		136,221
Others		111,969		132,455

		11,172,064		18,818,920

Total operating expenses		13,473,399		22,562,474

Operating income (loss)		444,826		217,756
Non-operating income (expense):
Gain (loss) on disposal of property and equipment, net		99		(50)
Rental income		712		734
Gain (loss) on valuation of equity method investments, net		155,009		525,465
Others, net		(402)		192,819

		155,418		718,968

Income (loss) before income taxes		600,244		936,724
Income tax expenses		209,710		29,583

Net income (loss)	(Won)	390,534	(Won)	907,141

Nine Months Ended September 30, 2010

For the nine months ended September 30, 2010, we had net income of (Won)390.5 billion compared to net income of (Won)907.1 billion for the nine months ended September 30, 2009. Our results of operations for the nine months ended September 30, 2010 as compared to the corresponding period of 2009 were affected by the spin-off of a significant portion of our assets and liabilities in connection with the establishment of KDBFG and KoFC in October 2009. See “The Korea Development Bank—Overview” in the accompanying prospectus.

Other principal factors for the decrease in net income for the nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 included:

•

an increase in provision for loan losses to (Won)1,095.5 billion in the nine months ended September 30, 2010 from (Won)574.6 billion in the corresponding period of 2009, primarily due to an increase in non-performing loans;

•

a decrease in net valuation gain on equity method investments to (Won)155.0 billion in the nine months ended September 30, 2010 from (Won)525.5 billion in the corresponding period of 2009, primarily due to a decrease in the gain from our investment in KEPCO; and

•

a decrease in dividend income to (Won)43.7 billion in the nine months ended September 30, 2010 from (Won)278.5 billion in the corresponding period of 2009, primarily due to a decrease in in dividend income from KDB 3rd Securitization Specialty Co.

The above factors were partially offset by an increase in net interest income to (Won)1,217.8 billion in the nine months ended September 30, 2010 from (Won)480.6 billion in the corresponding period of 2009, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off in October 2009.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Ltd., Daewoo Motor Sales, Ssangyong Motor Company, TY the First ABS Ltd. and Kumho Industrial Co., Inc. As of September 30, 2010, our credit extended to these companies totaled (Won)1,843.4 billion, accounting for 1.5% of our total assets as of such date.

As of September 30, 2010, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)783.2 billion from (Won)658.7 billion as of June 30, 2010, primarily due to extension of additional loans to Kumho Tires in the third quarter of 2010. As of September 30, 2010, our exposure to Daewoo Motor Sales increased to (Won)365.3 billion from (Won)361.2 billion as of June 30, 2010, primarily due to extension of additional loans to Daewoo Motor Sales in the third quarter of 2010. As of September 30, 2010, our exposure to Ssangyong Motor Company decreased to (Won)270.7 billion from (Won)338.5 billion as of June 30, 2010, primarily due to repayment of loans by Ssangyong Motor Company in the third quarter of 2010. As of September 30, 2010, our exposure to TY the First ABS Ltd. remained the same at (Won)236.8 billion compared to June 30, 2010. As of September 30, 2010, our exposure to Kumho Industrial increased to (Won)187.3 billion from (Won)180.4 billion as of June 30, 2010, primarily due to extension of additional loans to Kumho Industrial in the third quarter of 2010.

As of September 30, 2010, we established provisions of (Won)240.4 billion for our exposure to Kumho Tires, (Won)73.0 billion for Daewoo Motor Sales, (Won)54.1 billion for Ssangyong Motor Company, (Won)47.4 billion for TY the First ABS Ltd. and (Won)51.1 billion for Kumho Industrial.

For the nine months ended September 30, 2010, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Based on our unaudited internal management accounts, as of September 30, 2010, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)783.2 billion, (Won)187.3 billion, (Won)965.3 billion and (Won)835.3 billion, respectively. Based on our unaudited internal management accounts, as of September 30, 2010, we established provisions of (Won)240.4 billion, (Won)51.1 billion, (Won)66.6 billion and (Won)51.8 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

Results of Operation

The following tables present unaudited financial information for the six months ended June 30, 2009 and 2010 and as of December 31, 2009 and June 30, 2010. You should read the following financial statement data together with the financial statements and notes included in this prospectus supplement:

	Six Months Ended June 30,
	2009	2010
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,804.1	2,281.4
Total Interest Expenses	2,495.9	1,446.0
Net Interest Income	308.2	835.4
Operating Revenues	17,978.6	10,206.7
Operating Expenses	17,775.5	9,939.0
Net Income	246.4	220.6

	As of December 31, 2009	As of June 30, 2010
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	76,211.4	77,723.8
Total Borrowings(2)	94,623.7	92,707.8
Total Assets	122,333.4	122,450.9
Total Liabilities	107,222.7	106,863.2
Shareholders’ Equity	15,110.7	15,587.7

(1)	Gross amount, which includes loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to applicable guidelines without adjusting for provision for loan losses and present value discounts.
(2)	Total Borrowings include deposits, call money, borrowings and industrial finance bonds.

Six Months Ended June 30, 2010

For the six months ended June 30, 2010, we had net income of (Won)220.6 billion compared to net income of (Won)246.4 billion for the six months ended June 30, 2009. Our results of operations for the six months ended June 30, 2010 as compared to the corresponding period of 2009 were affected by the spin-off of a significant portion of our assets and liabilities in connection with the establishment of KDBFG and KoFC in October 2009. See “The Korea Development Bank—Overview” in the accompanying prospectus.

Other principal factors for the decrease in net income for the six months ended June 30, 2010 compared to the six months ended June 30, 2009 included:

•

an increase in provision for loan losses to (Won)836.9 billion in the six months ended June 30, 2010 from (Won)483.5 billion in the corresponding period of 2009, primarily due to increased non-performing loans; and

•

a decrease in dividend income to (Won)36.0 billion in the six months ended June 30, 2010 from (Won)284.1 billion in the corresponding period of 2009, primarily due to a decrease in dividend income from KDB 3rd Securitization Specialty Co.

The above factors were partially offset by an increase in net interest income to (Won)835.4 billion in the six months ended June 30, 2010 from (Won)308.2 billion in the corresponding period of 2009, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off in October 2009.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2010, we established provisions of (Won)1,838.2 billion for possible loan losses and bad debt securities, 31.9% higher than the provisions as of December 31, 2009, and (Won)141.6 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 47.3% decrease from December 31, 2009.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2010, we have provided loans of (Won)5,180.3 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)164.2 billion following debt-equity swaps. As of June 30, 2010, we had established provisions of (Won)2,323.6 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

	As of June 30, 2010(1)
	Loan Amount	Minimum Provisioning Ratio	Loan Loss Provisions
	(in billions of won, except percentages)
Normal	67,096.7	0.85-0.9%	720.9
Precautionary	1,194.0	7.0%	209.6
Substandard	2,991.6	20.0%	766.1
Doubtful	10.7	50.0%	5.4
Expected Loss	136.1	100.0%	136.1
Others(2)	6,294.6	—	—

Total	77,723.8		1,838.2

(1)	These figures include loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.
(2)	Includes loans guaranteed by the Government.

As of June 30, 2010, our delinquent loans totaled (Won)3,236.9 billion, representing 3.7% of our outstanding loans as of such date. On June 30, 2010, our legal reserve was (Won)4,658.0 billion, representing 5.3% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., Daewoo Motor Sales, Ssangyong Motor Company, SLS Shipbuilding Co., Ltd. and TY the First ABS Ltd. As of June 30, 2010, our credit extended to these companies totaled (Won)1,880.0 billion, accounting for 1.5% of our total assets as of such date.

As of June 30, 2010, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to (Won)658.7 billion from (Won)583.0 billion as of December 31, 2009, primarily due to extension of new emergency loans to Kumho Tires in the first half of 2010. We downgraded the classification of our exposure to Daewoo Motor Sales from normal to substandard in April 2010. As of June 30, 2010, our exposure to Daewoo Motor Sales was (Won)361.2 billion. As of June 30, 2010, our exposure to Ssangyong Motor Company slightly increased to (Won)338.5 billion from (Won)318.2 billion as of December 31, 2009, primarily due to extension of additional loans to Ssangyong Motor Company in the first half of 2010. As of June 30, 2010, our exposure to SLS Shipbuilding decreased to (Won)284.7 billion from (Won)341.3 billion as of December 31, 2009, primarily due to the write-off of certain of our exposure to SLS Shipbuilding. As of June 30, 2010, our exposure to TY the First ABS Ltd. increased to (Won)236.8 billion from (Won)21.3 billion as of December 31, 2009, primarily due to guarantee payments by us to the creditors of TY the First ABS in the first half of 2010.

As of June 30, 2010, we established provisions of (Won)197.6 billion for our exposure to Kumho Tires, (Won)129.7 billion for SLS Shipbuilding, (Won)72.2 billion for Daewoo Motor Sales, (Won)67.7 billion for Ssangyong Motor Company and (Won)47.4 billion for TY the First ABS Ltd.

For the six months ended June 30, 2010, we did not sell any non-performing loans to KAMCO.

Based on our unaudited internal management accounts, as of June 30, 2010, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)658.7 billion, (Won)180.4 billion, (Won)1,059.7 billion and (Won)872.9 billion, respectively. Based on our unaudited internal management accounts, as of June 30, 2010, we established provisions of (Won)197.6 billion, (Won)49.5 billion, (Won)68.2 billion and (Won)52.7 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2010:

Loans(1)

June 30, 2010
(billions of won)
Equipment Capital Loans:
Domestic currency	25,224.4
Foreign currency(2)	15,437.5

40,661.9
Working Capital Loans:
Domestic currency	13,701.5
Foreign currency(2)	2,880.3

16,581.8
Other Loans(3)	20,480.1

Total loans	77,723.8

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)3,264.5 billion as of June 30, 2010. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans.

As of June 30, 2010, we had (Won)77,723.8 billion in outstanding loans, a 2.0% increase from December 31, 2009.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2010	As % of June 30, 2010 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	20,837.4	36.4%
Loans with remaining maturities of more than one year	36,406.3	63.6%

Total	57,243.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2010:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2010	As % of June 30, 2010 Total
	(billions of won, except percentages)
Manufacturing	33,107.2	57.8%
Banking and Insurance	4,258.6	7.4%
Transportation and Communication	6,144.3	10.7%
Public Administration	1,525.4	2.7%
Electric, Gas and Water Supply Industry	3,067.8	5.4%
Others	9,140.5	16.0%

Total	57,243.7	100.0%

Percentage increase from December 31, 2009	4.5%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 57.8% of our outstanding equipment capital and working capital loans as of June 30, 2010. As of June 30, 2010, loans to the chemical & chemical product manufacturing businesses and electronic, computer & sound system manufacturing businesses accounted for 15.7% and 12.4%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Korean Airlines Co., Ltd. was our single largest borrower as of June 30, 2010, accounting for 2.7% of our outstanding equipment capital and working capital loans. As of June 30, 2010, our five largest borrowers accounted for 9.5% of our outstanding equipment capital and working capital loans and the 20 largest borrowers for 23.4%. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2010 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2010 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	56.3%
Transportation and Communication	16.1%
Electricity and Waterworks	9.9%
Public Administration and National Defense	9.6%
Financing, Insurance and Business Services	3.3%
Science and Technology / Others	4.8%

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2010:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	June 30, 2010%		June 30, 2010%
	(billions of won, except percentages)
Industrial fund loans	21,781.3	53.6%	12,126.0	73.1%
Foreign currency loans	10,539.9	25.9%	2,872.5	17.3%
Offshore loans in foreign currencies	3,620.6	8.9%	—	—
Government fund loans	756.9	1.9%	0.3	0.0%
IBRD loans	1,277.0	3.1%	—	—
Overdraft	—	—	417.6	2.5%
Others	2,686.2	6.6%	1,165.4	7.0%

Total	40,661.9	100.0	16,581.8	100.0

(1)	Includes loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2010:

June 30, 2010
(billions of won)
Acceptances	1,091.8
Guarantees on local borrowing	813.2
Guarantees on foreign borrowing	12,322.3
Letter of guarantee for importers	50.9

Total	14,278.3

Investments

Our equity investments increased to (Won)5,920.5 billion as of June 30, 2010 from (Won)5,617.8 billion as of December 31, 2009, principally as a result of investment in KDB-Consus Value PEF for the acquisition of Kumho Life Insurance.

As of June 30, 2010, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)4,041.3 billion, equal to 68.2% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2010:

Equity Investments

Book Value as of June 30, 2010
(billions of won)
Electricity & Waterworks	59.7
Construction	114.5
Finance and Insurance	2,243.0
Real Estate Business	86.4
Manufacturing	1,653.0
Transportation	406.7
Others	1,357.2

Total	5,920.5

As of June 30, 2010, we held total equity investments, on a book value basis, of (Won)290.2 billion in one of our five largest borrowers and (Won)409.8 billion in five of our 20 largest borrowers.

As of June 30, 2010, the aggregate value of our equity investments accounted for approximately 146.5% of their aggregate cost basis. For a discussion on how we determine the value of our equity investments, see “The Korea Development Bank—Operations—Investments” in the accompanying prospectus.

Other Activities

As of June 30, 2010, we held in trust cash and other assets totaling (Won)19,635.2 billion, and we generated in the first half of 2010 trust fee income equaling (Won)10.3 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2010:

Type of Funds Borrowed	Amount as of June 30, 2010
(billions of won)
General purpose	803.6
Special purpose	3,668.0

Total	4,471.6

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2010:

Outstanding Balance	Amount as of June 30, 2010
(billions of won)
Denominated in Won	33,783.5
Denominated in other currencies	16,627.6

Total	50,411.1

As of June 30, 2010, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2010) was (Won)73,695.5 billion, equal to 17.7% of our authorized amount under the KDB Act, which was (Won)417,296.6 billion.

Foreign Currency Borrowings

As of June 30, 2010, the outstanding amount of our foreign currency borrowings was US$11.4 billion.

Our long term and short term foreign currency borrowings increased to (Won)13,850.1 billion as of June 30, 2010 from (Won)13,087.5 billion as of December 31, 2009.

Deposits

As of June 30, 2010, demand deposits held by us totaled (Won)591.8 billion and time and savings deposits held by us totaled (Won)11,778.5 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2010:

Debt Principal Repayment Schedule

	Maturing on or before June 30,
Currency(1)(2)	2011	2012	2013	2014	Thereafter
	(billions of won)
Won	13,627.2	9,815.9	3,933.9	4,062.1	6,816.0
Foreign	15,764.3	3,808.0	4,928.7	4,019.5	1,957.2

Total Won Equivalent	29,391.5	13,623.9	8,862.6	8,081.6	8,773.2

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2010, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term

Chief Executive Officer and Chairman of the Board of Directors:	Euoo Sung Min	June 10, 2011
Executive Directors:	Young Kee Kim	May 5, 2012
	Han Chul Kim	February 3, 2013
	Jean Gon Cheong	November 25, 2012
Independent Non-executive Director:	Chon Pyo Lee	January 16, 2013

As of June 30, 2010, we employed 2,554 persons with 1,702 located in our Seoul head office.

Financial Statements and the Auditors

Korea Development Bank

Interim non-consolidated statements of financial position

As of June 30, 2010 and December 31, 2009

(Korean won in millions)	June 30, 2010 Unaudited		December 31, 2009 Audited
Assets
Cash and due from banks (Notes 3 and 14)	(Won)	5,485,281	(Won)	2,965,356
Securities (Notes 4 and 14):
Trading securities		1,168,471		615,365
Available-for-sale securities		20,915,201		26,696,990
Held-to-maturity securities		1,239,572		1,775,932
Equity method investments		2,929,688		2,575,916

		26,252,932		31,664,203
Loans receivable, less allowance for possible loan losses of (Won)1,856,284 million at June 30, 2010 ((Won)1,413,400 million at December 31, 2009) and less deferred loan fees of (Won)20,316 million at June 30, 2010 ((Won)12,499 million at December 31, 2009) (Notes 5, 11, 14 and 15)		75,847,163		74,785,455
Property and equipment (Note 6)		532,629		542,190
Other assets:
Allowance for possible losses on other assets (Notes 5, 15 and 16)		(78,727)		(52,244)
Intangible assets (Note 7)		39,739		40,580
Guarantee deposits		117,134		119,275
Accounts receivable		4,790,101		2,765,603
Accrued income		548,430		514,662
Prepaid expenses		43,718		53,065
Deferred income tax assets (Note 19)		—		30,115
Derivative assets (Note 16)		7,439,791		7,675,978
Miscellaneous assets (Note 7)		1,432,704		1,229,208

		14,332,890		12,376,242

Total assets	(Won)	122,450,895	(Won)	122,333,446

Korea Development Bank

Interim non-consolidated statements of financial position—(Continued)

As of June 30, 2010 and December 31, 2009

(Korean won in millions)	June 30, 2010 Unaudited		December 31, 2009 Audited

Liabilities and equity
Liabilities:
Deposits (Notes 8 and 14)	(Won)	15,948,823	(Won)	13,935,926
Borrowing liabilities (Notes 9 and 14)		76,758,941		80,687,788
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)42,914 million at June 30, 2010 ((Won)43,881 million at December 31, 2009) (Note 10)		28,355		19,084

Allowance for possible losses on acceptances and guarantees (Note 11)		218,998		243,561
Allowance for possible losses on unused loan commitments (Note 12)		228,372		188,922

Due to trust accounts		379,335		455,424
Exchange payable		6,884		11,188
Accounts payable		4,371,787		2,845,307
Accrued expenses		910,428		935,665
Unearned revenues		54,475		58,107
Deposits for letter of guarantees		254,591		106,185
Deferred income tax liabilities (Note 19)		13,390		110,411
Derivative liabilities (Note 16)		6,603,265		6,644,753
Miscellaneous liabilities (Notes 13 and 15)		1,085,572		980,418

		14,155,452		12,599,025

Total liabilities		106,863,216		107,222,739
Equity:
Paid-in capital (Note 17)		9,251,861		9,241,861
Capital surplus (Note 17)		47,510		52,168
Capital adjustment (Note 17)		(301)		(1,229)
Accumulated other comprehensive income (Notes 4 and 21)		988,413		746,980
Retained earnings (Note 17):
Legal reserve		4,658,028		4,353,488
Unappropriated retained earnings		642,168		717,439

		5,300,196		5,070,927

Total equity		15,587,679		15,110,707

Total liabilities and equity	(Won)	122,450,895	(Won)	122,333,446

Korea Development Bank

Interim non-consolidated statements of income

For the six months ended June 30, 2010 and 2009

	Six months ended June 30,
(Korean won in millions)	2010		2009
	Unaudited
Operating revenue:
Interest income:
Interest on due from banks	(Won)	32,051	(Won)	89,349
Interest on securities		528,112		761,092
Interest on loans receivable		1,713,980		1,937,088
Others		7,220		16,580

		2,281,363		2,804,109
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		20,427		16,234
Gain on valuation of trading securities		1,134		1,857
Gain on disposal of available-for-sale securities		364,799		589,301
Gain on disposal of equity method investments		7,707		1,155
Reversal of impairment loss on available-for-sale securities		4,550		—

		398,617		608,547
Gain on disposal of loans receivable		41,208		12,135
Gain on foreign currency transactions		785,348		1,537,079
Fees and commission income		241,692		203,081
Dividends income		36,020		284,073
Other operating income:
Fees and commission from trust accounts		10,346		7,350
Gain from derivatives transactions		3,060,361		8,876,430
Gain from derivatives valuation (Note 16)		3,018,907		3,167,393
Gain on valuation of hedged items (Note 16)		303,514		477,421
Reversal of allowances for possible losses on acceptances and guarantees (Note 11)		24,664		—
Reversal of allowances for possible losses on other assets (Note 5)		836		—
Reversal of other allowances (Note 15)		1,365		—
Others		2,463		1,023

		6,422,456		12,529,617

Total operating revenue		10,206,704		17,978,641

Operating expenses:
Interest expense:
Interest on deposits		210,410		287,266
Interest on borrowings		279,283		497,378
Interest on debentures		947,279		1,696,304
Others		8,982		14,924

		1,445,954		2,495,872

Korea Development Bank

Interim non-consolidated statements of income—(Continued)

For the six months ended June 30, 2010 and 2009

	Six months ended June 30,
(Korean won in millions)	2010		2009
	Unaudited
Loss on valuation and disposal of securities:
Loss on disposal of trading securities	(Won)	12,841	(Won)	21,926
Loss on valuation of trading securities		2,361		1,351
Loss on disposal of available-for-sale securities		16,552		34,252
Loss on disposal of equity method investments		1,918		992
Impairment on available-for-sale securities		132,781		25,661
Impairment on equity method investments		1,101		—

		167,554		84,182
Provision for possible loan losses (Note 5)		836,922		483,508
Loss on disposal of loans receivable		2,534		1,320
Loss on foreign currency transactions		664,368		1,729,693
Fees and commission expenses		11,938		17,643
General and administrative expenses (Note 18)		209,499		212,028
Other operating expenses:
Provision for possible losses on acceptances and guarantees (Note 11)		—		56,096
Provision for unused commitments (Note 12)		39,218		25,428
Loss from derivatives transactions		3,037,343		8,929,459
Loss from derivatives valuation (Note 16)		2,964,416		3,404,998
Loss on valuation of hedged items (Note 16)		485,938		241,895
Utility service fee		339		270
Contributions to credit management fund		45,656		44,609
Others		27,307		48,470

		6,600,217		12,751,225

Total operating expenses		9,938,986		17,775,471

Operating income		267,718		203,170
Non-operating income (expense):
Gain (loss) on disposal of property and equipment, net		15		(41)
Rental income		465		491
Gain (loss) on valuation of equity method investments, net (Note 4)		75,988		(26,697)
Others, net		1,536		192,900

		78,004		166,653

Income before income taxes		345,722		369,823
Income tax expense (Note 19)		125,087		123,470

Net income	(Won)	220,635	(Won)	246,353

Korea Development Bank

Interim non-consolidated statements of changes in equity

For the six months ended June 30, 2010 and 2009

(Korean won in millions)	Paid-in capital		Capital surplus		Capital adjustment		Accumulated other comprehensive income		Retained earnings		Total
As of January 1, 2009	(Won)	8,741,861	(Won)	44,373	(Won)	—	(Won)	(249,015)	(Won)	7,178,115	(Won)	15,715,334
Injection of paid-in capital		900,000		—		—		—		—		900,000
Net income		—		—		—		—		246,353		246,353
Unrealized gain on available-for-sale securities		—		—		—		596,210		—		596,210
Changes in unrealized gain on valuation of equity method investments		—		—		—		103,592		—		103,592
Changes in unrealized loss on valuation of equity method investments		—		—		—		160,985		—		160,985
Changes in retained earnings on valuation of equity method investments		—		—				—		13,930		13,930

As of June 30, 2009 (unaudited)	(Won)	9,641,861	(Won)	44,373	(Won)	—	(Won)	611,772	(Won)	7,438,398	(Won)	17,736,404

As of January 1, 2010	(Won)	9,241,861	(Won)	52,168	(Won)	(1,229)	(Won)	746,980	(Won)	5,070,927	(Won)	15,110,707
Injection of paid-in capital		10,000		—		—		—		—		10,000
Discount on stock issuance		—		—		(51)		—		—		(51)
Net income		—		—		—		—		220,635		220,635
Unrealized gain on available-for-sale securities		—		—		—		168,724		—		168,724
Changes in investees’ capital surplus		—		(4,658)		—		—		—		(4,658)
Changes in investees’ capital adjustments		—		—		979		—		—		979
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		—		68,147		—		68,147
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		—		4,562		—		4,562
Changes in retained earnings on valuation of equity method investments		—		—				—		8,634		8,634

As of June 30, 2010 (unaudited)	(Won)	9,251,861	(Won)	47,510	(Won)	(301)	(Won)	988,413	(Won)	5,300,196	(Won)	15,587,679

Korea Development Bank

Interim non-consolidated statements of cash flows

For the six months ended June 30, 2010 and 2009

	Six months ended June 30,
(Korean won in millions)	2010		2009
	Unaudited
Cash flows from operating activities:
Net income	(Won)	220,635	(Won)	246,353
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation		9,052		9,519
Amortization of intangible assets		5,597		5,155
Provision for possible loan losses, net		835,171		484,835
Provision for severance and retirement benefits		15,690		16,479
Loss (gain) on valuation of trading securities, net		1,227		(506)
Impairment losses on available-for-sale securities		132,781		25,661
Reversal of impairment losses on available-for-sale securities		(4,550)		—
Reversal of allowance for possible losses on other assets		(836)		—
Loss (gain) on valuation of equity method investments, net		(75,988)		26,697
Loss (gain) on foreign exchange translations, net		(169,643)		211,720
Loss (gain) on disposal of property and equipment, net		(15)		41
Loss (gain) on valuation of derivative instruments, net		(54,491)		237,605
Loss on fair value hedged items, net		182,424		32,041
Provision (reversal of allowance) for possible losses on acceptances and guarantees losses		(24,664)		56,096
Provision for unused commitments		39,218		25,428
Others, net		58,393		14,373
Changes in operating assets and liabilities:
Trading securities		(554,333)		(378,060)
Available-for-sale securities		5,868,466		(627,591)
Held-to-maturity securities		536,360		517,616
Equity method investments		(178,215)		263,371
Loans receivable		(1,727,236)		(6,031,343)
Accounts receivable		(1,997,179)		(3,121,756)
Accrued income		(33,768)		20,262
Prepaid expenses		9,347		61,611
Unearned revenues		(3,632)		(14,728)
Deferred income tax liabilities, net		(136,400)		119,142
Derivative instruments, net		249,190		(63,484)
Payment of severance and retirement benefits		(6,419)		(12,253)
Due to trust accounts		(76,089)		775,651
Accounts payable		1,526,480		2,946,862
Accrued expenses		(25,237)		(6,624)
Others, net		50,397		(935,854)

Total adjustments		4,451,098		(5,342,034)

Net cash provided by (used in) operating activities	(Won)	4,671,733	(Won)	(5,095,681)

Korea Development Bank

Interim non-consolidated statements of cash flows—(Continued)

For the six months ended June 30, 2010 and 2009

	Six months ended June 30,
(Korean won in millions)	2010		2009
	Unaudited
Cash flows from investing activities:
Purchase of property and equipment	(Won)	(4,238)	(Won)	(2,480)
Proceeds from disposal property and equipment		4,762		428
Purchase of intangible assets		(4,756)		(5,090)
Increase in due from bank, net		(2,517,174)		(632,570)
Decrease (Increase) in guarantee deposits, net		2,141		(593)

Net cash used in investing activities		(2,519,265)		(640,305)
Cash flows from financing activities:
Proceeds from borrowings, net		604,540		624,302
Increase (decrease) in bonds sold under repurchase agreements, net		(2,515,040)		1,706,644
Proceeds from (redemption of) bills sold, net		3,299		(132)
Proceeds from (redemption of) debentures, net		(1,799,381)		2,424,902
Increase (decrease) in exchange payable, net		(4,304)		12,505
Proceeds from (redemption of) deposits, net		2,012,897		(1,573,702)
Proceeds from (redemption of) call money, net		(461,677)		1,662,656
Injection of paid-in capital		10,000		900,000
Discount on stock issuance		(51)		—

Net cash provided by (used in) financing activities		(2,149,717)		5,757,175

Net increase in cash and cash equivalents		2,751		21,189

Cash and cash equivalents at the beginning of the period		66,915		58,280

Cash and cash equivalents at the end of the period	(Won)	69,666	(Won)	79,469

Korea Development Bank

Notes to interim non-consolidated financial statements

June 30, 2010 and 2009

1. Corporate information

Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act of the Republic of Korea to supply and manage major industrial funds for the promotion of the industrial development and advancement of the national economy. The Bank has 47 local branches (HQ branch included), 7 overseas branches, 5 overseas subsidiaries and 2 overseas offices at June 30, 2010. The Bank is engaged in the banking business under the Korea Development Bank Act and other related regulations and in the trust business in accordance with the Financial Investment Services and Markets Act.

The Bank’s spin-off

On October 28, 2009, the Bank spun off its public finance unit and financial subsidiaries business support unit into Korea Finance Corporation (“KoFC”) and KDB Financial Group Inc. (“KDBFG”), respectively. New shares of the two new entities were issued and distributed to the Bank’s stockholder at the spin-off date on a pro-rata basis, and the Bank continues its remaining operations. The Bank and the new entities will be jointly and severally liable for all liabilities existing prior to the spin-off.

On November 24, 2009, the Korea government who was also the sole equity owner of the Bank, exchanged the Bank’s shares with KDBFG shares at the exchange ratio of 0.163608 KDBFG share for every 1 share of the Bank. Immediately after the completion of the share exchange, the Bank became a fully-owned subsidiary of KDBFG, the capital stock of the Bank amounts to (Won)9,251,861 million at June 30, 2010.

2. Summary of significant accounting policies

Basis of financial statement preparation

The accompanying interim non-consolidated financial statements do not disclose all information and disclosures required in the annual financial statements, and should be read in conjunction with the annual non-consolidated financial statements as of December, 31, 2009.

The Bank maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea ( “Korean GAAP”) with the exception of overseas branches and subsidiaries, where the Bank used financial statements prepared in accordance with the financial accounting standards generally accepted in their jurisdictions, with adjustments to align with Korean GAAP if the adjustments materially effects the Bank’s financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the interim non-consolidated financial statements or the independent accountants’ review report thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying interim non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

The significant accounting policies adopted in the preparation of the interim non-consolidated financial statements, which are consistent with those followed in the preparation of the annual non-consolidated financial statements for the year ended December 31, 2009, are summarized below.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. The Bank determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each financial year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed maturity are classified as held-to-maturity, if the Bank has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value at the reclassification date.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previous recorded in other comprehensive income for temporary changes. A subsequent recovery is

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which the Bank has control or significant influence are accounted for using the equity method. Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares.

Under the equity method of accounting, the Bank’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Bank’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Bank on the statement of financial position. If the Bank’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Bank has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Bank resumes the application of the equity method if the Bank’s share of income or change in equity of an investee exceeds the Bank’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Bank’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to valuation gain or loss on equity method investments in the statement of income.

The Bank’s share in the investee’s unrealized profits and losses resulting from transactions between the Bank and its investee are eliminated.

Allowance for possible loan losses

The Bank provides allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7
Substandard	20
Doubtful	50
Estimated loss	100

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan loss. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

Deferred loan fees and expenses

The Bank defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the straight-line method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of income over the installment period.

Property and equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Year
Buildings	20~50
Structures	10~40
Computer equipment	4
Vehicles	4
Others	4

Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of the related assets are capitalized.

Intangible assets

Intangible assets of the Bank consist of trademarks, development costs and software, which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

Accrued severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of pay in effect at the time of termination, years of service and certain other factors. The provider is determined based on the amount that would be payable assuming all employees and directors were to terminate their employment at the reporting date.

The Bank’s severance and retirement benefits are partly funded through an insurance plan with Citibank Korea Inc. and others. Up to March 1999, the Bank had previously prepaid a portion of its severance and retirement benefits obligation to the National Pension Service (“NPS”). The insurance deposits and prepayments are presented as a deduction from the provision for severance and retirement benefits.

Provisions and contingent liabilities

Provisions are recognized when the Bank has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees.

The Bank records an allowance for a certain portion of unused credit lines and cash advance commitments. The Bank records the provision for such unused balances as a reserve for possible losses on unused commitments and cash advance commitments which are calculated by applying a CCF and the minimum required provision percentage given by the Regulation on the Supervision of Banking Business.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Translation of foreign currency and financial statements of overseas branches

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates provided by Seoul Money Brokerage Service, Ltd., which are in effect on the reporting date. The resulting translation gains or losses are credited or charged to current operations.

Accounting records of the overseas branches are maintained in foreign currencies. In translating financial statements of the overseas branches, the Bank applies the appropriate rate of exchange at the reporting date.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Bank has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Accounting for the trust accounts

The Bank recognizes, in accordance with the Financial Investment Services and Markets Act, trust fees earned from the trust accounts as income from trust operations. If losses are incurred on trust accounts that have a guarantee of principal repayment, the losses are recognized as a loss from trust operations.

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

3. Cash and due from banks

Cash and due from banks at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010		December 31, 2009
	(Unaudited)		(Audited)
Cash and cash equivalents:
Korean won	(Won)	62,923	(Won)	60,073
Foreign currency		6,743		6,842

		69,666		66,915
Due from banks:
Korean won		4,503,285		1,810,678
Foreign currency		912,330		1,087,763

		5,415,615		2,898,441

	(Won)	5,485,281	(Won)	2,965,356

Due from banks in Korean won at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2010		December 31, 2009
			(Unaudited)		(Audited)
Bank of Korea (“BOK”)	Reserve deposits with BOK	—	(Won)	198,709	(Won)	646,172
Kookmin Bank	Other deposits	3.1~3.3		113,826		106,267
Samsung Investment Trust Management Co., Ltd.	Other deposits	2.3~2.8		450,000		70,000
KB Asset Management	Other deposits	2.3~2.8		370,000		60,000
UBS Hana Asset Management Co., Ltd.	Other deposits	2.3~2.8		320,000		—
HI Asset Management Co., Ltd.	Other deposits	2.3~2.8		320,000		30,000
KDB Asset Management Co., Ltd.	Other deposits	2.3~2.8		250,000		400,000
IBK Asset Management Co., Ltd.	Other deposits	2.3~2.8		250,000		—
KYOBO Investment Trust Management Co., Ltd.	Other deposits	2.3~2.8		210,000		—
EUGENE Asset Management Co., Ltd.	Other deposits	2.3~2.8		200,000		60,000
Others	Other deposits, etc.	—		1,820,750		438,239

			(Won)	4,503,285	(Won)	1,810,678

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Due from banks in foreign currency at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	June 30, 2010 (Unaudited)		December 31 , 2009 (Audited)
BOK	Checking accounts	—	(Won)	53,274	(Won)	59,704
Korea Exchange Bank	Time deposits, etc.	—		—		72,274
Woori Bank	”	0.5~2.1		13,313		87,570
KDB Ireland Ltd.	”	1.1~1.9		7,412		54,224
Others	”	0.0~3.9		838,331		813,991

			(Won)	912,330	(Won)	1,087,763

Restricted balances in due from banks at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

Counterparty	June 30, 2010		December 31, 2009		Restriction
	(Unaudited)		(Audited)
BOK	(Won)	251,983	(Won)	705,876	Reserve for payment of deposit
Kookmin Bank		113,826		106,267	Reserve for payment of principal on behalf of special purpose entities
Shinhan Bank		38,352		35,586	”
ICBC Shanghai and others		68,525		46,689	Reserve for payment of deposit by the local law

	(Won)	472,686	(Won)	894,418

The maturities of due from banks outstanding as of June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	201,107	(Won)	535,609	(Won)	736,716
After 3 months but no later than 6 months		—		165,859		165,859
After 6 months but no later than 1 year		43,295		49,773		93,068
After 1 year but no later than 3 years		108,883		121,030		229,913
Later than 5 years		4,150,000		40,059		4,190,059

	(Won)	4,503,285	(Won)	912,330	(Won)	5,415,615

	December 31, 2009 (Audited)
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	648,825	(Won)	545,705	(Won)	1,194,530
After 3 months but no later than 6 months		141,853		73,818		215,671
After 6 months but no later than 1 year		—		309,414		309,414
After 1 year but no later than 3 years		—		93,408		93,408
Later than 5 years		1,020,000		65,418		1,085,418

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Due from banks by financial institution at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
Counterparty	Korean won		Foreign currencies		Total
BOK	(Won)	198,709	(Won)	53,274	(Won)	251,983
Other banks		152,177		836,803		988,980
Others		4,152,399		22,253		4,174,652

	(Won)	4,503,285	(Won)	912,330	(Won)	5,415,615

	December 31, 2009 (Audited)
Counterparty	Korean won		Foreign currencies		Total
BOK	(Won)	646,172	(Won)	59,704	(Won)	705,876
Other banks		141,853		1,002,320		1,144,173
Others		1,022,653		25,739		1,048,392

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

4. Securities

(1) Trading securities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

		Fair value (book value)
Type	Annual interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Securities denominated in Korean won:
Equity securities	—	(Won)	12,897	(Won)	—
Debt securities:
Government and public bonds	3.8~5.5		798,957		224,243
Finance bonds	3.6~5.6		170,678		180,395
Corporate bonds	—		—		10,050
Commercial papers	2.5~2.6		119,236		128,880
Other securities	—		357		—

			1,102,125		543,568
Securities denominated in foreign currency:
Equity securities	—		1,859		—
Debt securities	0.2~7.3		64,487		71,797

			66,346		71,797

		(Won)	1,168,471	(Won)	615,365

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Debt securities included in trading securities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	794,000	(Won)	800,296	(Won)	798,957
Finance bonds		171,000		170,840		170,678
Commercial papers		120,000		119,225		119,236
Bonds denominated in foreign currency		64,832		64,322		64,487

	(Won)	1,149,832	(Won)	1,154,683	(Won)	1,153,358

	December 31, 2009 (Audited)
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	224,000	(Won)	225,768	(Won)	224,243
Finance bonds		181,000		181,086		180,395
Corporate bonds		10,000		10,084		10,050
Commercial papers		130,000		128,881		128,880
Bonds denominated in foreign currency		73,103		70,490		71,797

	(Won)	618,103	(Won)	616,309	(Won)	615,365

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Bond Pricing Co.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(2) Available-for-sale securities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	Annual interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Securities denominated in Korean won:
Equity securities:
Marketable equity securities	—	(Won)	1,280,645	(Won)	1,279,013
Non-marketable equity securities	—		1,681,420		1,750,206

			2,962,065		3,029,219
Debt securities:
Government and public bonds	4.3~5.8		904,941		1,082,033
Finance bonds	2.9~6.5		3,491,437		3,922,907
Corporate bonds	3.0~20.0		7,823,120		11,897,713

			12,219,498		16,902,653
Beneficiary certificates	—		1,838,895		2,714,851

			17,020,458		22,646,723
Securities denominated in foreign currency:
Equity securities	—		13,995		12,651
Debt securities	0.4~12.6		3,771,344		3,995,283
Beneficiary certificates securities	—		109,404		42,333

			3,894,743		4,050,267

		(Won)	20,915,201	(Won)	26,696,990

Details of marketable equity securities (including equity securities denominated in foreign currencies) at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)			December 31, 2009 (Audited)
Company	Ownership (%)	Fair value (book value)		Fair value (book value)
Doosan Heavy Industries and Construction Co., Ltd.	7.12	(Won)	569,460	(Won)	610,889
STX Pan Ocean Co., Ltd.	14.99		348,718		348,718
KUMHO Industrial Co., Ltd.	7.20		72,121		—
Ssangyong Cement Industry Co., Ltd.	13.81		54,900		94,738
Asiana Airlines Inc.	6.96		118,462		44,469
STX Corporation	4.81		42,178		40,375
Neosemitech Corporation	2.06		8,402		13,892
Taesan LCD Co., Ltd.	6.57		14,758		9,995
Hanchang Paper Co., Ltd.	23.99		5,631		4,779
Medy-Tox Inc.	3.64		5,222		4,490
HDCS Co., Ltd.	6.52		3,690		408
Hyundai Corporation	—		—		46,238
Dongbu HiTek Co., Ltd.	—		—		8,477
Ace Dightech Co., Ltd.	—		—		8,120
Dong Bang Co., Ltd.	—		—		5,000
Others			42,219		40,766

		(Won)	1,285,761	(Won)	1,281,354

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Details of non-marketable equity securities (including equity securities denominated in foreign currencies) at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)			December 31, 2009 (Audited)
Company	Ownership (%)	Fair value (book value)		Fair value (book value)
GM Daewoo Auto and Technology Corporation	17.02	(Won)	290,221	(Won)	286,543
Consumer Credit Assistant Fund Co., Ltd.	5.09		102,198		102,198
Pantech Co., Ltd.	15.10		90,043		103,762
Good-KDB 3rd Securitization Specialty Co., Ltd.	9.09		57,725		57,725
Korea Asset Management	10.00		48,880		48,880
Samsung Total Petrochemicals Co.,Ltd.	3.24		42,155		38,391
Good-KDB 2nd Securitization Specialty Co., Ltd.	9.09		37,706		37,706
Hwan Young Steel Ind. Co., Ltd.	13.69		31,903		32,983
Korea Securities Finance Corporation	5.19		32,680		29,397
Shinbundang Railroad Co., Ltd.	10.28		24,913		23,790
Econhill Development Co., Ltd.	14.00		17,013		17,013
Korea Integrated Freight Terminal Co., Ltd.	6.90		15,526		14,523
Kangnam Beltway	12.35		14,798		13,973
Alpha dome City Co.,Ltd.	4.00		11,800		11,800
Samsung Life Insurance Co., Ltd.	—		—		132,248
Others			872,738		809,584

		(Won)	1,690,299	(Won)	1,760,516

Available-for-sale securities that are restricted as to disposal at June 30, 2010 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
Company	Number of shares	Book value		Disposal restriction
KUMHO Industrial Co., Ltd.	29,851,239	(Won)	72,121	Until December 31, 2014
Pantech Co., Ltd.	249,427,382		90,043	Until December 31, 2011
Ssangyong Cement Industry Co.,Ltd.	11,090,842		54,900	Unsettled
Taesan LCD Co., Ltd.	7,027,574		14,758	Until December 31, 2013
Hanchang Paper Co., Ltd	9,156,000		5,631	Until December 31, 2012
Daehan Shipbuilding Co., Ltd	309,500		2,547	Until December 31, 2013
Daewoo Electronics Corporation	2,412,662		2,051	Until March 31, 2011
Young Gwang Stainless Co., Ltd.	413,000		772	Until December 31, 2012

		(Won)	242,823

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Debt securities at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Par value		Acquisition cost		Amortized cost		Fair value (book value)
Government and public bonds	(Won)	890,000	(Won)	935,634	(Won)	910,763	(Won)	904,941
Finance bonds		3,490,000		3,498,373		3,483,510		3,491,437
Corporate bonds		7,947,875		7,936,185		7,650,492		7,823,120
Bonds denominated in foreign currencies		3,892,734		3,876,650		3,867,212		3,771,344

	(Won)	16,220,609	(Won)	16,246,842	(Won)	15,911,977	(Won)	15,990,842

	December 31, 2009 (Audited)
	Par value		Acquisition cost		Amortized cost		Fair value (book value)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,107,235	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,938,196		3,922,907
Corporate bonds		12,164,678		12,110,014		11,761,369		11,897,713
Bonds denominated in foreign currencies		4,168,939		4,176,729		4,137,007		3,995,283

	(Won)	21,348,617	(Won)	21,369,608	(Won)	20,943,807	(Won)	20,897,936

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Bond Pricing Co.

Beneficiary certificates at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Acquisition cost		Book value before valuation		Accumulated other comprehensive income		Book value
Beneficiary certificates in Korean won:
Bond type	(Won)	713,300	(Won)	713,300	(Won)	603	(Won)	713,903
MMF type		1,034,692		1,048,999		75,993		1,124,992

		1,747,992		1,762,299		76,596		1,838,895
Beneficiary certificates in foreign currency		108,730		108,730		674		109,404

	(Won)	1,856,722	(Won)	1,871,029	(Won)	77,270	(Won)	1,948,299

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	December 31, 2009 (Audited)
	Acquisition cost		Book value before valuation		Accumulated other comprehensive income		Book value
Beneficiary certificates in Korean won:
Bond type	(Won)	1,640,000	(Won)	1,640,000	(Won)	24,863	(Won)	1,664,863
MMF type		1,023,042		1,009,589		40,399		1,049,988

		2,663,042		2,649,589	(Won)	65,262		2,714,851
Beneficiary certificates in foreign currency		41,883		41,883		450		42,333

	(Won)	2,704,925	(Won)	2,691,472	(Won)	65,712	(Won)	2,757,184

Impairment losses on available-for-sale securities for the six months ended June 30, 2010 and 2009 are summarized as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Equity securities	(Won)	112,004	(Won)	12,276
Debt securities		15,987		8,185
Beneficiary certificates		240		5,200

	(Won)	128,231	(Won)	25,661

(3) Held-to-maturity securities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	Par value				Acquisition cost				Book value
	Jun. 30, 2010 (Unaudited)		Dec. 31, 2009 (Audited)		Jun. 30, 2010 (Unaudited)		Dec. 31, 2009 (Audited)		Jun. 30, 2010 (Unaudited)		Dec. 31, 2009 (Audited)
Government and public bonds:
National Housing Bonds	(Won)	11,032	(Won)	17,236	(Won)	4,835	(Won)	10,654	(Won)	9,777	(Won)	16,952
Public bonds		1,119,227		1,708,411		1,119,227		1,708,411		1,119,227		1,708,411

		1,130,259		1,725,647		1,124,062		1,719,065		1,129,004		1,725,363
Corporate bonds		110,000		50,000		110,000		50,000		110,000		50,000
Others		568		569		568		566		568		569

	(Won)	1,240,827	(Won)	1,776,216	(Won)	1,234,630	(Won)	1,769,631	(Won)	1,239,572	(Won)	1,775,932

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(4) Structured securities included in available-for-sale securities at June 30, 2010 and December 31, 2009 are summarized as follows (U.S. dollar ($) in thousands, JPY (¥) in millions, GBP (£) in thousands):

	June 30, 2010 (Unaudited)
Type	Issuer	Par value	Issued date	Maturity	Book value	Risk
Foreign currencies Stock:
Convertible bonds (JPY)	Toray Industries Inc.	¥200	2007.03.06	2014.03.12	¥194	Stock index
	Heiwa Real Estate Co., Ltd.	50	2007.06.15	2012.06.22	49	“
	Sharp Co., Ltd.	200	2007.09.07	2013.09.30	196	“
	Mitsubishi Chemical Holidings Co., Ltd.	100	2007.10.09	2013.10.22	94	“
	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	94	“
	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	94	“
	KCC Corporation	442	2008.07.03	2012.10.30	472	“
	KCC Corporation	177	2008.07.03	2012.10.30	183	“
	KCC Corporation	88	2008.07.04	2012.10.30	91	“
	KCC Corporation	88	2008.07.16	2012.10.30	91	“
	KCC Corporation	88	2008.07.17	2012.10.30	91	“
	STX Pan Ocean Co., Ltd.	177	2009.11.17	2014.11.20	184	“
Exchangeable bonds (USD)	Zeus (Cayman) Pohang	$3,385	2009.05.21	2011.08.19	$3,333	“

JPY Total		¥1,810			¥1,833

USD Total		$3,385			$3,333

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	December 31, 2009 (Audited)
Type	Issuer	Par value	Issued date	Maturity	Book value	Risk
Foreign currencies Stock:
Convertible bonds (JPY)	Toray Industries Inc.	¥200	2007.03.06	2014.03.12	¥190	Stock index
	Heiwa Real Estate Co., Ltd.	50	2007.06.15	2012.06.22	48	“
	Sharp Co., Ltd.	200	2007.09.07	2013.09.30	190	“
	LG Display Co., Ltd.	921	2007.10.01	2012.04.18	1,002	“
	Mitsubishi Chemical Holidings Co., Ltd.	100	2007.10.09	2013.10.22	90	“
	Hynix Semicon Inc.	184	2007.12.12	2012.12.14	183	“
	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	91	“
	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	91	“
	KCC Corporation	461	2008.07.03	2012.10.30	480	“
	KCC Corporation	184	2008.07.03	2012.10.30	186	“
	KCC Corporation	92	2008.07.04	2012.10.30	93	“
	KCC Corporation	92	2008.07.16	2012.10.30	93	“
	KCC Corporation	92	2008.07.17	2012.10.30	93	“
	LG Display Co., Ltd.	276	2008.09.05	2012.04.18	301	“
	LG Display Co., Ltd.	184	2008.09.05	2012.04.18	200	“
	STX Pan Ocean Co., Ltd.	184	2009.11.17	2014.11.20	179	“
Exchangeable bonds (JPY)	Donga Pharmaceutical Co., Ltd.	442	2007.08.03	2012.07.05	468	“
	Donga Pharmaceutical Co., Ltd.	479	2007.08.03	2017.07.05	507	“
Convertible bonds (USD)	KCC Corporation	$1,500	2008.07.02	2012.10.30	$1,563	“
	Hynix Semicon Inc.	1,000	2009.03.17	2012.12.14	994	“
	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	“
	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	“
	Hynix Semicon Inc.	1,000	2009.04.17	2012.12.14	994	“
	LG Display Co., Ltd.	2,000	2009.06.10	2012.04.18	2,176	“
	Hynix Semicon Inc.	1,000	2009.07.21	2012.12.14	994	“
	Hynix Semicon Inc.	2,000	2009.07.21	2012.12.14	1,987	“
	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	“
Exchangeable bonds (GBP)	Daechang Co., Ltd.	£—	2009.04.09	2012.08.09	£110	“
	Zeus (Cayman) Pohang	2,015	2009.05.21	2011.08.19	1,966	“
Convertible bonds	Hynix Semicon Inc.	1,241	2007.12.10	2010.06.14	1,233	“

JPY Total		¥4,341			¥4,485

USD Total		$13,500			$13,678

GBP Total		£3,256			£3,309

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(5) The maturities of debt securities included in available-for-sale securities and held-to-maturity securities at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Government bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Available-for-sale securities
Within 1 year	(Won)	446,747	(Won)	2,758,961	(Won)	2,740,932	(Won)	962,690	(Won)	6,909,330
After 1 year but no later than 5 years		158,762		732,476		4,888,728		1,649,054		7,429,020
After 5 years but no later than 10 years		211,947		—		193,460		1,122,091		1,527,498
Later than 10 years		87,485		—		—		37,509		124,994

	(Won)	904,941	(Won)	3,491,437	(Won)	7,823,120	(Won)	3,771,344	(Won)	15,990,842

	Government and public bonds		Corporate bonds		Others		Total
Held-to-maturity securities
Within 1 year	(Won)	650,596	(Won)	—	(Won)	568	(Won)	651,164
After 1 year but no later than 5 years		386,304		110,000		—		496,304
After 5 years but no later than 10 years		92,104		—		—		92,104

	(Won)	1,129,004	(Won)	110,000	(Won)	568	(Won)	1,239,572

	December 31, 2009 (Audited)
	Government bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Available-for-sale securities
Within 1 year	(Won)	223,963	(Won)	1,016,402	(Won)	3,584,977	(Won)	1,111,839	(Won)	5,937,181
After 1 year but no later than 5 years		468,327		2,906,505		8,004,792		1,605,684		12,985,308
After 5 years but no later than 10 years		304,839		—		293,768		1,235,564		1,834,171
Later than 10 years		84,904		—		14,176		42,196		141,276

	(Won)	1,082,033	(Won)	3,922,907	(Won)	11,897,713	(Won)	3,995,283	(Won)	20,897,936

	Government and public bonds		Corporate bonds		Others		Total
Held-to-maturity securities
Within 1 year	(Won)	882,892		—	(Won)	569	(Won)	883,461
After 1 year but no later than 5 years		749,729		50,000		—		799,729
After 5 years but no later than 10 years		92,742		—		—		92,742

	(Won)	1,725,363	(Won)	50,000	(Won)	569	(Won)	1,775,932

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(6) Information of securities (except for equity method investments) by country of issuance or origination at June 30, 2010 and December 31, 2009 is summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Country	Book value		Ratio (%)
Trading securities:
	Korea	(Won)	1,141,283	97.6
	US		20,554	1.8
	Others		6,634	0.6

			1,168,471	100.0
Available-for-sale securities:
	Korea		14,671,148	70.1
	US		326,348	1.6
	India		144,339	0.7
	UAE		91,929	0.4
	UK		87,626	0.4
	Japan		74,239	0.4
	Russia		26,126	0.1
	Others		5,493,446	26.3

			20,915,201	100.0
Held-to-maturity securities:
	Korea		1,239,572	100.0

		(Won)	23,323,244

	December 31, 2009 (Audited)
	Country	Book value		Ratio (%)
Trading securities:
	Korea	(Won)	607,761	98.8
	US		7,604	1.2

			615,365	100.0
Available-for-sale securities:
	Korea		25,076,611	93.9
	US		385,590	1.4
	India		191,440	0.7
	Russia		147,279	0.6
	UAE		95,457	0.4
	UK		78,125	0.3
	Japan		73,878	0.3
	Others		648,610	2.4

			26,696,990	100.0
Held-to-maturity securities:
	Korea		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Information of securities (except for equity method investments) by industry at June 30, 2010 and December 31, 2009 is summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Industry	Book value		Ratio (%)
Trading securities:
	Financial services	(Won)	263,544	22.6
	Manufacturing		26,876	2.3
	Electricity, gas and water supply		23,347	2.0
	Construction		14,990	1.2
	Others		839,714	71.9

			1,168,471	100.0
Available-for-sale securities:
	Financial services		11,644,755	55.7
	Manufacturing		3,624,181	17.3
	Construction		1,673,149	8.0
	Public sector		1,612,735	7.7
	Electricity, gas and water supply		920,074	4.4
	Others		1,440,307	6.9

			20,915,201	100.0
Held-to-maturity securities:
	Construction		898,600	72.5
	Financial services		110,144	8.9
	Public sector		103,898	8.4
	Electricity, gas and water supply		3,770	0.3
	Others		123,160	9.9

			1,239,572	100.0

		(Won)	23,323,244

	December 31, 2009 (Audited)
	Industry	Book value		Ratio (%)
Trading securities:
	Financial services	(Won)	319,098	51.9
	Electricity, gas and water supply		19,822	3.2
	Manufacturing		13,505	2.2
	Construction		3,300	0.5
	Others		259,640	42.2

			615,365	100.0
Available-for-sale securities:
	Financial services		14,270,986	53.5
	Manufacturing		5,448,414	20.4
	Construction		1,983,935	7.4
	Public sector		1,981,970	7.4
	Electricity, gas and water supply		183,102	0.7
	Others		2,828,583	10.6

			26,696,990	100.0

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	December 31, 2009 (Audited)
	Industry	Book value		Ratio (%)
Held-to-maturity securities:
	Construction		1,443,600	81.3
	Public sector		112,676	6.3
	Financial services		50,711	2.9
	Electricity, gas and water supply		4,313	0.2
	Others		164,632	9.3

			1,775,932	100.0

		(Won)	29,088,287

Information of securities (except for equity method investments) by type of instrument at June 30, 2010 and December 31, 2009 is summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Type	Book Value		Ratio (%)
Trading securities:
	Equity securities	(Won)	12,897	1.1
	Floating rate bonds		39,157	3.4
	Fixed rate bonds		1,116,417	95.5

			1,168,471	100.0
Available-for-sale securities:
	Equity securities		2,668,522	12.8
	Investments in partnerships		307,539	1.5
	Fixed rate bonds		14,991,731	71.7
	Floating rate bonds		999,110	4.8
	Beneficiary certificates		1,948,299	9.2

			20,915,201	100.0
Held-to-maturity securities:
	Fixed rate bonds		1,239,572	100.0

		(Won)	23,323,244

	December 31, 2009 (Audited)
	Type	Book Value		Ratio (%)
Trading securities:
	Floating rate bonds	(Won)	64,192	10.4
	Fixed rate bonds		551,173	89.6

			615,365	100.0
Available-for-sale securities:
	Equity securities		2,742,280	10.3
	Investments in partnerships		299,590	1.1
	Fixed rate bonds		19,721,317	74.0
	Floating rate bonds		1,176,619	4.4
	Beneficiary certificates		2,757,184	10.2

			26,696,990	100.0
Held-to-maturity securities:
	Fixed rate bonds		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(7) Equity method investments at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)																	December 31, 2009 (Audited)
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before valuation		Equity method valuation						Book value		Proportionate net asset value		Book value		Proportionate net asset value
										Earnings (loss)		Retained earnings		Other comprehensive income
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26	(Won)	1,040,486	(Won)	366	(Won)	(29,913)	(Won)	1,010,939	(Won)	81,153	(Won)	(511)	(Won)	8,008	(Won)	1,099,589	(Won)	1,099,589	(Won)	1,040,486	(Won)	1,040,486
KDB Asia Ltd.(*1)	100.00		214,807		7,856		—		222,663		2,211		—		450		225,324		225,324		214,806		214,707
Korea BTL Fund I	41.67		172,378		23,843		(3,621)		192,600		4,778		—		—		197,378		198,794		172,378		173,994
KDB Bank (Hungary) Ltd.(*1)	100.00		151,952		(24,955)		—		126,997		2,851		—		(29)		129,819		129,819		151,952		151,952
KDB electronic power PEF	50.00		126,151		23,708		(3,389)		146,470		3,911		—		—		150,381		149,713		126,151		125,388
Korea Infrastructure Fund II	26.67		96,795		4,314		(2,654)		98,455		1,980		—		—		100,435		100,435		96,795		96,795
Korea Education Fund	50.00		73,312		9,123		(1,814)		80,621		2,210		—		—		82,831		83,618		73,312		74,210
Korea Railroad Fund I	50.00		73,176		24,501		(1,477)		96,200		2,164		—		—		98,364		98,629		73,176		73,479
Korea Infrastructure Fund	85.00		64,301		(26,338)		(2,397)		35,566		1,858		—		—		37,424		37,424		64,301		64,301
KDB Ireland Ltd.(*1)	100.00		62,389		2,282		—		64,671		2,437		—		1,960		69,068		69,068		62,390		62,390
Moorim P&P Co., Ltd.	—		29,628		(35,734)		—		(6,106)		6,106		—		—		—		—		29,628		64,016
UzKDB Bank	61.11		18,634		681		—		19,315		1,411		—		(153)		20,573		20,558		18,634		18,603
Banco KDB Do Brasil S.A.(*1)	100.00		15,910		72,111		—		88,021		(21,108)		—		(30)		66,883		66,883		15,909		15,909
Sewon Corporation.	16.62		12,011		—		(69)		11,942		4,181		—		—		16,123		16,123		12,011		12,011
Others			92,833		(3,715)		(478)		88,640		(6,952)		—		(207)		81,481		69,335		92,834		75,276

			2,244,763		78,043		(45,812)		2,276,994		89,191		(511)		9,999		2,375,673		2,365,312		2,244,763		2,263,517

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	June 30, 2010 (Unaudited)																			December 31, 2009 (Audited)
	Ownership (%)	Beginning balance		Increase (decrease)		Dividend		Book value before valuation		Equity method valuation						Book value		Proportionate net asset value		Book value		Proportionate net asset value
										Earnings (loss)		Retained earnings		Other comprehensive income
Other investments:
KDB Value Private Equity Fund I	77.02		46,450		(32,159)		(3,500)		10,791		12,086		—		—		22,877		22,877		46,450		46,450
KDB Value Private Equity Fund II	51.93		136,807		(36,901)		(5,212)		94,694		9,143		—		67,496		171,333		171,333		136,807		136,807
KDB Value Private Equity Fund III	69.22		62,302		—		—		62,302		2,355		9,143		(37)		73,763		73,763		62,302		62,302
KDB Turn Around	95.13		46,866		—		—		46,866		(31,050)		—		—		15,816		15,816		46,866		46,866
KDB Venture M&A Private Equity Fund	57.56		13,599		—		—		13,599		(174)		—		—		13,425		13,425		13,599		13,599
KDB ConsusValue	38.41		—		188,800		—		188,800		(4,624)		—		(1,219)		182,957		182,957		—		—
KDB-Tstone Private Equity Fund	46.67		—		19,487		—		19,487		(414)		—		—		19,073		19,073		—		—
Others			25,129		30,167		—		55,296		(525)		—		—		54,771		55,609		25,129		26,136

			331,153		169,394		(8,712)		491,835		(13,203)		9,143		66,240		554,015		554,853		331,153		332,160

		(Won)	2,575,916	(Won)	247,437	(Won)	(54,524)	(Won)	2,768,829	(Won)	75,988	(Won)	8,632	(Won)	76,239	(Won)	2,929,688	(Won)	2,920,165	(Won)	2,575,916	(Won)	2,595,677

(*1)	For investments denominated in foreign currency, the beginning balance was translated using the exchange rate at June 30, 2010.
(*2)	The Bank obtained the audited or reviewed financial statements of the investees, if available, to perform the equity method of accounting. If they are not available, the Bank obtains unaudited financial statements signed by the invesstees’ internal auditors and management. The Bank confirmed that the investees’ unaudited financial statements reflected significant transactions or resolution of accounting issues which the Bank identified.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Difference in eliminating investment for the six months ended June 30, 2010 and the year ended December 31, 2009 is as follows (Korean won in millions):

	June 30, 2010 (Unaudited)				December 31, 2009 (Audited)
	Amortization		Reversal		Amortization		Reversal
Beginning balance	(Won)	15,708	(Won)	(39,861)	(Won)	23,371	(Won)	(3,582,458)
Increase (decrease)		1,220		32,136		(456)		3,337,519
Amortization or reversal		(2,924)		3,243		(7,207)		205,078

Ending balance	(Won)	14,004	(Won)	(4,482)	(Won)	15,708	(Won)	(39,861)

For the six months ended June 30, 2010 and the year ended December 31, 2009, the unamortized difference between the Bank’s acquisition cost and the Bank’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) is summarized as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Beginning balance		Increase		Decrease		Ending balance
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	19,466	(Won)	3,159	(Won)	—	(Won)	22,625
KDB Ireland Ltd.		1,518		56		—		1,574
KDB Bank (Hungary) Ltd.		99		21		—		120
KDB Asia Ltd.		99		9		—		108
Banco KDB Do Brasil S.A.		—		2,449		—		2,449
KDB Value Private
Equity Fund II		—		12		—		12

	(Won)	21,182	(Won)	5,706	(Won)	—	(Won)	26,888

	Year ended December 31, 2009 (Audited)
	Beginning balance		Increase		Decrease		Ending balance
KDB Capital Corp.	(Won)	3,107	(Won)	—		(3,107)	(Won)	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		22,036		—		(2,570)		19,466
Korea Aerospace
Industries, Ltd.		2,273		—		(2,273)		—
KDB Ireland Ltd.		1,860		—		(342)		1,518
KDB Bank (Hungary) Ltd.		—		99		—		99
KDB Asia Ltd.		—		99		—		99
Daewoo Securities Co., Ltd.		—		670		(670)		—

	(Won)	29,276	(Won)	868	(Won)	(8,962)	(Won)	21,182

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

The condensed financial position and the results of operations of the Bank’s significant equity method investees as of and for the six months ended June 30, 2010 and the year ended December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Assets		Liabilities		Operating income		Net income (loss)
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*)	(Won)	16,229,267	(Won)	13,000,219	(Won)	6,796,583	(Won)	195,327
KDB Asia Ltd.		817,885		592,669		19,473		2,206
Korea BTL Fund I		477,422		311		11,656		10,987
KDB Bank (Hungary) Ltd.		797,225		667,527		73,213		2,551
KDB electronic power PEF		300,096		672		8,387		8,010
Korea Infrastructure Fund II		476,726		100,096		12,233		7,427
Korea Education Fund		167,245		8		4,408		4,198
Korea Railroad Fund I		197,267		9		4,702		4,252
Korea Infrastructure Fund		44,046		17		2,423		2,186
KDB Ireland Ltd.		403,371		335,876		15,071		2,436
UzKDB Bank		152,480		118,840		8,133		3,778
Banco KDB Do Brasil S.A.		531,615		467,181		155,311		(23,557)
Other investments:
KDB Value Private Equity Fund I		29,890		186		11,511		10,959
KDB Value Private Equity Fund II		331,122		1,238		36,666		17,582
KDB Value Private Equity Fund III		106,906		339		4,108		3,402
KDB Turn Around(*)		323,871		307,246		80,979		(32,638)
KDB Venture M&A Private Equity Fund		23,471		146		2		(302)

	December 31, 2009 (Audited)
	Assets		Liabilities		Operating income		Net income (loss)
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*)	(Won)	16,530,511	(Won)	13,463,018	(Won)	12,442,519	(Won)	616,385
KDB Asia Ltd.		724,331		509,624		54,210		12,353
Korea Infrastructure Fund II		456,259		93,278		45,832		37,492
KDB Bank (Hungary) Ltd.		860,462		708,610		170,703		4,778
Korea Infrastructure Fund		75,677		29		7,438		6,826
KDB Ireland Ltd.		440,251		379,381		33,970		5,606
Banco KDB Do Brasil S.A.		635,338		619,428		531,332		(40,718)
UzKDB Bank		143,575		113,133		14,521		6,444
Other investments:
KDB Value Private Equity Fund I		60,541		229		51,232		49,391
KDB Value Private Equity Fund II		271,381		1,193		6,251		2,368
KDB Value Private Equity Fund III		94,148		1,261		372		(1,733)
KDB Venture M&A Private Equity Fund		23,777		150		635		(261)
National Pension Service 05-4 Saneun Venture Investment Inc.		28,766		—		5,232		1,133

(*)	Financial information was summarized using the consolidated financial statements

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(8) The Bank has not applied the equity method accounting for the following investees even though the Bank holds equity interest more than 15% at June 30, 2010 and December 31, 2009 (Korean won in millions, number of shares in thousands):

	June 30, 2010 (Unaudited)
	Number of Shares	Ownership (%)	Acquisition value		Book value			Reason
Pantech Co.,Ltd.	249,427	15.10	(Won)	46,133	(Won)	90,043		Corporate Restructuring Promotion Act.
Others				178,137		106,195	(*)

			(Won)	224,270	(Won)	196,238

	December 31, 2009 (Audited)
	Number of Shares	Ownership (%)	Acquisition value		Book value			Reason
Pantech Co.,Ltd.	249,427	15.14	(Won)	46,133	(Won)	103,762		Corporate Restructuring Promotion Act.
Others				203,927		161,639	(*)

			(Won)	250,060	(Won)	265,401

(*)	In accordance with Company Reorganization Act., Corporate Restructuring Promotion Act. and others.

(9) The market values of investments in listed investees at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Market value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,121,730	(Won)	1,099,589
Sewon Corporation		9,827		16,123

	(Won)	1,131,557	(Won)	1,115,712

	December 31, 2009 (Audited)
	Market value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,046,948	(Won)	1,040,486
Moorim P&P Co., Ltd.		31,462		29,628
Sewon Corporation		8,050		12,011

	(Won)	1,086,460	(Won)	1,082,125

(10) Restricted securities at June 30, 2010 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Book value		Restriction
Korea Securities Depository	(Won)	6,072,073	Collateral relating to repurchase transactions
BOK		2,256,559	Collateral for overdrafts and others
Others		1,072,015	KDB First SPC and others

	(Won)	9,400,647

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(8) The Bank has not applied the equity method accounting for the following investees even though the Bank holds equity interest more than 15% at June 30, 2010 and December 31, 2009 (Korean won in millions, number of shares in thousands):

	June 30, 2010 (Unaudited)
	Number of Shares	Ownership (%)	Acquisition value		Book value			Reason
Pantech Co.,Ltd.	249,427	15.10	(Won)	46,133	(Won)	90,043		Corporate Restructuring Promotion Act.
Others				178,137		106,195	(*)

			(Won)	224,270	(Won)	196,238

	December 31, 2009 (Audited)
	Number of Shares	Ownership (%)	Acquisition value		Book value			Reason
Pantech Co., Ltd.	249,427	15.14	(Won)	46,133	(Won)	103,762		Corporate Restructuring Promotion Act.
Others				203,927		161,639	(*)

			(Won)	250,060	(Won)	265,401

(*)	In accordance with Company Reorganization Act., Corporate Restructuring Promotion Act. and others.

(9) The market values of investments in listed investees at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Market value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,121,730	(Won)	1,099,589
Sewon Corporation		9,827		16,123

	(Won)	1,131,557	(Won)	1,115,712

	December 31, 2009 (Audited)
	Market value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,046,948	(Won)	1,040,486
Moorim P&P Co., Ltd.		31,462		29,628
Sewon Corporation		8,050		12,011

	(Won)	1,086,460	(Won)	1,082,125

(10) Restricted securities at June 30, 2010 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Book value		Restriction
Korea Securities Depository	(Won)	6,072,073	Collateral relating to repurchase transactions
BOK		2,256,559	Collateral for overdrafts and others
Others		1,072,015	KDB First SPC and others

	(Won)	9,400,647

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

5. Loans receivable

(1) Total loans receivable at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)

Loans in Korean won	(Won)	38,925,953	(Won)	36,809,619
Loans in foreign currencies		18,317,787		17,954,984
Bills bought in Korean won		3,806		4,180
Bills bought in foreign currencies		2,185,872		2,315,945
Advance payments on acceptances and guarantees		126,327		75,401
Bonds purchased under resale agreements		1,123,565		950,407
Others		17,040,453		18,100,818

		77,723,763		76,211,354
Less allowance for possible loan losses		(1,856,284)		(1,413,400)
Deferred loan fees		(20,316)		(12,499)

Total loans receivable	(Won)	75,847,163	(Won)	74,785,455

Loans receivable at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

<Loans receivable in Korean won>	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)

Loans for working capital:
Industrial fund loans	(Won)	12,126,042	(Won)	10,522,291
Overdraft		417,602		407,536
Loans for working capital for small and medium industry		141,809		447,550
Trade notes purchased at a discount		6,000		6,000
Government fund loans		294		392
Others		1,009,791		730,623

		13,701,538		12,114,392
Loans for facility developments:
Industrial fund loans		21,781,312		21,173,602
Government fund loans		756,897		789,806
Loans to customers with fund for rational use of energy		941,689		923,765
Loans to customers with tourism fund		673,566		721,481
Loans to customers with small and medium company promotion fund		453,512		460,349
Loans to customers with national investment fund		15,394		15,394
Loans to customers with industrial technique fund		36,313		51,260
Loans to customers with industrial foundation fund		672		4,013
Others		565,060		555,557

		25,224,415		24,695,227

	(Won)	38,925,953	(Won)	36,809,619

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

<Loans receivable in foreign currency>	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Loans for working capital:
Loans for working capital in foreign currency	(Won)	2,289,404	(Won)	1,859,482
Loans for working capital from foreign country		583,141		548,113
Others		7,774		3,301

		2,880,319		2,410,896
Loans for facility developments:
Loans for facility development in foreign currency		7,602,307		7,803,036
Off-shore loans in foreign currency		3,620,584		3,418,935
Loans for facility developments from foreign country		2,681,387		2,746,163
Loans to international bank for reconstruction and development		1,276,978		1,417,786
Loans to Japan Bank for International corporation		256,212		158,168

		15,437,468		15,544,088

	(Won)	18,317,787	(Won)	17,954,984

<Other loans receivable>	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Debentures accepted by private subscription	(Won)	9,209,695	(Won)	11,426,504
Domestic import usance bills		4,273,365		3,683,812
Call loans		1,900,621		1,277,845
Inter-bank loans		1,437,478		1,499,725
Inter-non-bank loans		185,176		178,643
Letter of credit		14,357		14,004
Others		19,761		20,285

	(Won)	17,040,453	(Won)	18,100,818

(2) Concentrations of loans in Korean won and loans in foreign currencies by country at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)			December 31, 2009 (Audited)
	Book value		Ratio (%)	Book value		Ratio (%)
Korea	(Won)	49,458,566	86.40	(Won)	47,826,006	87.33
China		1,812,563	3.17		1,668,939	3.05
Ireland		736,123	1.29		710,249	1.30
US		378,846	0.66		357,432	0.65
Indonesia		146,206	0.25		168,569	0.31
Others		4,711,436	8.23		4,033,408	7.36

	(Won)	57,243,740	100.00	(Won)	54,764,603	100.00

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Concentrations of loans in Korean won and loans in foreign currencies by industry at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)			December 31, 2009 (Audited)
	Book value		Ratio (%)	Book value		Ratio (%)
Manufacturing	(Won)	33,107,165	57.84	(Won)	32,172,178	58.75
Transportation business		6,144,289	10.73		5,567,665	10.16
Financial services		4,258,579	7.44		3,331,544	6.08
Electricity, Gas and Water Supply		3,067,820	5.36		2,983,588	5.45
Wholesale and retail		1,599,153	2.79		1,649,112	3.01
Public sector and others		1,525,375	2.67		1,629,681	2.98
Others		7,541,359	13.17		7,430,835	13.57

	(Won)	57,243,740	100.00	(Won)	54,764,603	100.00

(3) The maturity of loans in Korean won and loans in foreign currencies at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	3,160,385	(Won)	1,719,721	(Won)	4,880,106
After 3 months but no later than 6 months		3,147,257		1,794,527		4,941,784
After 6 months but no later than 1 year		7,927,475		3,088,051		11,015,526
After 1 year but no later than 3 years		12,650,543		6,984,077		19,634,620
After 3 years but no later than 5 years		6,049,199		2,755,059		8,804,258
Later than 5 years		5,991,094		1,976,352		7,967,446

	(Won)	38,925,953	(Won)	18,317,787	(Won)	57,243,740

	December 31, 2009 (Audited)
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	4,229,310	(Won)	1,223,726	(Won)	5,453,036
After 3 months but no later than 6 months		3,254,762		1,938,783		5,193,545
After 6 months but no later than 1 year		5,725,542		2,706,687		8,432,229
After 1 year but no later than 3 years		12,349,779		7,088,901		19,438,680
After 3 years but no later than 5 years		5,733,282		2,945,829		8,679,111
Later than 5 years		5,516,944		2,051,058		7,568,002

	(Won)	36,809,619	(Won)	17,954,984	(Won)	54,764,603

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(4) Details of changes in the allowance for possible loan losses for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended Jun. 30, 2010 (Unaudited)						Year ended Dec. 31, 2009 (Audited)
	Loans		Others		Total		Total
Beginning balance	(Won)	1,393,546	(Won)	52,244	(Won)	1,445,790	(Won)	1,026,777
Changes in translation of foreign currency		2,880		—		2,880		(2,465)
Increase in allowance from loan repurchase		3,742		—		3,742		18,316
Disposal of non-performing loans		(3,297)		—		(3,297)		(136,958)
Increase in allowance due to early collection for loans restructured		—		—		—		1,156
Spin-off		—		—		—		(33,626)
Write-offs		(367,871)		—		(367,871)		(395,475)
Provision (reversal of allowance) for possible loan losses		836,922		(836)		836,086		918,586
Transfer to other allowance		(27,770)		27,319		(451)		49,479

Ending balance	(Won)	1,838,152	(Won)	78,727	(Won)	1,916,879	(Won)	1,445,790

The difference between the above allowance for possible loan losses of (Won)1,838,152 million and the amount per the statement of financial position of (Won)1,856,284 million represents present value discount of loans under restructuring agreements.

(5) Details on the allowance for possible loan losses at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Loans:
Loans and Bills bought	(Won)	1,365,184	(Won)	1,097,632
Bills bought in foreign currencies		56,998		49,462
Advance payments on acceptances and guarantee		54,003		26,825
Domestic import usance		83,453		62,850
Privately-placed corporate bonds		274,743		152,542
Others		3,771		4,235

		1,838,152		1,393,546
Other assets		78,727		52,244

	(Won)	1,916,879	(Won)	1,445,790

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Details on the classification of loans receivable and the allowance for possible loan losses at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	67,096,738	(Won)	720,900	1.07
Precautionary		1,194,019		209,550	17.55
Substandard		2,991,615		766,106	25.61
Doubtful		10,722		5,449	50.82
Estimated loss		136,147		136,147	100.00

	(Won)	71,429,241	(Won)	1,838,152	2.57

	December 31, 2009 (Audited)
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	66,797,008	(Won)	719,605	1.08
Precautionary		1,343,173		190,199	14.16
Substandard		1,580,400		418,944	26.51
Doubtful		37,600		22,830	60.72
Estimated loss		41,968		41,968	100.00

	(Won)	69,800,149	(Won)	1,393,546	2.00

Details of adjustments to loans receivable for purpose of the determination of the allowance for possible losses at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Loans receivable	(Won)	77,723,763	(Won)	76,211,354
Present value discount		(18,132)		(19,854)
Prepayments regarded as loans		—		1,908
Call loans		(1,900,621)		(1,277,845)
Inter-bank loans		(1,437,478)		(1,499,725)
Bonds purchased under resale agreement		(1,123,565)		(950,407)
Others (*)		(1,814,726)		(2,665,282)

	(Won)	71,429,241	(Won)	69,800,149

(*)	Others represent loans to or loans guaranteed by the Korean government.

Historical ratios of the allowance for possible loan losses to total loans receivable at June 30, 2010, December 31, 2009 and 2008, are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)		December 31, 2008 (Audited)
Total loans receivable	(Won)	71,429,241	(Won)	69,800,149	(Won)	67,524,055
Allowance for possible loan losses		1,838,152		1,393,546		1,023,727

Ratio (%)		2.57		2.00		1.52

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(6) Details of restructured loans at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)(*)		December 31, 2009 (Audited)
Conversion of investment	(Won)	151,321	(Won)	76,561

(*)	Including (Won)140,000 million of corporate bonds in available-for-sale securities, that were converted to equity securities during the six months ended June 30, 2010.

(7) Unamortized present value discounts originated from troubled debt restructuring as of June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	85,469	(Won)	18,132	(Won)	67,337

	December 31, 2009 (Audited)
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	97,918	(Won)	19,854	(Won)	78,064

Changes in present value discounts originated from troubled debt restructuring for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)		Year ended December 31, 2009 (Audited)
Beginning balance	(Won)	19,854	(Won)	22,408
Increase		29		2,711
Amortization (Interest income, etc)		(1,751)		(4,095)
Reversal		—		(1,170)

Ending balance	(Won)	18,132	(Won)	19,854

(8) Changes in deferred loan fees, net of expenses for the six months ended June 30, 2010 and the year ended December 31, 2009 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	12,499	(Won)	10,518	(Won)	(2,701)	(Won)	20,316

	Year ended December 31, 2009 (Audited)
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	1,569	(Won)	20,577	(Won)	(9,647)		12,499

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

6. Property and equipment

Changes in property and equipment for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	274,212	(Won)	17	(Won)	(3,427)	(Won)	24	(Won)	—	(Won)	270,826
Buildings		240,403		352		(448)		18		(3,885)		236,440
Structures		5,436		19		—		—		(168)		5,287
Computer equipment		13,227		687		—		32		(3,434)		10,512
Vehicles		196		379		(17)		5		(56)		507
Construction in-progress		14		1,013		(1,014)		—		—		13
Others		8,702		1,771		—		80		(1,509)		9,044

	(Won)	542,190	(Won)	4,238	(Won)	(4,906)	(Won)	159	(Won)	(9,052)	(Won)	532,629

	Year ended December 31, 2009 (Audited)
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	319,198	(Won)	21	(Won)	(38,958)	(Won)	(6,049)	(Won)	—	(Won)	274,212
Buildings		288,810		1,695		(36,760)		(4,397)		(8,945)		240,403
Structures		8,101		—		(2,148)		—		(517)		5,436
Computer equipment		11,049		4,297		—		(10)		(2,109)		13,227
Vehicles		284		24		(17)		(14)		(81)		196
Construction in-progress		49		1,286		(1,321)		—		—		14
Others		9,074		2,198		(117)		(204)		(2,249)		8,702

	(Won)	636,565	(Won)	9,521	(Won)	(79,321)	(Won)	(10,674)	(Won)	(13,901)	(Won)	542,190

(*)	Others included exchanges differences adjustment and impairment losses for assets denominated in foreign currencies.

The value of the Bank’s land, as determined by the government of the Republic of Korea for tax administration purposes at June 30, 2010 and December 31, 2009 amounted to (Won)357,282 million and (Won)360,490 million, respectively.

Insured property and equipment at June 30, 2010 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Insured amount		Insurance period
Buildings & Structures	(Won)	221,983	2010.01.12 ~ 2011.01.12
Computer equipment		13,010	”
Others		6,459	”

	(Won)	241,452

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

7. Other assets

(1) Changes in intangible assets for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
Type	Beginning balance		Increase	Decrease	Ending balance
Development costs	(Won)	32,285	(Won)4,455	(Won)(3,895)	(Won)	32,845
Equipment usage right		323	—	(9)		314
Others		7,972	301	(1,693)		6,580

	(Won)	40,580	(Won)4,756	(Won)(5,597)	(Won)	39,739

	Year ended December 31, 2009 (Audited)
Type	Beginning balance		Increase	Decrease	Ending balance
Development costs	(Won)	22,613	(Won)17,481	(Won)(7,809)	(Won)	32,285
Equipment usage right		317	34	(28)		323
Others		6,252	4,834	(3,114)		7,972

	(Won)	29,182	(Won)22,349	(Won)(10,951)	(Won)	40,580

(2) Details of miscellaneous assets at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Accounts receivable related foreign exchange	(Won)	1,284,152	(Won)	1,152,906
Prepaid income taxes		87,258		230
Others		61,294		76,072

	(Won)	1,432,704	(Won)	1,229,208

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

8. Deposits

Deposits at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Deposits in Korean won:
Demand deposits:
Checking accounts	(Won)	6,042	(Won)	2,951
Temporary deposits		220,726		212,456
Passbook deposits		12,496		7,639
Others		88		81

		239,352		223,127
Time and savings deposits:
Time deposits		5,572,269		3,945,550
Installment savings deposits		173,016		158,280
Corporate savings deposits		5,159,603		4,390,176
Savings deposits		107,191		99,193
Others		2,539		1,714

		11,014,618		8,594,913

		11,253,970		8,818,040
Deposits in foreign currency:
Demand deposits:
Checking accounts		5,563		24,992
Temporary deposits		193		463
Passbook deposits		323,493		244,624
Others		23,170		28,611

		352,419		298,690
Time and savings deposits:
Time deposits		763,885		1,234,410

		1,116,304		1,533,100
Negotiable certificates of deposits		3,578,549		3,584,786

	(Won)	15,948,823	(Won)	13,935,926

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Maturities of deposits at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Demand deposits		Time and saving deposits		Negotiable certificates of deposits		Total
Within 3 months	(Won)	591,771	(Won)	7,328,114	(Won)	2,575,127	(Won)	10,495,012
After 3 months but no later than 6 months		—		755,234		809,865		1,565,099
After 6 months but no later than 1 year		—		811,599		161,186		972,785
After 1 year but no later than 3 years		—		2,862,538		32,206		2,894,744
After 3 years but no later than 5 years		—		940		165		1,105
Later than 5 years		—		20,078		—		20,078

	(Won)	591,771	(Won)	11,778,503	(Won)	3,578,549	(Won)	15,948,823

	December 31, 2009 (Audited)
	Demand deposits		Time and saving deposits		Negotiable certificates of deposits		Total
Within 3 months	(Won)	521,817	(Won)	6,865,553	(Won)	2,062,155	(Won)	9,449,525
After 3 months but no later than 6 months		—		1,394,007		1,470,305		2,864,312
After 6 months but no later than 1 year		—		1,016,735		25,034		1,041,769
After 1 year but no later than 3 years		—		551,926		27,228		579,154
After 3 years but no later than 5 years		—		1,022		64		1,086
Later than 5 years		—		80		—		80

	(Won)	521,817	(Won)	9,829,323	(Won)	3,584,786	(Won)	13,935,926

9. Borrowing liabilities

(1) Borrowing liabilities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Borrowings:
Korean won	(Won)	4,471,592	(Won)	4,657,164
Foreign currency		13,850,125		13,087,541

		18,321,717		17,744,705
Debentures:
Korean won		33,783,472		34,938,266
Foreign currency		16,627,590		17,005,852

		50,411,062		51,944,118
Other borrowings:
Bonds sold under repurchase agreements		6,513,081		9.028,121
Bill sold		3,299		—
Call money		1,513,463		1,975,140

		8,029,843		11,003,261

		76,762,622		80,692,084
Deferred borrowing fees		(3,681)		(4,296)

	(Won)	76,758,941	(Won)	80,687,788

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(2) Borrowings in Korean won at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Ministry of Strategy and Finance	Borrowings from government fund	3.0 ~ 6.0	(Won)	803,561	(Won)	848,647
Industrial Bank of Korea	Borrowings from industrial technique fund	2.0 ~ 3.9		112,902		144,713
Small Business Corp.	Borrowings from local small and medium company promotion fund	2.0 ~ 4.0		546,177		557,702
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.5 ~ 4.0		1,150,991		1,150,502
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.0 ~ 4.5		942,608		923,453
Local governments	Borrowings from local small and medium company promotion fund	—		—		135,381
Others	Borrowings from environment improvement support fund	0.0 ~ 6.0		915,353		896,766

			(Won)	4,471,592	(Won)	4,657,164

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(3) Borrowings in foreign currency at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
JBIC	Borrowings from JBIC	1.4~6M Libor +0.8	(Won)	265,914	(Won)	167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.8		1,292,879		1,481,451
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.2~3.8		2,011,819		1,655,870
		6M Libor + 0.1~0.3		293,861		316,887
		6M Euribor + 0.6		138,059		166,942

				2,443,739		2,139,699
DBS Bank and others	Off-shore short-term borrowings	0.2~1.1		569,765		194,766
		3M Libor + 2.0~3.5		102,876		122,598
		6M Libor + 0.6~1.3		357,039		36,932
		—		—		93,408

				1,029,680		447,704
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor + 0.6~1.3		373,631		306,615
		6M Euribor +0.8~0.9		48,412		216,286
		6M Libor + 0.6~0.7		212,052		198,492

				634,095		721,393
JBIC	Off-shore borrowings	4.3~6 M Libor + 1.2		5,181		—
Others	Short-term borrowings in foreign currency	0.3~5.2		6,823,301		6,405,850
		6M Libor + 0.6~2.1		93,858		72,913
		—		—		340,508

				6,917,159		6,819,271
	Long-term borrowings in foreign currency	0.0~4.7		1,261,478		1,310,876

				13,850,125		13,087,541

(4) Debentures in Korean won at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	Interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Debentures in Korean won	0.0~12.6	(Won)	33,840,240	(Won)	35,014,398
Premium on debentures			692		856
Discount on debentures			(57,460)		(76,988)

		(Won)	33,783,472	(Won)	34,938,266

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(5) Debentures in foreign currency at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	Interest rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Debentures in foreign currency	0.2~8.0	(Won)	12,887,447	(Won)	13,330,315
Premium on debentures			1,932		2,318
Discount on debentures			(31,101)		(28,530)

			12,858,278		13,304,103
Off-shore debentures in foreign currency	0.0~9.5		3,775,454		3,706,869
Premium on debentures			433		525
Discount on debentures			(6,575)		(5,645)

			3,769,312		3,701,749

		(Won)	16,627,590	(Won)	17,005,852

Pursuant to the Korea Development Bank Act, the Bank has the exclusive right to issue industrial finance bonds. The amount of such bonds issued and guaranteed outstanding provided by the Bank cannot exceed thirty times the aggregate amount of the paid-in capital and legal reserve of the Bank. The industrial finance bonds which are purchased or guaranteed by the government are excluded in calculating the limit. The Bank may, when necessary reused the terms of the bonds or to discharge its obligations arising from the guarantee or acceptance of debts, issue the bonds over that limit. There are no issued industrial finance bonds guaranteed by the Korean government as of June 30, 2010 and December 31, 2009.

(6) Maturities of borrowing liabilities at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Borrowings		Debentures		Other borrowings		Total
Within 3 months	(Won)	6,529,204	(Won)	6,810,607	(Won)	6,174,864	(Won)	19,514,675
After 3 months but no later than 6 months		2,902,205		3,598,818		1,638,854		8,139,877
After 6 months but no later than 1 year		2,707,818		6,946,496		178,837		9,833,151
After 1 year but no later than 3 years		3,320,812		19,299,844		37,288		22,657,944
After 3 years but no later than 5 years		1,456,010		8,900,230		—		10,356,240
Later than 5 years		1,405,668		4,947,146		—		6,352,814

	(Won)	18,321,717	(Won)	50,503,141	(Won)	8,029,843	(Won)	76,854,701

	December 31, 2009 (Audited)
	Borrowings		Debentures		Other borrowings		Total
Within 3 months	(Won)	4,814,668	(Won)	4,155,583	(Won)	7,417,431	(Won)	16,387,682
After 3 months but no later than 6 months		2,789,616		5,843,274		2,430,195		11,063,085
After 6 months but no later than 1 year		3,181,812		9,110,091		1,114,561		13,406,464
After 1 year but no later than 3 years		4,044,590		18,809,481		41,074		22,895,145
After 3 years but no later than 5 years		1,518,365		10,154,985		—		11,673,350
Later than 5 years		1,395,654		3,978,168		—		5,373,822

	(Won)	17,744,705	(Won)	52,051,582	(Won)	11,003,261	(Won)	80,799,548

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

(7) Subordinated borrowings at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

Type	Rate (%)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)		Terms
Borrowing from government funds	3.0~6.0	(Won)	803,561	(Won)	848,647	Installment
Borrowing from IBRD	6M Libor + 0.8		1,292,879		1,480,890	Installment

		(Won)	2,096,440	(Won)	2,329,537

10.	Severance and retirement benefits

Changes in severance and retirement benefits for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)		Year ended December 31, 2009 (Audited)
Beginning balance	(Won)	62,965	(Won)	120,251
Payments during the period		(7,198)		(85,526)
Provision for severance and retirement benefits		15,502		28,240

		71,269		62,965
Deposits for severance and retirement		(42,914)		(43,881)

	(Won)	28,355	(Won)	19,084

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

11. Acceptances and guarantees

(1) Acceptances and guarantees and allowance for possible losses on acceptances and guarantees at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)		June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	1,086,394	(Won)	1,225,215	(Won)	8,738	(Won)	8,471
Collateral for loan		573,199		214,645		6,529		2,549
Debt guarantee		135,738		154,772		1,682		1,513
Corporate debentures		104,240		1,210		1,969		10
Foreign banks borrowing		5,433		6,704		46		57
Other acceptances and guarantees in foreign currency(*)		12,322,328		12,686,138		140,736		203,517
Acceptances for letters of guarantees for importers		50,934		40,332		871		319

		14,278,266		14,329,016		160,571		216,436
Unsettled guarantees and commitments:
Local letters of credit		375,906		335,904		724		596
Letters of credit		2,237,167		2,573,324		9,985		5,076
Others		7,601,954		7,254,340		47,708		21,453

		10,215,027		10,163,568		58,417		27,125
Bills endorsed		1,098		—		10		—

	(Won)	24,494,391	(Won)	24,492,584	(Won)	18,998	(Won)	243,561

(*)	Other acceptances and guarantees in foreign currency consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations and guarantees for other borrowings denominated in foreign currency.

(2) Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

	June 30, 2010 (Unaudited)
	Acceptances and guarantees
	Confirmed				Unconfirmed				Bills endorsed				Total
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Ratio (%)
Normal	(Won)	14,025,234	(Won)	70,333	(Won)	9,832,475	(Won)	18,251	(Won)	1,098	(Won)	10	(Won)	23,858,807	(Won)	88,594	(Won)	0.37
Precautionary		156,912		14,746		115,944		1,623		—		—		272,856		16,369		6.00
Substandard		26,420		5,792		92,368		3,695		—		—		118,788		9,487		7.99
Doubtful		—		—		—		—		—		—		—		—		—
Estimated loss		69,700		69,700		174,240		34,848		—		—		243,940		104,548		42.86

	(Won)	14,278,266	(Won)	160,571	(Won)	10,215,027	(Won)	58,417	(Won)	1,098	(Won)	10	(Won)	24,494,391	(Won)	218,998	(Won)	0.89

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	December 31, 2009 (Audited)
	Acceptances and guarantees
	Confirmed				Unconfirmed				Total
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Ratio (%)
Normal	(Won)	13,714,033	(Won)	61,453	(Won)	9,776,729	(Won)	17,728	(Won)	23,490,762	(Won)	79,181	(Won)	0.34
Precautionary		331,786		29,806		233,924		3,275		565,710		33,081		5.85
Substandard		283,197		125,177		152,882		6,115		436,079		131,292		30.11
Doubtful		—		—		—		—		—		—		—
Estimated loss		—		—		33		7		33		7		21.21

	(Won)	14,329,016	(Won)	216,436	(Won)	10,163,568	(Won)	27,125	(Won)	24,492,584	(Won)	243,561	(Won)	0.99

(3) Historical ratios of allowance for possible losses on acceptances and guarantees to total acceptances and guarantees at June 30, 2010, December 31, 2009 and 2008 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)		December 31, 2008 (Audited)
Total acceptances and guarantees	(Won)	24,494,391	(Won)	24,492,584	(Won)	31,366,432
Allowance for possible losses on acceptances and guarantees		218,998		243,561		113,669

Ratio (%)		0.89		0.99		0.36

12. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)				December 31, 2009 (Audited)
	Allowance for unused loan commitment		Possible loan losses		Allowance for unused loan commitment		Possible loan losses
Commitments on loans receivable	(Won)	4,239,374	(Won)	31,485	(Won)	4,192,444	(Won)	22,586
Commitments on guarantees and acceptances		17,472,563		81,500		16,560,056		63,977
Commitments on loan		12,241,961		115,387		12,238,484		102,359

	(Won)	33,953,898	(Won)	228,372	(Won)	32,990,984	(Won)	188,922

Historical ratios of allowance for losses on unused commitments to total unused commitments at June 30, 2010, December 31, 2009 and 2008, are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)		December 31, 2008 (Audited)
Unused commitments	(Won)	33,953,898	(Won)	32,990,984	(Won)	25,199,742
Allowance for possible losses on unused commitments		228,372		188,922		102,960

Ratio (%)		0.67		0.57		0.41

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

13. Miscellaneous liabilities

Miscellaneous liabilities at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Accounts payable on unpaid exchange	(Won)	644,441	(Won)	641,067
Income taxes payable		257,420		10,182
Withholding taxes		21,848		9,025
Other allowance		2,916		4,281
Others		158,947		315,863

	(Won)	1,085,572	(Won)	980,418

14. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions or U.S. dollar in thousands):

	USD equivalent(*)		Korean won equivalent
Account	June 30, 2010 (Unaudited)	December 31, 2009 (Audited)	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Assets:
Cash on hand	$5,572	$5,879	(Won)	6,743	(Won)	6,842
Due from banks	753,807	931,759		912,330		1,087,763
Trading securities	54,818	61,583		66,346		71,797
Available-for-sale securities	3,218,018	3,472,768		3,894,743		4,050,267
Equity method investments	482,524	451,302		585,430		525,993
Bills purchased	1,806,222	1,986,036		2,185,872		2,315,945
Call loans	1,404,558	615,112		1,699,932		718,012
Loan receivables	15,137,005	15,395,081		18,317,787		17,954,984
Domestic import usance	3,530,845	3,156,358		4,273,365		3,683,812
Receivables	2,378,273	1,429,380		2,878,252		1,667,827
Others	2,241,885	2,543,299		2,677,869		2,972,098

	$31,013,527	$30,048,557	(Won)	37,498,669	(Won)	35,055,340

Liabilities:
Deposits	$1,241,797	$1,447,526	(Won)	1,502,943	(Won)	1,689,044
Borrowings	11,443,330	11,224,722		13,850,125		13,087,541
Bonds sold under repurchase agreements	1,177,921	906,067		1,425,631		1,057,020
Call money	644,938	499,086		780,563		582,040
Debentures	10,585,595	11,385,846		12,858,278		13,304,103
Off-shore debentures	3,084,153	3,146,133		3,769,313		3,701,749
Others	4,107,898	3,582,239		4,925,782		3,055,975

	$32,285,632	$32,191,619	(Won)	39,112,635	(Won)	36,477,472

(*)	All foreign currencies other than the U.S. dollar are expressed in the equivalent of U.S. dollars at the reporting dates.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

15. Commitments and contingencies

Unsettled commitments provided by the Bank at June 30, 2010 and December 31, 2009 are as follows (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Unsettled commitments:
Commitments on loans in Korean won(*)	(Won)	11,573,950	(Won)	11,690,299
Commitments on loans in foreign currency		668,011		548,185
Commitments on purchase of securities		1,000,000		1,000,000

		13,241,961		13,238,484
Bonds sold under repurchase agreements		750,570		750,570

	(Won)	13,992,531	(Won)	13,989,054

(*)	The Bank provided commitments on loans in Korean won amounting to (Won)2,435,700 million, related to project financing as of June 30, 2010.

Loans sold as of June 30, 2010 are as follows (Korean won in millions):

Counterparty	Disposal date	Book value		Selling price		Subordinated debt securities held by the Bank		Collateral amount(*1)
KDB First SPC(*2)	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	114,314	(Won)	120,624
KDB Second SPC(*2)	2000.11.20		914,764		423,600		59,947		80,399
KDB Third SPC(*2)	2001.09.12		1,793,546		949,900		—		—
KDB Fifth SPC(*2)	2001.12.04		765,358		528,400		74,200		100,233
KDB Sixth SPC	2009.11.26		420,631		330,000		117,641		—
KDB Champ First SPC	2009.03.31		999,583		1,004,493		—		—
KDB Champ Second SPC	2009.05.29		791,941		793,722		—		—
KDB Champ Third SPC	2009.11.10		669,646		669,833		—		—
KDB Champ Fourth SPC	2009.12.09		448,734		449,589		—		—

		(Won)	7,754,830	(Won)	5,749,537	(Won)	366,102	(Won)	301,256

(*1)	Investment securities are pledged as collateral.
(*2)	According to the contracts with the counterparties for the above loans sold with a recourse provision, the Bank is liable to the counterparties’ claims of up to 30% of the selling price when the principal or the interest is not repaid according to the payment schedules.

The Banks’ loans and receivables written-off, for which the contractual rights to cash flows have not expired, amount to (Won)2,136,852 million as of June 30, 2010.

The Bank has outstanding loans receivable amounting to (Won)4,663,693 million and holds securities amounting to (Won)251,252 million at June 30, 2010 from companies under workout, court receivership, court mediation or other restructuring process. The Bank provided (Won)1,103,554 million of allowances for possible loan losses for such loans. Actual losses from these loans may differ from the allowances provided.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

At June 30, 2010, the Bank is involved in 11 lawsuits as a plaintiff and 18 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to approximately (Won)3,724,806 million and (Won)339,479 million, respectively. The Bank is involved in 1 lawsuit as an independent arbitrator party, amounting to (Won)769 million. The Bank provided other allowance for loss amounting to (Won)1,885 million at June 30, 2010.

16. Derivative instruments

The Bank’s derivatives instruments consist of trading derivatives and hedge derivatives, based on the nature of the transaction. The Bank enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) for the six months ended June 30, 2010 and 2009 are summarized as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	28,008	(Won)	—	(Won)	28,008	(Won)	(78)	(Won)	—	(Won)	(78)	(Won)	(79)
Swap		353,891		—		353,891		(1,080)		—		(1,080)		1,386
Futures		581		—		581		—		—		—		—
Option bought		169,672		—		169,672		(72)		—		(72)		14,926
Option sold		169,672		—		169,672		—		—		—		(14,926)

		721,824		—		721,824		(1,230)		—		(1,230)		1,307
Interest:
Futures		2,005,040		—		2,005,040		—		—		—		—
Swap		345,597,418		27,396,095		372,993,513		67,398		180,905		248,303		268,319
Option bought		2,118,721		—		2,118,721		(1,266)		—		(1,266)		34,364
Option sold		3,214,721		150,000		3,364,721		—		—		—		(47,384)

		352,935,900		27,546,095		380,481,995		66,132		180,905		247,037		255,299
Currency:
Forward		47,134,316		—		47,134,316		332,172		—		332,172		1,453,052
Futures		556,556		—		556,556		—		—		—		—
Swap		53,763,503		9,561,782		63,325,285		(359,910)		(186,735)		(546,645)		(963,254)
Option bought		3,058,303		—		3,058,303		21,069		—		21,069		180,795
Option sold		1,509,214		—		1,509,214		—		—		—		(72,778)

		106,021,892		9,561,782		115,583,674		(6,669)		(186,735)		(193,404)		597,815
Stock:
Index future bought		51,104		—		51,104		—		—		—		—
Option bought		16,822		—		16,822		(183)		—		(183)		554
Index option bought		139,663		—		139,663		516		—		516		1,298
Index future Sold		3,642		—		3,642		—		—		—		—
Option sold		16,822		—		16,822		—		—		—		(6,202)
Index option sold		303,047		—		303,047		—		—		—		(13,545)

		531,100		—		531,100		333		—		333		(17,895)

	(Won)	460,210,716	(Won)	37,107,877	(Won)	497,318,593	(Won)	58,566	(Won)	(5,830)	(Won)	52,736	(Won)	836,526

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

The difference between the above valuation loss and the amount per the statement of income represents other allowance of (Won)1,755 million, which was adjusted due to credit risk of counter party.

	Six months ended June 30, 2009 (Unaudited)
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging Purpose		Total
Commodity:
Forward	(Won)	43,998	(Won)	—	(Won)	43,998	(Won)	184	(Won)	—	(Won)	184	(Won)	279
Swap		275		—		275		2,783		—		2,783		3,069
Futures		803,412		—		803,412		—		—		—		—
Option bought		162,386		—		162,386		169		—		169		24,058
Option sold		162,386		—		162,386		(169)		—		(169)		(24,058)

		1,172,457		—		1,172,457		2,967		—		2,967		3,348
Interest:
Futures		5,387,933		—		5,387,933		—		—		—		—
Swap		335,382,754		19,076,976		354,459,730		76,241		(269,270)		(193,029)		(248,654)
Option bought		1,950,552		—		1,950,552		(14,344)		—		(14,344)		37,631
Option sold		3,550,552		150,000		3,700,552		19,220		6,339		25,559		(67,026)

		346,271,791		19,226,976		365,498,767		81,117		(262,931)		(181,814)		(278,049)
Currency:
Forward		43,964,953		—		43,964,953		331,686		—		331,686		3,575,475
Futures		542,182		—		542,182		—		—		—		—
Swap		61,811,790		11,574,728		73,386,518		(258,373)		(86,589)		(344,962)		(2,598,180)
Option bought		5,209,898		—		5,209,898		2,522		—		2,522		568,453
Option sold		4,109,043		—		4,109,043		23,744		—		23,744		(381,981)

		115,637,866		11,574,728		127,212,594		99,579		(86,589)		12,990		1,163,767
Stock:
Index future bought		23,486		—		23,486		—		—		—		—
Option bought		170,663		—		170,663		(1,532)		—		(1,532)		562,779
Index option bought		674,808		—		674,808		(1,119)		—		(1,119)		362
Option sold		183,493		—		183,493		1,547		—		1,547		(562,779)
Index option sold		707,312		—		707,312		309		—		309		(1,590)

		1,759,762		—		1,759,762		(795)		—		(795)		(1,228)

	(Won)	464,841,876	(Won)	30,801,704	(Won)	495,643,580	(Won)	182,868	(Won)	(349,520)	(Won)	(166,652)	(Won)	887,838

Unrealized gains and losses from fair value hedge items by type of the underlying assets or liabilities for the six months ended June 30, 2010 and 2009 are as follows (Korean won in millions):

	Six months ended June 30,
	2010				2009
	(Unaudited)
	Gains		Losses		Gains		Losses

Debentures	(Won)	241,196	(Won)	449,128	(Won)	467,553	(Won)	175,309
Available-for-sale securities		17,062		18,467		2,580		37,992
Borrowings		45,256		18,343		7,288		28,594

	(Won)	303,514	(Won)	485,938	(Won)	477,421	(Won)	241,895

17. Equity

Paid-in capital

The Bank is authorized to issue 3,000 million shares of stock and issued 1,850 million shares as of June 30, 2010. The total paid-in capital outstanding as of June 30, 2010 is (Won)9,251,861 million.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Capital surplus

The Bank utilized (Won)5,178,600 million of its paid-in capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. The outstanding balance of capital surplus as of June 30, 2010 amount to (Won)47,510 million.

Capital adjustment

The outstanding balance of capital adjustment as of June 30, 2010 amounts to (Won)301 million, including discount on stock issuance amounting to (Won)51 million in connection with the injection of paid-in capital on April 1, 2010.

Legal reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

18. General and administrative expenses

General and administrative expenses for the six months ended June 30, 2010 and 2009 are as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Salaries(*)	(Won)	119,832	(Won)	117,285
Severance and retirement benefits(*)		15,690		16,479
Other employee benefits(*)		8,818		11,452
Rent(*)		8,059		7,674
Depreciation(*)		9,052		9,519
Amortization(*)		5,597		5,155
Taxes and dues(*)		5,813		6,211
Printing		1,385		2,813
Travel		1,980		1,795
Commission		7,269		7,733
Electronic data processing		12,344		11,308
Training		2,508		3,423
Others		11,152		11,181

	(Won)	209,499	(Won)	212,028

(*)	These accounts in aggregate amounting to (Won)172,861 million and (Won)173,775 million for the six months ended June 30, 2010 and 2009, respectively, are related to the “added value” disclosure items of the Bank’s operations in accordance with SKAS 21.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

19. Income tax

Income tax expense for the six months ended June 30, 2010 and 2009 are as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Current income taxes(*)	(Won)	254,087	(Won)	(39,688)
Change in deferred income tax due to temporary difference		(63,947)		365,027

		190,140		325,339

Current and deferred income taxes recognized directly to equity		(65,053)		(201,869)

Income tax expense	(Won)	125,087	(Won)	123,470

(*)	The additional tax payments or refunds were included in the current income taxes.

Reconciliations of income tax expense applicable to income before income taxes at the Korea statutory tax rate to income tax expense at the effective income tax rate of the Bank are as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Income before income taxes	(Won)	345,722	(Won)	369,823

Tax at the statutory income tax rate		83,652		89,473

Adjustments:
Non-taxable (deductible) income (expenses), net		17,929		37,987
Deferred income taxes not recognized		(716)		8,256
Others		24,222		(12,246)

		41,435		33,997

Income tax expense	(Won)	125,087	(Won)	123,470

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Deferred income tax assets (liabilities) recognized in the statement of financial position at June 30, 2010 and December 31, 2009 consist of the following (Korean won in millions):

	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Cumulative temporary differences	(Won)	783,742	(Won)	198,463
Tax rate (%)		(*1)		(*1)
Tax effects arising from cumulative temporary differences		172,444		44,160
Unrealizable deferred income tax assets(*2)		(61,006)		(60,290)

Deferred income tax liabilities arising from cumulative temporary differences		233,450		104,450
Deferred income tax recognized directly to equity		(280,279)		(215,226)
Deferred income tax liabilities of foreign branches		33,439		365

Deferred income tax liabilities		(13,390)		(110,411)
Deferred income tax assets of foreign branches(*3)		—		30,115

Net deferred income tax liabilities	(Won)	(13,390)	(Won)	(80,296)

(*1)	Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse (the income tax rate of 24.2% and 22% is applied for calculation until 2011 and after 2012, respectively).
(*2)	The Bank did not record deferred income tax liabilities amounting to (Won)277,294 million for temporary differences relating to valuation of equity investments and the amount was determined based on the ratio of dividend tax exemption rate under the related tax law.
(*3)	Deferred income tax assets of foreign branches are not offset against the deferred income tax liabilities in accordance with the tax jurisdictions of the foreign branches.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for corporate income tax reporting purposes. Significant changes in cumulative temporary differences and deferred income tax assets and liabilities for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(983,385)	(Won)	9,514	(Won)	(973,871)	(Won)	(237,557)
Derivatives assets		(7,477,411)		254,812		(7,222,599)		(1,588,972)
Derivatives liabilities		6,597,943		(93,404)		6,504,539		1,430,999
Loss on valuation of hedge items		1,029,849		41,733		1,071,582		235,748
Gain on valuation of fair value hedge in foreign currency		(820,822)		186,728		(634,094)		(139,501)
Impairment losses on investment bonds		525,609		20,379		545,988		120,117
Impairment losses on investment securities		512,117		(63,770)		448,347		98,636
Allowance for possible losses on acceptances and guarantees		243,561		(24,563)		218,998		48,180
Others		571,002		253,850		824,852		265,800

	(Won)	198,463	(Won)	585,279	(Won)	783,742	(Won)	233,450

	Year ended December 31, 2009 (Audited)
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(5,204,542)	(Won)	4,221,157	(Won)	(983,385)	(Won)	(220,765)
Derivatives assets		(16,432,776)		8,955,365		(7,477,411)		(1,645,030)
Derivatives liabilities		15,560,594		(8,962,651)		6,597,943		1,451,547
Loss on valuation of hedge items		2,358,612		(1,328,763)		1,029,849		226,567
Gain on valuation of fair value hedge in foreign currency		(1,770,893)		950,071		(820,822)		(180,581)
Loans written-off		1,003,803		(463,893)		539,910		118,780
Impairment losses on investment bonds		396,617		128,992		525,609		115,634
Impairment losses on investment securities		360,184		151,933		512,117		112,666
Others		807,613		(532,960)		274,653		125,632

	(Won)	(2,920,788)	(Won)	3,119,251	(Won)	198,463	(Won)	104,450

The above temporary differences did not include deferred income tax assets (liabilities) of foreign branches and charged directly to equity.

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

Details of deferred income taxes charged directly to equity for the six months ended June 30, 2010 and the year ended December 31, 2009 are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,144,779)	(Won)	(129,560)	(Won)	(1,274,339)	(Won)	(273,814)
Loss on valuation of available-for-sale securities		473,809		(84,711)		389,098		78,107
Gain on valuation of equity method investments		(298,755)		(87,152)		(385,907)		(83,929)
Loss on valuation of equity method investments		9,395		(6,201)		3,194		173
Capital surplus		(10,006)		5,985		(4,021)		(885)
Capital adjustments		1,565		(1,246)		319		69

	(Won)	(968,771)	(Won)	(302,885)	(Won)	(1,271,656)	(Won)	(280,279)

	Year ended December 31, 2009 (Audited)
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,627,444)	(Won)	482,665	(Won)	(1,144,779)	(Won)	(245,525)
Loss on valuation of available-for-sale securities		1,407,852		(934,043)		473,809		95,363
Gain on valuation of equity method investments		(78,389)		(220,366)		(298,755)		(65,476)
Loss on valuation of equity method investments		397,459		(388,064)		9,395		2,286
Capital surplus		—		(10,006)		(10,006)		(2,210)
Capital adjustments		—		1,565		1,565		336

	(Won)	99,478	(Won)	(1,068,249)	(Won)	(968,771)	(Won)	(215,226)

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

20. Related party transactions

The subsidiaries and equity method investees of the Bank at June 30, 2010 are as follows:

Investor	Investee
KoFC	KDBFG, Korea Aerospace Industries, Ltd.
KDBFG	KDB, Daewoo Securities Co., Ltd., KDB Capital Corporation,
KDB Asset Management Co., Ltd.,
Korea Infrastructure Investments Asset Management Co., Ltd.
KDB	Korea Infrastructure Fund,
Daewoo Shipbuilding & Marine Engineering Co., Ltd.,
Korea Marine Finance Co.,
KDB Value Private Equity Fund II, KDB Value Private Equity Fund III,
KDB Venture M&A Private Equity Fund, KDB-Tstone Private Equity Fund,
KDB Turnaround Private Equity Fund, KDB Consus Value,
Components and Materials M&A Private Equity Fund,
KoFC-KDB Materials and Components Investment Fund No.1,
KDB Asia Ltd., KDB Ireland Ltd., KDB Bank (Hungary) Ltd.,
Banco KDB Do Brasil S.A, UzKDB Bank

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

The significant transactions which occurred in the normal course of business with related companies for the six months ended June 30, 2010 and 2009, and the related account balances at June 30, 2010 and December 31, 2009, are as follows (Korean won in millions):

	Six months ended June 30, 2010 (Unaudited)				Six months ended June 30, 2009 (Unaudited)
Classification	Income		Expense		Income		Expense
Investor:
KoFC	(Won)	4	(Won)	2,724	(Won)	—	(Won)	—
KDBFG		—		—		—		—

		4		2,724		—		—
Fellow subsidiaries:
Daewoo Securities Co., Ltd.		46		3,472		2,921		13,330
KDB Capital Corporation		1,227		40		7,118		110
KDB Asset Management Co., Ltd.		4,105		—		29,330		216
Korea Infrastructure
Investments Asset
Management Co., Ltd.		—		129		—		257
Korea Aerospace Industries, Ltd.		4,022		9		3,077		3

		9,400		3,650		42,446		13,916
Subsidiaries:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		5,421		2,504		3,655		3,919
KDB Asia Ltd.		2,178		6		5,791		55
KDB Ireland Ltd.		2,335		16		6,228		26
KDB Bank (Hungary) Ltd.		1,808		—		4,829		—
Banco KDB Do Brasil S.A		12,088		—		3,370		—
UzKDB Bank		206		18		340		296
Others		833		391		—		347

		24,869		2,935		24,213		4,643
Equity method investees:
Korea Infrastructure Fund II and others		6,443		598		118,368		5,182

	(Won)	40,716	(Won)	9,907	(Won)	185,027	(Won)	23,741

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

	June 30, 2010 (Unaudited)				December 31, 2009 (Audited)
Classification	Assets		Liabilities		Assets		Liabilities
Investor:
KoFC	(Won)	1,210	(Won)	65,863	(Won)	—	(Won)	265,609
KDBFG		—		154,070		—		1,865

		1,210		219,933		—		267,474
Fellow subsidiaries:
Daewoo Securities Co., Ltd.		2,232		643,067		—		5,393
KDB Capital Corporation		31,512		8		165,990		28,153
KDB Asset Management Co., Ltd.		250,000		—		—		—
Korea Infrastructure Investments Asset Management Co., Ltd.		—		10,008		—		8,999
Korea Aerospace Industries, Ltd.		386,242		4,588		139,331		—

		669,986		657,671		305,321		42,545
Subsidiaries:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		3,068,313		244,386		3,145,584		305,936
KDB Asia Ltd.		398,411		6		342,773		1,814
KDB Ireland Ltd.		322,810		—		366,213		—
KDB Bank (Hungary) Ltd.		271,568		—		261,939		—
Banco KDB Do Brasil S.A		430,617		—		513,113		—
UzKDB Bank		11,272		—		—		—
Others		—		49,277		—		10,966

		4,502,991		293,669		4,629,622		318,716
Equity method investees:
Korea Infrastructure Fund II and others		274,856		37,323		529,845		115,874

	(Won)	5,449,043	(Won)	1,208,596	(Won)	5,464,788	(Won)	744,609

Guarantee and collateral provided among the Bank and its related parties at June 30, 2010 and December 31, 2009 are summarized as follows (Korean won in millions):

Related parties		Guarantee and collateral	June 30, 2010 (Unaudited)		December 31, 2009 (Audited)
Benefactor	Beneficiary
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Guarantee for F/X	(Won)	2,366,264	(Won)	2,690,143
KDB	KDB Asia Ltd.	Guarantee for F/X		60,515		58,380
KDB	Korea Aerospace Industries, Ltd.	Guarantee for F/X		210,906		185,340

			(Won)	2,637,685	(Won)	2,933,863

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

21. Comprehensive income

Comprehensive income for the six months ended June 30, 2010 and 2009 are as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Net income	(Won)	220,635	(Won)	246,353
Other comprehensive income:
Gain (loss) on valuation of available-for-sale securities, net (Income taxes effect: (Won)(45,546) million at June 30, 2010 and (Won)(168,162) million at June 30, 2009)		168,724		596,210
Changes in gain on valuation of securities using the equity method (Income taxes effect: (Won)(14,647) million at June 30, 2010 and (Won)(29,360) million at June 30, 2009)		68,147		103,592
Changes in loss on valuation of securities using the equity method (Income taxes effect: (Won)(1,260) million at June 30, 2010 and (Won)(4,346) million at June 30, 2009		4,562		160,985

Comprehensive income	(Won)	462,068	(Won)	1,107,140

22. Information of trust business

The operations of the trust accounts for the six months ended June 30, 2010 and 2009 are as follows (Korean won in millions):

	Six months ended June 30,
	2010		2009
	(Unaudited)
Operating revenue of trust operations:
Fees on trust accounts	(Won)	10,346	(Won)	3,347
Early termination fees		2		—

	(Won)	10,348	(Won)	3,347

Operating expenses of trust operations:
Interest due to trust accounts	(Won)	4,291	(Won)	2,297

At June 30, 2010 and December 31, 2009, the Bank is not required to bear the difference between book value and fair value of principal or dividend guaranteed trust accounts as the difference will be appropriated using a special reserve trust account.

23. Significant event after the end of the reporting period

The Bank decided to sell its certain assets and liabilities to KoFC at the meetings of the Board of Directors on July 30, 2010 and entered into a contract on August 2, 2010. The total net assets to be sold amount to approximately (Won)4,000 billion (in book value).

Korea Development Bank

Notes to interim non-consolidated financial statements—(Continued)

June 30, 2010 and 2009

24. Preparation plan for adoption of Korea International Financial Reporting Standards and implementation status

The Bank will adopt the Korea International Financial Reporting Standards (“K-IFRS”) for the first time for the financial period beginning January 1, 2011. As part of the Bank’s K-IFRS implementation plan, the Bank appointed an external advisor to identify and report on the differences between the current accounting standards and K-IFRS related to the Bank. The Bank also formed a task force team in March 2008.

Following the completion of identification of accounting policy differences described above, the Bank conducted the detail analysis of its financial reporting system requirement and accounting policy changes impacted by the adoption of K-IFRS until August 2008. Based on results of the above analysis, the Bank has mapped out changes that are required for its financial reporting system capable of capturing and producing IFRS financial data, and modifications to the Bank’s work processes relating to the system changes have been made. The Bank has completed the system and work processes changed in the end of 2009.

The task force team regularly reports the preparation plans and implementation progress to the Bank’s management and training programs are also regularly provided to the Bank’s employees to developed K-IFRS trained-resources within the Bank.

Major differences are expected to give rise to a significant impact on the Bank’s financial statements based on the K-IFRSs that are effective as of June 30, 2010, include consolidation scope, allowance for possible loan losses, revenue recognition, financial instruments measurement and derecognition, employee benefits and others.

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. On November 23, 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation.

The Economy

Gross Domestic Product

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2009(1)	2010(1)	As % of GDP 2010(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	29,297.9	27,871.7	2.7
Mining and Manufacturing	252,223.0	288,703.4	27.8
Mining and Quarrying	1,894.3	1,747.1	0.2
Manufacturing	250,328.7	286,956.3	27.6
Electricity, Gas and Water	21,182.0	22,294.3	2.1
Construction	61,749.6	61,298.1	5.9
Services:	520,895.6	539,031.0	51.8
Wholesale and Retail Trade, Restaurants- and Hotels	90,979.0	96,520.0	9.3
Transportation and Storage	39,224.2	43,008.3	4.1
Financial Intermediation	67,137.2	69,027.4	6.6
Real Estate, Renting and Business Activities	66,607.9	67,033.6	6.5
Information and Communication	41,261.2	42,425.3	4.1
Business Activities	42,075.6	42,667.8	4.1
Public Administration and Defense:
Compulsory Social Security	54,691.9	55,723.4	5.4
Education	52,209.5	52,670.7	5.1
Health and Social Work	37,215.4	39,871.0	3.8
Culture and Entertainment Services	12,050.6	12,224.8	1.2
Other Service Activities	17,443.1	17,858.7	1.7
Taxes less subsidies on products	95,806.8	101,495.1	9.8
Gross Domestic Product at Market Prices(2)	980,413.1	1,039,767.6	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
Source	: The Bank of Korea.

Based on preliminary data, GDP growth in 2010 was 6.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 3.9% and gross domestic fixed capital formation increased by 6.2%, each compared with 2009.

Principal Sectors of the Economy

Industrial Sectors

Industrial production decreased by 0.8% in 2009, primarily due to decreased exports as a result of adverse global economic conditions. Based on preliminary data, industrial production increased by 16.7% in 2010, primarily due to increased exports and domestic consumptions as a result of the recovery of the global and Korean economies.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase Over Previous Year	Consumer Price Index(1)	Increase Over Previous Year	Wage Index(1)(2)		Increase Over Previous Year		Unemployment Rate(1)(3)
	(2005=100)	(%)	(2005=100)	(%)	(2005=100)		(%)		(%)
2009	110.9	(0.2)	112.8	2.8	109.1		(0.7)		3.6
2010	115.1	3.8	116.1	2.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.
Source:	The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.9% in 2010 and the unemployment rate was 3.7% in 2010.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3

Monetary Policy

Interest Rates

On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2009	2010
Money Supply (M1)(1)	389,394.5	427,791.6
Quasi-money(2)	1,177,455.5	1,232,738.4
Money Supply (M2)(3)	1,566,850.0	1,660,530.0
Percentage Increase Over Previous Year	9.9%	6.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.
Source:	The Bank of Korea.

Exchange Controls

To enter into a foreign exchange forward, option or swap agreement with a corporate investor, the bank must ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9

Balance of Payments and Foreign Trade

Balance of Payments

The following table sets out certain information with respect to the Republic’s balance of payments prepared based on sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010:

Balance of Payments(1)

Classification	2006	2007	2008	2009	2010 (4)
	(millions of dollars)
Current Account	14,083.2	21,769.7	3,197.5	32,790.5	28,213.6
Goods	31,433.4	37,129.1	5,170.1	37,866.0	41,904.0
Exports(2)	336,494.4	389,568.5	434,651.5	358,189.7	464,286.9
Imports(2)	305,061.0	352,439.4	429,481.4	320,323.7	422,383.1
Services	(13,331.8)	(11,967.3)	(5,734.1)	(6,640.5)	(11,229.4)
Income	74.5	135.0	4,435.4	2,276.7	768.4
Current Transfers	(4,092.9)	(3,527.1)	(673.9)	(711.7)	(3,229.4)
Capital and Financial Account	(14,151.4)	(23,876.6)	(1,154.0)	(34,651.2)	(25,331.5)
Financial Account(3)	(3,126.1)	(2,387.5)	109.3	289.6	(174.2)
Capital Account	(11,025.3)	(21,489.1)	(1,263.3)	(34,940.7)	(25,157.3)
Net Errors and Omissions	68.2	2,106.9	(2,043.5)	1,860.7	(2,882.1)

(1)	Figures are prepared based on sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.
Source:	The Bank of Korea.

The Republic recorded a current account surplus of approximately US$32.8 billion in 2009 compared with a current account surplus of US$3.2 billion in 2008, primarily due to a significant increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$28.2 billion in 2010. The current account surplus in 2010 decreased from the current account surplus of US$32.8 billion in 2009, primarily due to an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Trade Balance

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	Imports(2)	Balanceof Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2009	363,533.6	323,084.5	40,449.1	112.5
2010(3)	466,383.8	425,212.2	41,171.6	109.7

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.
Source:	The Bank of Korea.

Based on preliminary data, the Republic recorded a trade surplus of US$41.2 billion in 2010. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$13.7 billion in 2010.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserve was US$291.6 billion as of December 31, 2010 and US$296.0 billion as of January 31, 2011.

Government Finance

Based on preliminary data, the Republic recorded total revenues of (Won)232.1 trillion and total expenditures and net lending of (Won)216.6 trillion in the first ten months of 2010. The Republic had a fiscal surplus of (Won)15.5 trillion in the first ten months of 2010.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-156305.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$                     aggregate principal amount and will mature on March     , 20         (the “Maturity Date”). The Notes will bear interest at the rate of         % per annum, payable semi-annually in arrears on March      and September      of each year (each, an “Interest Payment Date”), beginning on September     , 2011. Interest on the Notes will accrue from March     , 2011. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government. However, under the KDB Act, the Government is obligated to guarantee the payment of the principal of and interest on our foreign currency debt with an original maturity of one year or more at the time of issuance outstanding (including the Notes offered hereby) as of the date of the initial sale of the Government’s equity interest in KDBFG, subject to the authorization of the Government guarantee amount by the National Assembly of the Republic of Korea. See “The Korea Development Bank—Overview” and “—Business—Government Support and Supervision” in the accompanying prospectus.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

No Obligation to Repurchase Following Change of Support

The “Change of Support Offer” described in “Description of the Securities—Description of Debt Securities—Change of Support Offer” of the accompanying prospectus does not apply to the Notes. All paragraphs under the heading “Change of Support Offer” on pages 132 and 133 of the accompanying prospectus shall be deleted. Accordingly, we will not have an obligation to make an offer to repurchase the Notes following a Change of Support Triggering Event (as defined in the accompanying prospectus), and a failure to make such an offer will not constitute an event of default with respect to the Notes.

Events of Default

With respect to the Notes, the paragraphs under “Description of the Securities—Description of Debt Securities—Events of Default” on pages 133 through 135 of the accompanying prospectus shall be replaced with the following:

Each of the following constitutes an event of default with respect to the Notes:

1.	Non-Payment: we do not pay principal or interest or premium, if any, on the Notes when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the Notes (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the Notes.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, become obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 44 of the KDB Act stipulated as of the issue date of the Notes, provided, however, that neither such event will constitute an event of default if, at such time, the Notes shall have the benefit of a Government Guarantee (as defined below).

7.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “Government Guarantee” means a direct and irrevocable obligation by the Republic to guarantee or repay in full, or otherwise protect against any losses on any amount due under, or to purchase, the Notes, including principal of, premium, if any, and interest on the Notes, provided that:

a)	the Republic shall have expressly assumed the payment obligations in respect of the Notes under such Government Guarantee by way of agreement, deed, statute or any other instrument or law or regulation having a similar effect;

b)	the Government Guarantee shall be subject to the obligation to make all payments of principal of, premium, if any, and interest on the Notes without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions; any obligation to pay additional amounts as described in “—Additional Amounts” above shall apply to the Government Guarantee and the Republic, as guarantor; and

c)	we shall have obtained an opinion of independent legal advisers that the Government Guarantee is binding upon and enforceable against the Republic, and that the Notes shall remain our valid, binding and enforceable obligations.

We will notify holders of the Notes of the occurrence of the cessation of government control or failure of support described under paragraph 6 above as soon as practicable thereafter setting out details of the event, cessation or failure described above and the establishment of the Government Guarantee, and shall make available for inspection by the holders copies of the documentation or statute, law or regulation, as the case may be, evidencing the Government Guarantee and the opinion described in paragraph (c) of the definition of “Government Guarantee” above, during normal business hours at the office of the fiscal agent.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of Notes that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no Notes may be declared due and payable if we cure the applicable event of default before we receive the written notice from holder of the Notes;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the Notes of an event of default or grant any holder of the Notes a right to examine the security register.

Form and Registration

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form.

Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus. The following are supplemental Korean tax considerations.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, as long as such Notes are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such Notes within Korea or the disposition does not involve a transfer of such Notes to a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such Notes to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated March     , 2011 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement— Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Royal Bank of Scotland plc, Standard Chartered Bank and UBS AG are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
The Hongkong and Shanghai Banking Corporation Limited	US$
KDB Asia Limited
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Royal Bank of Scotland plc
Standard Chartered Bank
UBS AG

Total	US$

KDB Asia Limited, one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Application has been made to the SGX-ST for the listing of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$                     after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$                . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March     , 2011, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except

(i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are acquired by persons who are relevant persons specified in Section 275 of the SFA, namely:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Lee & Ko, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Lee & Ko, and Lee & Ko may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 16-3, Youido-dong, Yongdeungpo-gu, Seoul 150-973, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 8, 2010 and a decision of our President dated February 18, 2011. On February 18, 2011, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes

PROSPECTUS

$4,000,000,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 27, 2010

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “(Won)” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese yuan” or “CNY” are to the currency of the People’s Republic of China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government indirectly owns all of our paid-in capital. Our registered office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. The preliminary plan reflected the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry.

As a first step in implementing our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and shareholders’ equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. For more information on the assets, liabilities and shareholders’ equity transferred in the spin-off, see “—Selected Financial Statement Data—Spin-off of KDB.” The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009. In March 2010, the Government made a further capital contribution of (Won)10.0 billion in cash to KDBFG. As a result, as of the date of this prospectus, KoFC, which is wholly owned by the Government, owns 94.2% of KDBFG’s share capital and the Government directly owns the remaining 5.8% of KDBFG’s share capital. KDBFG owns 100.0% of our share capital.

The following diagram shows our ownership structure before and after the spin-off and the share transfer.

Under the KDB Act, as amended in May 2009, the sale of KDBFG’s shares directly or indirectly owned by the Government is to commence by May 2014, and the Government will guarantee the payment of the principal of and interest on our foreign currency debt with a maturity of one year or more at the time of issuance (“mid-to-long term foreign currency debt”) outstanding (including the notes offered hereby) as of the date of the initial sale of its direct or indirect equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount. Pursuant to the KDB Act and the Enforcement Decree of the KDB Act (the “KDB Decree”), the Government may also directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the payment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance. In addition, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to remain effective for so long as the Government owns, directly or indirectly, a majority of our share capital. For more information on the Government’s financial support under the KDB Act, see “—Business—Government Support and Supervision.”

We expect that both we and KoFC will perform policy bank roles until the Government through KoFC transfers a controlling stake in KDBFG to unrelated third parties and ceases to hold a majority ownership interest in us. Under the KDB Act, as amended in May 2009, if the Government ceases to be our controlling shareholder, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

However, the implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions, and the timing discussed above is only preliminary and is subject to change. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all. In addition, the Government’s financial support to us under the KDB Act may be discontinued in connection with the privatization and the Government may decide not to provide direct guarantees for the notes offered hereby or otherwise protect our creditworthiness.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2009, we had (Won)76,211.4 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of (Won)122,333.4 billion and total shareholders’ equity of (Won)15,110.7 billion, as compared to (Won)77,113.5 billion of loans outstanding, (Won)157,612.7 billion of total assets and (Won)15,715.3 billion of total shareholders’ equity as of December 31, 2008. In 2009, we recorded interest income of (Won)5,374.5 billion, interest expense of (Won)4,476.9 billion and net income of (Won)761.1 billion, as compared to (Won)5,800.9 billion of interest income, (Won)4,997.1 billion of interest expense and (Won)350.3 billion of net income in 2008. See “—Selected Financial Statement Data.”

Currently, the Government indirectly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 44 of the KDB Act. Article 44 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended Article 43 of the KDB Act. The revised Article 43 provides that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•	the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking;

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

The revised KDB Act, which was filed as an exhibit to the registration statement of which this prospectus forms a part, became effective as of June 1, 2009.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2009, our authorized capital was (Won)15,000 billion and capitalization was as follows:

	December 31, 2009(1)
	(billions of won) (unaudited)
Long-term debt:
Won currency borrowings	(Won)	3,556.2
Industrial finance bonds		32,942.6
Foreign currency borrowings		3,315.4

Total long-term debt		39,814.2	(2)(3)

Capital:
Paid-in capital		9,241.9
Capital surplus		52.2
Capital adjustment		(1.2)
Retained earnings		5,070.9
Accumulated other comprehensive income		747.0

Total capital		15,110.8

Total capitalization	(Won)	54,925.0

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2009.
(2)	We have translated borrowings in foreign currencies into Won at the rate of (Won)1,167.6 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2009.
(3)	As of December 31, 2009, we had contingent liabilities totaling (Won)14,329.0 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “furnish funds for the expansion of the national economy.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing.

Government Support and Supervision

The Government owns indirectly all of our paid-in capital. On February 20, 2000, the Government contributed (Won)100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by (Won)959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed (Won)3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed (Won)50 billion in cash to our capital. On August 13, 2003, the Government contributed (Won)80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed (Won)1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed (Won)500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed (Won)900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by (Won)400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and shareholders’ equity (including paid-in capital) as described under the heading “Overview” and “Selected Financial Statement Data” in this prospectus. Taking into account these capital contributions and reduction, as of December 31, 2009, our total paid-in capital was (Won)9,241.9 billion. See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2009 and 2008—Note 17.” In March 2010, the Government, through KDBFG, made a further capital contribution of (Won)10.0 billion in cash to our capital.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 43 and 44 of the KDB Act. Article 43 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized. Article 44 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 44 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 44, may be amended at any time by action of the National Assembly. If the Government ceases to be our controlling shareholder as a result of our privatization, the Government’s financial support to us stipulated by Article 44 of the KDB Act is expected to cease to be provided.

When the initial sale by the Government of its equity interest in KDBFG is made by May 2014 in accordance with the KDB Act, as amended in May 2009, the Government will guarantee the payment of the principal of and interest on our mid-to-long term foreign currency debt outstanding (including the notes offered hereby) as of the date of the initial sale of its equity interest in KDBFG, subject to the authorization by the National Assembly of the Government guarantee amount, pursuant to Article 18-2 of the KDB Act. In addition, under Article 18-2 of the KDB Act, the Government may directly or indirectly guarantee, within the limit and scope determined by the Government and subject to the authorization by the National Assembly, the repayment of the principal of and interest on our mid-to-long term foreign currency debt incurred during the period when the Government directly or indirectly owns more than 50% of KDBFG to refinance our foreign currency debt referred to in the preceding sentence, in the event that (i) the repayment of our outstanding foreign currency debt would be difficult unless the Government provides a guarantee, (ii) the terms and conditions of our newly incurred foreign currency debt would become notably unfavorable unless the Government provides a guarantee or (iii) any other circumstances equivalent to (i) or (ii) above exist, as determined by the Minister of Strategy and Finance.

The Government closely supervises our operations in the following ways:

•	the Government, through KDBFG, our sole shareholder, has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Spin-off of KDB
In October 2009, the Government established KDBFG and KoFC by spinning off a portion of our assets, liabilities and shareholders’ equity as described under the heading “—Overview” above. The following balance sheet data show our assets, liabilities and shareholders’ equity before and after the spin-off, as well as assets, liabilities and shareholders’ equity transferred to KDBFG and KoFC.

	KDB Before Spin-off	KDB After Spin-off	KDBFG	KoFC
	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009	As of October 27, 2009
	(billions of won)
	(unaudited)
Balance Sheet Data
Assets
Cash and due from banks	1,778.3	1,200.6	72.8	504.9
Securities(1)	54,556.8	33,791.4	1,579.6	19,185.8
Loans receivable (net of provision for possible loan losses and present value discounts)	79,328.0	75,315.7	—	4,012.4
Property and equipment	625.5	547.5	0.3	77.7
Other assets	15,446.8	15,399.3	14.4	33.1

Total assets	151,735.4	126,254.4	1,667.1	23,813.9

Liabilities and Shareholders’ Equity
Deposits	14,073.8	14,073.8	—	—
Borrowings(2)	102,380.6	82,289.7	450.0	19,640.9
Other liabilities	16,464.8	15,224.7	67.1	1,173.0

Total liabilities	132,919.2	111,588.2	517.1	20,813.9

Paid-in capital	9,641.9	9,241.9	300.0	100.0
Capital surplus	60.7	47.1	13.6	—
Capital adjustments	(38.5)	(34.6)	(0.2)	(3.7)
Accumulated other comprehensive income (loss)	1,101.3	185.6	(14.6)	930.3
Retained Earnings	8,050.9	5,226.3	851.2	1,973.4

Total shareholders’ equity	18,816.2	14,666.2	1,150.0	3,000.0

Total liabilities and shareholders’ equity	151,735.4	126,254.4	1,667.1	23,813.9

(1)	Includes equity securities and debt securities. The following table shows details of equity securities that have been transferred to KDBFG and KoFC in the spin-off.

(a)	Equity securities transferred to KDBFG from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Daewoo Securities Co., Ltd.	39.1%	1,043.0
KDB Capital Corp.	99.9%	485.3
KDB Asset Management LLP	64.3%	42.4
Korea Infra Asset Management	84.2%	8.9

Total		1,579.6

(b)	Equity securities transferred to KoFC from KDB

	As of October 27, 2009
Classification	Ownership	Book value
	(billions of won, except percentage)
Korea Electric Power Corporation	29.9%	8,981.7
Korea Expressway Corporation	8.8%	1,930.2
Korea Land & Housing Corporation	15.3%	2,491.9
Korea Water Resources Corporation	9.3%	976.4
The Export-Import Bank of Korea	3.1%	200.0
Korea Tourism Organization	43.6%	165.9
Korea Asset Management Corporation	8.1%	146.3
Korea Appraisal Board	30.6%	13.9
Korea Resources Corporation	0.5%	3.2
Seoul Newspaper Co., Ltd.	0.02%	0.03
Industrial Bank of Korea	10.6%	620.2
Hyundai Engineering & Construction Co., Ltd.	11.2%	744.4
Hynix Semiconductor Inc.	5.5%	587.0
Korea Aerospace Industries, Ltd.	30.1%	171.9
SK Networks Co., Ltd.	8.2%	246.1
Daewoo International Corporation	5.3%	153.0

Total		17,432.1

(2)	Borrowings include borrowings and industrial finance bonds.

As of October 27, 2009, our total assets after the spin-off decreased by 16.8% to (Won)126,254.4 billion from (Won)151,735.4 billion before the spin-off, primarily due to a 38.1% decrease in securities to (Won)33,791.4 billion from (Won)54,556.8 billion, which was attributable to the transfer of (Won)17,432.1 billion of equity securities and (Won)1,753.7 billion of debt securities to KoFC and (Won)1,579.6 billion of equity securities to KDBFG in connection with the spin-off.

As of October 27, 2009, our total liabilities after the spin-off decreased by 16.0% to (Won)111,588.2 billion from (Won)132,919.2 billion before the spin-off, primarily due to a 19.6% decrease in borrowings to (Won)82,289.7 billion from (Won)102,380.6 billion, which was attributable to the transfer of (Won)19,640.9 billion of borrowings (including (Won)16,795.0 billion of industrial finance bonds) to KoFC and (Won)450.0 billion of borrowings to KDBFG in connection with the spin-off.

As of October 27, 2009, our total shareholders’ equity after the spin-off decreased by 22.1% to (Won)14,666.2 billion from (Won)18,816.2 billion before the spin-off, primarily due to a decrease in retained earnings by (Won)2,824.6 billion, which was mainly attributable to the transfer of (Won)1,973.4 billion of retained earnings to KoFC and (Won)851.2 billion of retained earnings to KDBFG in connection with the spin-off.

The following income statement data show our income and expenses for the period from January 1, 2009 to October 27, 2009 before the spin-off but do not reflect any effect on our income and expenses resulting from the spin-off.

Period beginning on January 1, 2009 and ending on October 27, 2009 (Before Spin-off)
(billions of won)
(unaudited)
Income Statement Data
Total Interest Income	4,441.8
Total Interest Expenses	3,918.5
Net Interest Income	523.3
Operating Revenues	24,519.9
Operating Expenses	24,308.6
Net Income	866.4

From January 1, 2009 to October 27, 2009, we recorded net income of (Won)866.4 billion before the spin-off. Principal factors for the net income for such period include (a) net gain on disposal of available-for-sale securities of (Won)601.7 billion, primarily due to gains from the sale of our equity interest in Doosan Heavy Industries & Construction, Hyundai Engineering & Construction and SK Networks, (b) net valuation gain on equity method investments of (Won)525.8 billion, primarily due to gain from our investment in KEPCO and (c) net interest income of (Won)523.3 billion, primarily due to income from interest on loans. The above factors were partially offset by provision for loan losses of (Won)575.5 billion during such period.

Results of Operation

You should read the following financial statement data together with the financial statements and notes included in this prospectus:

	Year Ended December 31,
	2005	2006	2007	2008	2009
	(billions of won) (audited)
Income Statement Data
Total Interest Income	3,029.2	3,650.5	4,479.0	5,800.9	5,374.5
Total Interest Expenses	2,598.2	3,294.3	4,238.4	4,997.1	4,476.9
Net Interest Income	431.0	356.2	240.7	803.8	897.6
Operating Revenues	10,730.4	11,806.4	12,578.7	44,131.0	27,682.3
Operating Expenses	10,503.7	11,230.5	11,437.0	43,240.9	27,676.5
Net Income	2,421.7	2,100.8	2,047.6	350.3	761.1

	As of December 31,
	2005	2006	2007	2008	2009
	(billions of won) (audited)
Balance Sheet Data
Total Loans(1)	50,490.3	51,392.9	57,842.2	77,113.5	76,211.4
Total Borrowings(2)	75,304.1	81,158.2	93,954.4	117,253.5	94,623.7
Total Assets	96,510.7	104,523.3	122,615.9	157,612.7	122,333.4
Total Liabilities	81,765.7	88,017.1	104,029.2	141,897.4	107,222.7
Shareholder’s Equity	14,745.0	16,506.2	18,586.7	15,715.3	15,110.7

(1)	Gross amount, which includes equipment capital loans, working capital loans and other loans (including call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans) without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, call money, borrowings, bonds sold under repurchase agreements, bills sold and industrial finance bonds.

2009

We had net income of (Won)761.1 billion in 2009 compared to net income of (Won)350.3 billion in 2008.

Principal factors for the increase in net income in 2009 compared to 2008 included:

•

net valuation gain on equity method investments of (Won)619.9 billion in 2009 compared to net valuation loss of (Won)509.9 billion in 2008; the net valuation gain of (Won)619.9 billion in 2009 reflected principally the gain from our investment in KEPCO and the net valuation loss of (Won)509.9 billion in 2008 reflected principally losses from our investments in KEPCO and GM Daewoo Auto & Technology Company; and

•

an increase in net interest income to (Won)897.6 billion in 2009 from (Won)803.8 billion in 2008, primarily due to a decrease in interest expenses resulting from the transfer of interest-bearing liabilities, including Won-denominated industrial finance bonds, to KoFC in connection with the spin-off in October 2009, which more than offset a decrease in interest income resulting from the transfer of interest-bearing assets to KoFC in connection with the spin-off in October 2009.

The above factors were partially offset by an increase in provision for loan losses to (Won)918.6 billion in 2009 from (Won)328.1 billion in 2008, primarily due to an increase in non-performing loans resulting from corporate restructurings of borrowers in the construction, shipbuilding and shipping industries and Kumho Asiana Group’s debt work-out.

2008

We had net income of (Won)350.3 billion in 2008 compared to net income of (Won)2,047.6 billion in 2007.

Principal factors for the decrease in net income in 2008 compared to 2007 included:

•

net valuation loss on equity method investments of (Won)509.9 billion in 2008 compared to net valuation gain on equity method investments of (Won)1,468.6 billion in 2007, primarily due to losses from investments in KEPCO and GM Daewoo Auto & Technology Company; and

•

a decrease in gains on disposal of equity method investments to (Won)32.8 billion in 2008 from (Won)896.5 billion in 2007; the (Won)32.8 billion gain in 2008 reflected principally the sale of our equity interest in Tongmyung Mottrol Co., Ltd. and the (Won)896.5 billion gain in 2007 reflected principally the sale of our equity interest in LG Card.

The above factors were partially offset by an increase in net interest income to (Won)803.8 billion in 2008 from (Won)240.7 billion in 2007.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2009, we established provisions of (Won)1,393.5 billion for possible loan losses and bad debt securities, 36.1% higher than the provisions as of December 31, 2008, and (Won)268.7 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 188.3% increase from December 31, 2008. As of December 31, 2008, we established provisions of (Won)1,023.7 billion for possible loan losses and bad debt securities, 31.2% higher than the provisions as of December 31, 2007, and (Won)93.2 billion for doubtful accounts relating to foreign exchange, guarantees and other assets, representing a 58.1% increase from December 31, 2007.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2009, we have provided loans of (Won)3,551.0 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of (Won)63.2 billion following debt-equity swaps. As of December 31, 2009, we had established provisions of (Won)501.4 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

Financial Services Commission guidelines classify loans into five categories; provisions are made in accordance with ratios applicable to each category. Effective December 31, 2007, the Financial Services Commission adopted more stringent definitions for the relevant loan categories which more closely follow international standards. Under the revised definitions, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.85% or more reserves required (0.9% for companies in certain industries).

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 7.0% or more reserves required.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

The following table provides information on our loan loss provisions.

	As of December 31, 2007(1)					As of December 31, 2008(1)					As of December 31, 2009(1)
	Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount		Minimum Provisioning Ratio	Loan Loss Provisions
	(in billions of won, except percentages)
Normal	(Won)	48,833.0	0.85-0.9%	(Won)	437.3	(Won)	66,003.8	0.85-0.9%	(Won)	595.6	(Won)	66,797.0	0.85-0.9%	(Won)	719.6
Precautionary		436.8	7.0%		60.3		449.1	7.0%		56.5		1,343.2	7.0%		190.2
Substandard		619.3	20.0%		254.1		912.7	20.0%		223.6		1,580.4	20.0%		418.9
Doubtful		3.4	50.0%		2.1		10.3	50.0%		5.3		37.6	50.0%		22.8
Expected Loss		26.2	100.0%		26.2		142.7	100.0%		142.7		42.0	100.0%		42.0
Others(2)		7,893.1	—		—		9,570.9	—		—		6,411.2	—		—

Total	(Won)	57,811.8		(Won)	780.0	(Won)	77,089.5		(Won)	1,023.7	(Won)	76,211.4		(Won)	1,393.5

(1)	These figures include loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines.
(2)	Includes loans guaranteed by the Government.

As of December 31, 2009, our delinquent loans totaled (Won)1,660.0 billion, representing 2.2% of our outstanding loans as of such date. On December 31, 2009, our legal reserve was (Won)4,353.4 billion, representing 5.7% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tires Co., Inc., SLS Shipbuilding Co., Ltd., Ssangyong Motor Company, Amuty Shinchon Securitization Specialty Co., Ltd. and 21st Century Shipbuilding Co., Ltd. As of December 31, 2009, our credit extended to these companies totaled (Won)1,474.3 billion, accounting for 1.2% of our total assets as of such date.

We downgraded the classification of our exposure to Kumho Tires Co., Inc. from normal to substandard in January 2010. As of December 31, 2009, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires was (Won)583.0 billion. We downgraded the classification of our exposure to SLS Shipbuilding Co., Ltd. from precautionary to substandard in January 2010. As of December 31, 2009, our exposure to SLS Shipbuilding was (Won)341.3 billion. We downgraded the classification of our exposure to Ssangyong Motor Company from normal to expected loss retroactively as of December 31, 2008, following its application for debtor rehabilitation process in January 2009. As of December 31, 2009, our exposure to Ssangyong Motor Company was (Won)318.2 billion. We downgraded the classification of our exposure to Amuty Shinchon Securitization Specialty Co., Ltd. from normal to substandard, following our evaluation of its financial condition and operating results in February 2009. As of December 31, 2009, our exposure to Amuty Shinchon Securitization Specialty was (Won)149.1 billion. We downgraded the classification of our exposure to 21st Century Shipbuilding Co., Ltd. from precautionary to substandard in January 2010. As of December 31, 2009, our exposure to 21st Century Shipbuilding was (Won)82.8 billion.

As of December 31, 2009, we established provisions of (Won)164.4 billion for our exposure to Kumho Tires, (Won)153.6 billion for SLS Shipbuilding, (Won)63.6 billion for Ssangyong Motor Company, (Won)29.8 billion for Amuty Shinchon Securitization Specialty and (Won)37.2 billion for 21st Century Shipbuilding.

In 2009, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including us, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, we provided emergency loans of (Won)100.0 billion and (Won)280.0 billion to Kumho Tires and Kumho Industrial, respectively, which are currently classified as substandard and below. We and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’ debt until December 31, 2014. In addition, we and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011. These four companies are members of Kumho Asiana Group, which is undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. We, as the main creditor of Kumho Asiana Group, are under negotiations with the Kumho Asiana Group and the financial investors in Daewoo E&C to purchase a controlling stake in Daewoo E&C from Kumho Asiana Group through a private-equity fund.

Based on our unaudited internal management accounts, as of December 31, 2009, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was (Won)863.5 billion, (Won)113.5 billion, (Won)835.7 billion and (Won)847.7 billion, respectively. Based on our unaudited internal management accounts, as of December 31, 2009, we established provisions of (Won)130.7 billion, (Won)3.2 billion, (Won)6.9 billion and (Won)6.6 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

Operations

Loan Operations

We mainly provide equipment capital loans and working capital loans to private Korean enterprises that undertake major industrial projects. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 3.75% over our prime rate, although we provide a discount between 0.3% and 0.8% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of five to ten years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from small- and medium-sized companies. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2007	2008	2009
	(billions of won)
Equipment Capital Loans:
Domestic Currency	14,669.3	19,787.1	24,695.2
Foreign Currency(2)	12,037.8	18,035.1	15,544.1

	26,707.1	37,822.2	40,239.3
Working Capital Loans:
Domestic Currency	9,895.3	15,114.1	12,114.4
Foreign Currency(2)	2,756.9	3,144.8	2,410.9

	12,652.2	18,258.9	14,525.3
Other Loans(3)	18,482.9	21,032.4	21,446.8

Total Loans	57,842.2	77,113.5	76,211.4

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled (Won)3,130.5 billion as of December 31, 2007, (Won)4,254.4 billion as of December 31, 2008 and (Won)3,297.2 billion as of December 31, 2009. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”
(3)	Includes call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans.

As of December 31, 2009, we had (Won)76,211.4 billion in outstanding loans, representing a 1.2% decrease from December 31, 2008, primarily as a result of the transfer of loans to KoFC in connection with the spin-off of KoFC. See “Selected Financial Statement Data—Spin-off of KDB.”

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,			As % of December 31, 2009 Total
	2007	2008	2009
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	12,228.1	18,729.0	19,078.8	34.8%
Loans with Remaining Maturities of More Than One Year	27,131.3	37,352.1	35,685.8	65.2%

Total	39,359.4	56,081.1	54,764.6	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,			As % of December 31, 2009 Total
	2007	2008	2009
	(billions of won, except percentages)
Manufacturing	22,807.1	32,068.7	32,172.2	58.7%
Banking and Insurance	2,878.5	4,157.0	3,331.5	6.1%
Transportation and Communication	4,136.2	5,981.8	5,567.7	10.2%
Public Administration	1,807.3	2,050.7	1,629.7	3.0%
Electric, Gas and Water Supply Industry	2,561.3	2,976.6	2,983.6	5.4%
Others	5,168.9	8,846.3	9,079.9	16.6%

Total	39,359.3	56,081.1	54,764.6	100.0%

Percentage increase (decrease) from previous period	16.3%	42.5%	(2.3)%

(1)	Includes loans extended to affiliates.

The manufacturing sector accounted for 58.7% of our outstanding equipment capital and working capital loans as of December 31, 2009. As of December 31, 2009, loans to the metal-related manufacturing businesses and chemical and plastic manufacturing businesses accounted for 23.6% and 21.2%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

The Small & Medium Business Corp. was our single largest borrower as of December 31, 2009, accounting for 2.4% of our outstanding equipment capital and working capital loans. As of December 31, 2009, our five largest borrowers accounted for 9.9% of our outstanding equipment capital and working capital loans and the 20 largest borrowers for 23.2%. The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2009 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2009 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	56.3%
Transportation and Communication	13.5%
Electricity and Waterworks	11.5%
Public Administration and National Defense	10.3%
Financing, Insurance and Business Services	3.7%
Science and Technology / Others	4.7%

Total	100.0%

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,			As % of Year Ended December 31, 2009 Total
	2007	2008	2009
	(billions of won, except percentages)
Manufacturing	9,915.6	13,863.4	18,801.3	55.4%
Transportation and Communication	1,500.0	1,911.9	2,687.1	7.9%
Electricity and Waterworks	1,479.7	373.9	557.9	1.6%
Financing, Insurance and Business Services	1,807.4	2,071.8	5,357.6	15.8%
Others	1,768.9	3,011.4	6,560.0	19.2%

Total	16,471.6	21,232.4	33,963.9	100.0%

Percentage increase (decrease) from previous period	25.9%	28.9%	59.9%

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

See “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2009 and 2008—Note 5” for more information on the types of credit extended by us and the amounts of each type outstanding as of December 31, 2009.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2009:

	Equipment Capital Loans(1)		Working Capital Loans(1)
	December 31, 2009%		December 31, 2009%
	(billions of won, except percentages)
Industrial fund loans	21,173.6	52.6%	10,522.3	72.4%
Foreign currency loans	10,549.2	26.2%	2,407.6	16.6%
Offshore loans in foreign currencies	3,418.9	8.5%	—	—
Government fund loans	789.8	2.0%	0.4	0.0%
IBRD loans	1,417.8	3.5%	—	—
Overdraft	—	—	407.5	2.8%
Others	2,890.0	7.2%	1,187.5	8.2%

Total	40,239.3	100.0%	14,525.3	100.0%

(1)	Includes loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul and Busan subway systems;

•	small tourist facilities;

•	rural and coastal electricity facilities;

•	hospitals; and

•	other facilities.

Government fund loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at fixed interest rates with original maturities, in the case of equipment capital loans, of eight to 20 years and, in the case of working capital loans, of up to five years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises),

We also make special purpose fund loans from money received from the World Bank, the ADB, other multinational agencies and foreign financial institutions. For further information relating to such loans, see “—Sources of Funds” and “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2009 and 2008—Note 5.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2007	2008	2009
	(billions of won)
Acceptances	275.7	725.8	1,231.9
Guarantees on local borrowing	384.1	441.0	370.6
Guarantees on foreign borrowing	11,330.6	16,910.4	12,686.1
Letter of guarantee for importers	39.3	29.8	40.3

Total	12,029.7	18,107.0	14,329.0

On November 13, 2002, we entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, we issued in February 2003 our guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although our guarantee obligations only run through 2016) in an aggregate principal amount of approximately (Won)3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003, and we issued in April 2003 our guarantee to holders of KEPCO’s Eurobonds with final maturities ranging from 2004 to 2007 in an aggregate principal amount of approximately (Won)0.9 trillion, based on exchange rates prevailing on the guarantee issuance date, April 29, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay us an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC, which indirectly owns 94.2% of our paid-in capital, currently owns approximately 30.0% of the outstanding shares of common stock of KEPCO, and the Government, which indirectly owns all of our paid-in capital, owns an additional 21.1% of such shares of KEPCO.

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo International Corp., Daewoo Electronics Corp., Daewoo Shipbuilding & Marine Engineering Co. Ltd. and Hynix Semiconductor Inc. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments decreased to (Won)5,617.8 billion as of December 31, 2009 from (Won)22,917.1 billion as of December 31, 2008, primarily as a result of the transfer of our equity interest in certain companies, including KEPCO and Daewoo Securities Co., Ltd., to KoFC in connection with the spin-off in October 2009. See “Selected Financial Statement Data—Spin-off of KDB.” Our equity investments decreased to (Won)22,917.1 billion as of December 31, 2008 from (Won)26,944.1 billion as of December 31, 2007, principally as a result of valuation losses on capital stock of KEPCO and GM Daewoo Auto & Technology.

To support the Government’s policy of helping credit-constrained small- and medium-sized companies, we allocated (Won)400 billion for each of 2008 and 2009 for investment in promising small- and medium-sized companies and invested (Won)227.7 billion and (Won)158.4 billion in 112 and 74 companies in 2008 and 2009, respectively.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2009, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled (Won)5,617.8 billion, equal to 20.7% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2009:

Equity Investments

Book Value as of December 31, 2009
(billions of won)
Electricity & Waterworks	59.2
Construction	11.3
Finance and Insurance	2,010.8
Rea Estate Business	94.4
Manufacturing	1,668.7
Transportation	450.8
Others	1,322.6

Total	5,617.8

As of December 31, 2009, we held total equity investments, on a book value basis, of (Won)286.5 billion in one of our five largest borrowers and (Won)339.5 billion in three of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2009, the aggregate value of our equity investments accounted for approximately 137.8% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2009, we held in trust cash and other assets totaling (Won)20,746.9 billion, and we generated in 2009 trust fee income equaling (Won)15.2 billion. As of December 31, 2008, we held in trust cash and other assets totaling (Won)12,344.9 billion, and we generated in 2008 trust fee income equaling (Won)6.9 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2007, 2008 and 2009, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international borrowings from The Bank of Korea; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2009:

Type of Funds Borrowed	As of December 31, 2009
(billions of won)
General Purpose	848.7
Special Purpose	3,808.5

Total	4,657.2

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2009:

Outstanding Balance	As of December 31, 2009
(billions of won)
Denominated in Won	35,060.9
Denominated in Other Currencies	15,818.3

Total	50,879.2

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2009, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2009) was (Won)66,380.6 billion, equal to 15.5% of our authorized amount under the KDB Act, which was (Won)429,383.6 billion.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of five to ten years. We also borrow from the World Bank, the ADB and other similar supranational institutions to fund special projects, with terms linked to the related loans we extend. As of December 31, 2009, the outstanding amount of our foreign currency borrowings was US$11.2 billion.

Our long term and short term foreign currency borrowings decreased to (Won)13,087.5 billion as of December 31, 2009 from (Won)16,468.2 billion as of December 31, 2008.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2009, demand deposits held by us totaled (Won)521.8 billion and time and savings deposits held by us totaled (Won)9,829.3 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2009:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)(2)	2010	2011	2012	2013	Thereafter
	(billions of won)
Won	15,332.2	8,298.6	5,412.4	2,867.1	7,807.8
Foreign	14,385.9	4,622.5	3,759.5	2,680.1	3,377.9

Total Won Equivalent	29,718.2	12,921.1	9,171.8	5,547.2	11,185.7

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2009, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Bank:

Direct Internal Debt of the Bank

(billions of Won)
2005	41,971.7
2006	47,054.7
2007	48,419.6
2008	62,956.7
2009	49,035.8

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding direct external debt of the Bank as of December 31, 2009:

Direct External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(billions)
US$	US$	10.9	US$	10.9
Japanese yen (¥)		¥374.3		4.1
Euro (EUR)	EUR	2.2		3.1
Singapore dollar (SGD)	SGD	0.6		0.4
Hong Kong dollar (HKD)	HKD	3.2		0.4
Pound sterling (GBP)	GBP	0.2		0.2
Swiss franc (CHF)	CHF	0.7		0.6
Brazilian real (BRL)	BRL	0.2		0.0
Chinese yuan (CNY)	CNY	0.8		0.1

Total			US$	20.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2009.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of the Bank:

Direct External Debt of the Bank

(billions of Won)
2005	22,010.3
2006	24,198.7
2007	35,951.3
2008	37,556.4
2009	31,763.8

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain branches in Tokyo, Shanghai, Singapore, New York, London, Beijing and Guangzhou and two overseas representative offices in Frankfurt and Shenyang.

Property

Our head office is located at 16-3 Youido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 44 branches in major cities throughout the Republic, including 10 in Seoul. We generally own our domestic office space and lease our overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of not more than nine directors, including our Chief Executive Officer and Chairman of the Board of Directors. Under the KDB Act, as amended in May 2009, we elect our directors, including our Chief Executive Officer and Chairman of the Board of Directors, at a

general meeting of shareholders. Our executive directors serve for three-year terms and our independent non-executive directors serve for one-year terms, and they may be re-appointed. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Euoo Sung Min	June 10, 2011
Executive Directors:	Young Kee Kim	May 5, 2012
	Han Chul Kim	February 3, 2013
Independent Non-executive Directors	Youn Soo Lee	December 19, 2010

As of December 31, 2009, we employed 2,443 persons with 1,638 located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2009
USD	450,000,000	5.5	November 13, 2002	November 13, 2012	450,000,000
USD	150,000,000	5.5	January 30, 2003	November 13, 2012	150,000,000
USD	750,000,000	5.75	September 10, 2003	September 10, 2013	750,000,000
USD	750,000,000	4.625	September 16, 2005	September 16, 2010	750,000,000
USD	500,000,000	3M USD Libor + 0.28	November 22, 2005	November 22, 2012	500,000,000
USD	300,000,000	3M USD Libor + 0.2	September 12, 2006	September 12, 2011	300,000,000
USD	300,000,000	3M USD Libor + 0.14	April 3, 2007	April 3, 2010	300,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013	1,000,000,000
USD	25,000,000	4.03	May 23, 2008	May 23, 2010	25,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014	1,700,000,000
USD	17,000,000	5.3	February 17, 2009	February 17, 2010	17,000,000
USD	14,500,000	5.16	February 18, 2009	February 11, 2010	14,500,000
USD	40,000,000	5.85	March 13, 2009	March 10, 2010	40,000,000
USD	35,500,000	5.1	April 2, 2009	March 22, 2010	35,500,000
USD	38,950,000	4.65	April 27, 2009	April 27, 2010	38,950,000
USD	100,000,000	4.48	May 13, 2009	May 13, 2010	100,000,000
USD	19,000,000	5.7	May 12, 2009	April 9, 2012	19,000,000
USD	15,000,000	5.46	May 15, 2009	April 9, 2012	15,000,000
USD	10,000,000	3.68	May 22, 2009	May 19, 2010	10,000,000
USD	50,000,000	3M USD Libor + 1.3	October 30, 2009	October 30, 2011	50,000,000
USD	10,000,000	3M USD Libor + 1.3	November 9, 2009	October 30, 2011	10,000,000
USD	500,000,000	3M USD Libor + 0.18	December 7, 2006	December 7, 2011	500,000,000
USD	200,000,000	3M USD Libor + 0.17	August 31, 2007	August 31, 2010	200,000,000
USD	28,400,000	6M USD Libor + 0.3	December 28, 2007	December 30, 2012	28,400,000
USD	28,600,000	6M USD Libor + 0.3	December 28, 2007	June 30, 2010	28,600,000
USD	28,600,000	6M USD Libor + 0.3	December 28, 2007	December 30, 2010	28,600,000
USD	28,600,000	6M USD Libor + 0.3	December 28, 2007	June 30, 2011	28,600,000
USD	28,600,000	6M USD Libor + 0.3	December 28, 2007	December 30, 2011	28,600,000
USD	28,600,000	6M USD Libor + 0.3	December 28, 2007	June 30, 2012	28,600,000
USD	50,000,000	6M USD Libor + 0.95	April 28, 2008	April 28, 2011	50,000,000
USD	50,000,000	6M USD Libor + 0.95	May 30, 2008	May 30, 2011	50,000,000
USD	200,000,000	3M USD Libor + 3.8	July 16, 2009	July 16, 2014	200,000,000
USD	100,000,000	3M USD Libor + 1.7	July 30, 2009	July 30, 2010	100,000,000
USD	50,000,000	3M USD Libor + 1.18	October 30, 2009	October 31, 2011	50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2009
USD	300,000,000	3M USD Libor + 0.14	April 3, 2007	April 3, 2010		300,000,000
USD	300,000,000	6M USD Libor + 0.35	October 4, 2007	October 4, 2012		300,000,000
USD	150,000,000	3M USD Libor + 0.7	February 27, 2008	February 27, 2011		150,000,000
USD	20,000,000	3M USD Libor + 3.5	January 23, 2009	January 22, 2010		20,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014		300,000,000
USD	125,000,000	5.15	February 2, 2009	February 2, 2010		125,000,000
USD	200,000,000	5.75	May 13, 2009	May 13, 2012		200,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016		50,000,000
USD	20,000,000	4.53	May 20, 2009	May 18, 2011		20,000,000
USD	25,000,000	3M USD Libor + 0.95	November 20, 2009	November 20, 2010		25,000,000
USD	50,000,000	6M USD Libor + 0.25	May 31, 2005	May 30, 2010		50,000,000
USD	40,000,000	6M USD Libor + 0.7	March 12, 2008	March 12, 2011		40,000,000
USD	40,000,000	6M USD Libor + 0.6	March 14, 2008	March 14, 2010		40,000,000
USD	40,000,000	6M USD Libor + 0.725	April 23, 2008	April 23, 2010		40,000,000
USD	50,000,000	3M USD Libor + 1.3	September 30, 2009	September 30, 2012		50,000,000
USD	50,000,000	3M USD Libor + 1.18	November 20, 2009	November 20, 2011		50,000,000

		Subtotal in Original Currency			USD	9,356,350,000

		Subtotal in Equivalent Amount of Won(1)			(Won)	10,924,474,260,000

SGD	300,000,000	5.68	January 16, 2009	January 16, 2010		300,000,000
SGD	50,000,000	5.2	April 29, 2009	April 29, 2011		50,000,000
SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	50,000,000	5.5	January 2, 2009	January 2, 2010		50,000,000
SGD	50,000,000	5.55	January 22, 2009	January 22, 2010		50,000,000
SGD	68,000,000	2.44	November 25, 2009	May 25, 2012		68,000,000

		Subtotal in Original Currency			SGD	603,000,000

		Subtotal in Equivalent Amount of Won(2)			(Won)	501,255,810,000

JPY	30,000,000,000	0.87	June 28, 2005	June 28, 2010		30,000,000,000
JPY	30,000,000,000	1.74	June 7, 2006	June 7, 2011		30,000,000,000
JPY	30,000,000,000	1.64	June 1, 2007	June 1, 2012		30,000,000,000
JPY	20,000,000,000	6M ¥ Libor + 0.18	June 1, 2007	June 1, 2012		20,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.23	September 20, 2007	September 20, 2012		5,000,000,000
JPY	27,000,000,000	1.66	October 12, 2007	October 12, 2010		27,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 1, 2007	November 1, 2012		5,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.6	December 21, 2007	December 21, 2012		5,000,000,000
JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	19,000,000,000	3M ¥ Libor + 1.38	August 13, 2008	August 13, 2010		19,000,000,000
JPY	2,000,000,000	1.96	August 11, 2009	August 12, 2010		2,000,000,000
JPY	34,000,000,000	3M ¥ Libor + 0.25	October 31, 2007	October 31, 2010		34,000,000,000
JPY	711,050,000	6M ¥ Libor + 0.8125	December 4, 2009	December 2, 2011		711,050,000
JPY	11,345,294,000	1.435	December 22, 2009	December 8, 2014		11,345,294,000
JPY	1,179,700,000	1.435	December 28, 2009	December 8, 2014		1,179,700,000
JPY	33,000,000,000	1.94	October 12, 2007	October 12, 2012		33,000,000,000
JPY	5,000,000,000	3M ¥ Libor + 0.45	November 15, 2007	November 15, 2012		5,000,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	13,000,000,000	2.43	August 13, 2008	August 13, 2010		13,000,000,000
JPY	12,100,000,000	2.51	September 14, 2009	September 14, 2011		12,100,000,000
JPY	10,900,000,000	2.67	September 14, 2009	September 14, 2012		10,900,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	15,000,000,000	3M ¥ Libor + 0.6	February 28, 2008	February 28, 2011		15,000,000,000

		Subtotal in Original Currency			JPY	334,236,044,000

		Subtotal in Equivalent Amount of Won(3)			(Won)	4,220,799,610,841

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2009
HKD	150,000,000	5	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.77	November 21, 2007	November 21, 2012		80,000,000
HKD	80,000,000	4.37	November 22, 2007	November 22, 2010		80,000,000
HKD	150,000,000	3M Hibor + 0.3	November 23, 2007	November 23, 2010		150,000,000
HKD	100,000,000	3M Hibor + 0.3	November 23, 2007	November 23, 2010		100,000,000
HKD	330,000,000	3M Hibor + 0.4	November 30, 2007	November 30, 2010		330,000,000
HKD	200,000,000	3M Hibor + 0.4	December 6, 2007	December 6, 2010		200,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	100,000,000	5.28	April 27, 2009	April 27, 2011		100,000,000
HKD	150,000,000	3M Hibor + 0.22	May 30, 2006	May 30, 2011		150,000,000
HKD	280,000,000	3M Hibor + 0.35	October 12, 2007	October 12, 2010		280,000,000
HKD	230,000,000	3M Hibor + 0.32	October 25, 2007	October 25, 2010		230,000,000
HKD	78,000,000	3M Hibor + 0.33	November 20, 2007	November 20, 2010		78,000,000
HKD	150,000,000	3.075	January 23, 2008	January 24, 2011		150,000,000
HKD	200,000,000	5.75	January 15, 2009	January 15, 2010		200,000,000
HKD	200,000,000	3M Hibor + 1.5	August 14, 2009	August 14, 2010		200,000,000
HKD	150,000,000	3.2	August 19, 2009	August 19, 2011		150,000,000
HKD	100,000,000	3M Hibor + 1.5	August 24, 2009	August 24, 2010		100,000,000
HKD	100,000,000	3M Hibor + 1.45	August 26, 2009	August 28, 2010		100,000,000
HKD	240,000,000	3M Hibor + 1.03	November 16, 2009	November 16, 2011		240,000,000

		Subtotal in Original Currency			HKD	3,148,000,000

		Subtotal in Equivalent Amount of Won(4)			(Won)	473,962,880,000

GBP	150,000,000	3M £ Libor + 0.2	April 26, 2006	April 26, 2011		150,000,000

		Subtotal in Original Currency			GBP	150,000,000

		Subtotal in Equivalent Amount of Won(5)			(Won)	281,659,500,000

EUR	500,000,000	3M Euribor + 0.32	February 7, 2005	February 8, 2010		500,000,000
EUR	500,000,000	3M Euribor + 0.2	March 9, 2006	March 9, 2011		500,000,000
EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	100,000,000	6M Euribor + 0.55	January 9, 2008	January 9, 2011		100,000,000
EUR	30,000,000	6M Euribor + 0.8	May 21, 2008	May 21, 2011		30,000,000
EUR	70,000,000	6M Euribor + 0.85	July 4, 2008	July 4, 2011		70,000,000
EUR	30,000,000	6M Euribor + 0.91	July 29, 2008	July 29, 2011		30,000,000

		Subtotal in Original Currency			EUR	1,530,000,000

		Subtotal in Equivalent Amount of Won(6)			(Won)	2,561,648,400,000

CHF	250,000,000	3	June 23, 2006	June 23, 2011		250,000,000
CHF	50,000,000	3	December 28, 2007	June 23, 2011		50,000,000
CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000

		Subtotal in Original Currency			CHF	650,000,000

		Subtotal in Equivalent Amount of Won(7)			(Won)	732,179,500,000

BRL	170,960,000	CDI*102%	December 14, 2009	December 14, 2010		170,960,000

		Subtotal in Original Currency			BRL	170,960,000

		Subtotal in Equivalent Amount of Won(8)			(Won)	114,581,836,960

	Total External Bonds of the Bank in Equivalent Amount of Won				(Won)	19,810,561,797,801

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD1.00 to Won 831.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to Won 1,262.8, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD1.00 to Won 150.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Pound sterling amounts are converted to Won amounts at the rate of GBP1.00 to Won 1,877.7, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to Won 1,674.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Swiss franc amounts are converted to Won amounts at the rate of CHF1.00 to Won 1,126.4, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL1.00 to Won 670.2, the prevailing market rate on December 31, 2009.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2009(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.4~6M Libor + 0.8	2009	2011~2014	(Won)	167,147
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.8	1998	2013		1,481,451
Mizuho and others	Borrowings from foreign banks	3M~6M Libor + 0.1~0.6	2006~2009	2010~2014		2,139,699
DBS Bank and others	Off-shore short-term borrowings	2.2~5.5	2009	2010		194,766
		3M~1Y Libor + 0.3~4.0	2009	2010		252,938

						447,704
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M~6M Libor/ 6M Euribor + 0.3~1.9	2005~2009	2010~2012		721,393

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2009(1)
		(%)			(millions of Won)
Others	Short-term borrowings in foreign currency	1.0~9.2/3M~1Y Libor 0.3 + 4.0	2008~2009	2009~2010		6,819,271
Long-term borrowings in foreign currency		1.0~5.9	2007~2009	2010~2012		1,310,876

Total External Borrowings of the Bank					(Won)	13,087,541

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2009 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2009
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.84~4.52	2009	2010	(Won)	1,446,686
Long-term Industrial Finance Bonds	2.28~10.0	2000~2009	2010~2028		33,567,712

Total Bonds	2.28~10.0	2000~2009	2010~2028		35,014,398
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	3.4~6.0	1990~2009	2010~2029	(Won)	848,647
Borrowings from Industrial Bank of Korea	1.5~4.5	2002~2009	2010~2023		144,713
Borrowings from Small Business Corp.	2.0~4.2	2001~2009	2010~2019		557,702
Borrowings from the Ministry of Culture and Tourism	1.4~4.5	2001~2009	2010~2018		1,150,502
Borrowings from Korea Energy Management Corporation	0.3~4.5	1993~2009	2010~2029		923,453
Borrowings from Local Governments	1.5~6.0	2002~2009	2010~2017		135,381
Others	0.0~4.7	1993~2009	2009~2024		896,766

Total Borrowings(1)					4,657,164
3. Other Debt(2)					9,364,201

Total Internal Floating Debt(3)					11,341,219
Total Internal Funded Debt(4)					37,694,544

Total Internal Debt					49,035,763

(1)	Consist of short term borrowings in the amount of (Won)530,332 million and long term borrowings in the amount of (Won)4,126,832 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government, through KDBFG, our sole shareholder, elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Sung Moon Lee, who was appointed by the Financial Services Commission for a three-year term on April 11, 2008.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our non-consolidated and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea, which has audited our non-consolidated financial statements as of and for the year ended December 31, 2009 included in this prospectus. Shinhan Accounting Corporation, located at 5th Floor, Samhwan Camus Building, #17-3 Yeouido-Dong, Yeongdeungpo-gu, Seoul, Korea, has audited our non-consolidated financial statements as of and for the year ended December 31, 2008 included in this prospectus.

Our non-consolidated financial statements appearing in this prospectus were prepared in conformity with generally accepted accounting principles in the Republic, summarized in “—Financial Statements and the Auditors—Notes to Non-Consolidated Financial Statements of December 31, 2009 and 2008—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States (“US GAAP”).

We generally record our trading portfolio of marketable equity securities and other equity investments at the cost of acquisition (including incidental expenses related to purchase), computed on the moving average method. However, if the aggregate market value of the trading portfolio of marketable securities as of the balance sheet date differs from their purchase cost, we record the securities at market value. If the market value of equity investments, except for those of companies in which we hold more than 15% of interest (“affiliated companies”), differs from their purchase cost, we record the investment at market value. Starting in April 1999, we record our equity investments in affiliated companies by using the equity method, pursuant to which we account for adjustments in the value of our investments resulting from changes to the affiliated companies’ net asset values. However, we do not apply the equity method for the following investments: (1) total assets of investees are less than (Won)10,000 million; (2) investees which are owned by the Korean Government and Government invested companies; (3) investees under court receivership or bankruptcy; and (4) investees in the process of being sold.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our balance sheet on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Independent auditors’ report

The Board of Directors and Stockholder

Korea Development Bank

We have audited the accompanying non-consolidated statement of financial position of Korea Development Bank (the “Bank”) as of December 31, 2009, and the related non-consolidated statements of income, appropriation of retained earnings, changes in equity and cash flows for the year then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits. We did not audit the financial statements of Daewoo Shipbuilding & Marine Engineering Co., Ltd., the Bank’s investment in which is reflected in the accompanying non-consolidated financial statements using the equity method of accounting. The Bank’s income derived from its investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. represents 22% of the Bank’s non-consolidated income before income taxes for the year ended December 31, 2009. The financial statements of Daewoo Shipbuilding & Marine Engineering Co., Ltd. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Daewoo Shipbuilding & Marine Engineering Co., Ltd., is based solely on the report of other auditors. The financial statements of the Bank as of December 31, 2008, presented for comparative purposes, were audited by Shinhan Accounting Corporation whose report dated January 23, 2009, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the non-consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall non-consolidated financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the non-consolidated financial statements referred to above present fairly, in all material respects, the non-consolidated financial position of the Bank as of December 31, 2009, and the non-consolidated results of its operations, its changes in retained earnings and equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the Republic of Korea.

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations, changes in retained earnings and equity, and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those who are knowledgeable about Korean accounting principles and auditing standards and their application in practice.

March 12, 2010

/s/ Ernst & Young Han Young

Ernst & Young Han Young

Korea Development Bank

Non-consolidated statements of financial position

As of December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Assets
Cash and due from banks (Notes 3 and 14)	(Won)	2,965,356	(Won)	4,437,123
Securities (Notes 4,14):
Trading securities		615,365		425,691
Available-for-sale securities		26,696,990		37,087,395
Held-to-maturity securities		1,775,932		3,119,932
Equity method investments		2,575,916		12,769,975

		31,664,203		53,402,993
Loans receivable, less allowance for possible losses of (Won)1,413,400 million at December 31, 2009 ((Won)1,046,134 million at December 31, 2008) and less deferred loan fees of (Won)12,499 million at December 31, 2009 ((Won)1,569 million at December 31, 2008) (Notes 5 and 14)		74,785,455		76,065,772
Property and equipment (Note 6)		542,190		636,565
Other assets:
Allowance for possible losses for other assets (Note 5)		(52,244)		(3,050)
Intangible assets (Note 7)		40,580		29,182
Guarantee deposits		119,275		111,357
Accounts receivable		2,765,603		4,433,295
Accrued income		514,662		619,502
Prepaid expenses		53,065		203,269
Deferred income tax assets (Note 19)		30,115		42,048
Derivative assets (Note 16)		7,675,978		16,739,420
Miscellaneous assets (Note 7)		1,229,208		895,225

		12,376,242		23,070,248

Total assets	(Won)	122,333,446	(Won)	157,612,701

Korea Development Bank

Non-consolidated statements of financial position—(Continued)

As of December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Liabilities and equity
Liabilities:
Deposits (Notes 8 and 14)	(Won)	13,935,926	(Won)	16,768,529
Borrowing liabilities (Notes 9 and 14)		80,687,788		100,485,008
Other liabilities:
Severance and retirement benefits, less deposits for severance and retirement of (Won)43,881 million at December 31, 2009 ((Won)33,007 million at December 31, 2008) (Note 10)		19,084		87,244
Allowance for possible losses on acceptances and guarantees (Note 11)		243,561		113,669
Allowance for possible losses on unused loan commitments (Note 12)		188,922		102,960
Due to trust accounts		455,424		421,700
Exchange payable		11,188		19,994
Accounts payable		2,845,307		4,618,238
Accrued expenses		935,665		1,123,981
Unearned revenues		58,107		78,152
Deposits for letter of guarantees		106,185		52,133
Deferred income tax liabilities (Note 19)		110,411		730,145
Derivative liabilities (Note 16)		6,644,753		15,748,415
Miscellaneous liabilities (Note 13)		980,418		1,547,199

		12,599,025		24,643,830

Total liabilities		107,222,739		141,897,367
Equity:
Paid-in capital (Note 17)		9,241,861		8,741,861
Capital surplus (Note 17)		52,168		44,373
Capital adjustment (Note 17)		(1,229)		—
Accumulated other comprehensive income (loss) (Notes 4 and 21)		746,980		(249,015)
Retained earnings (Note 17):
Legal reserve		4,353,488		6,796,703
Unappropriated retained earnings		717,439		381,412

		5,070,927		7,178,115

Total equity		15,110,707		15,715,334

Total liabilities and equity	(Won)	122,333,446	(Won)	157,612,701

Korea Development Bank

Non-consolidated statements of income

For the years ended December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Operating revenue:
Interest income:
Interest on due from banks	(Won)	107,448	(Won)	118,035
Interest on securities		1,513,383		1,965,309
Interest on loans receivable		3,728,081		3,693,332
Others		25,587		24,203

		5,374,499		5,800,879
Gain on valuation and disposal of securities:
Gain on disposal of trading securities		37,919		39,647
Gain on valuation of trading securities		1,492		10,842
Gain on disposal of available-for-sale securities		729,754		418,060
Gain on disposal of equity method investments		3,761		32,813
Reversal of impairment loss on available-for-sale securities		17,041		14,529

		789,967		515,891
Gain on disposal of loans receivable		101,382		18,646
Gain on foreign currency transactions		2,739,820		3,125,976
Fees and commission income		395,894		318,629
Dividends income		431,746		292,062
Other operating income:
Fees and commission from trust accounts		15,176		13,356
Gain from derivatives transactions		13,004,609		17,045,658
Gain from derivatives valuation (Note 16)		3,968,136		16,797,894
Gain on valuation of hedged items (Note 16)		856,218		199,508
Others		4,879		2,492

		17,849,018		34,058,908

Total operating revenue		27,682,326		44,130,991
Operating expenses:
Interest expense:
Interest on deposits		499,228		581,471
Interest on borrowings		901,820		1,323,066
Interest on debentures		3,048,193		3,062,445
Others		27,674		30,097

		4,476,915		4,997,079

Korea Development Bank

Non-consolidated statements of income—(Continued)

For the years ended December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Loss on valuation or disposal of securities:
Loss on disposal of trading securities	(Won)	34,251	(Won)	58,418
Loss on valuation of trading securities		2,436		1,561
Loss on disposal of available-for-sale securities		80,108		43,307
Loss on disposal of equity method investments		1,025		778
Impairment loss on available-for-sale securities		375,372		89,615
Impairment loss on equity method investments		2,786		—

		495,978		193,679
Provision of allowance for possible loan losses (Note 5)		918,586		328,059
Loss on disposal of loans receivable		119,294		1,966
Loss on foreign currency transactions		3,207,092		1,763,487
Fees and commission expenses		24,481		34,942
General and administrative expenses (Note 18)		415,482		432,208
Other operating expenses:
Provision of allowance for possible losses on acceptances and guarantees (Note 11)		130,183		37,633
Provision of allowances for unused loan commitments (Note 12)		86,817		31,294
Provision of allowances for possible losses		3,249		—
Loss from derivatives transactions		13,402,609		16,427,192
Loss from derivatives valuation (Note 16)		4,087,998		16,043,908
Loss on valuation of hedged items (Note 16)		131,584		2,798,330
Contributions to credit management fund		93,018		77,217
Others		83,215		73,914

		18,018,673		35,489,488

Total operating expenses		27,676,501		43,240,908
Operating income		5,825		890,083
Non-operating income (expense):
Gain (loss) on disposal of property and equipment, net		40		(2,306)
Impairment losses of property and equipment		(10,389)		—
Rental income		1,732		1,868
Gain (loss) on valuation of equity method investments, net (Note 4)		619,941		(509,882)
Others, net		181,700		(7,118)

		793,024		(517,438)

Income before income taxes		798,849		372,645
Income tax expense (Note 19)		37,737		22,316

Net income	(Won)	761,112	(Won)	350,329

The Korea Development Bank

Non-consolidated statements of appropriations of retained earnings

For the years ended December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Retained earnings before appropriations:
Retained earnings adjustment arising from equity method investments	(Won)	(43,673)	(Won)	31,083
Net income for the year		761,112		350,329

		717,439		381,412

Appropriations (2009 proposed):
Legal reserve		304,539		381,412

Unappropriated retained earnings to be carried forward to the next year	(Won)	412,900	(Won)	—

Korea Development Bank

Non-consolidated statements of changes in equity

For the years ended December 31, 2009 and 2008

(Korean won in millions)	Paid-in capital		Capital surplus		Capital adjustment		Accumulated other comprehensive income		Retained earnings		Total
As of January 1, 2008	(Won)	8,241,861	(Won)	44,373	(Won)	—	(Won)	3,203,747	(Won)	7,096,703	(Won)	18,586,684
Increase in paid-in capital via investment in-kind		500,000		—		—		—		—		500,000
Cash dividends		—		—		—		—		(300,000)		(300,000)
Net income		—		—		—		—		350,329		350,329
Changes in loss on available-for-sale securities		—		—		—		(3,110,858)		—		(3,110,858)
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		—		(27,446)		—		(27,446)
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		—		(314,457)		—		(314,457)
Changes in retained earnings on valuation of equity method investments		—		—		—		—		31,083		31,083

As of December 31, 2008	(Won)	8,741,861	(Won)	44,373	(Won)	—	(Won)	(249,014)	(Won)	7,178,115	(Won)	15,715,335

As of January 1, 2009	(Won)	8,741,861	(Won)	44,373	(Won)	—	(Won)	(249,014)	(Won)	7,178,115	(Won)	15,715,335
Injection of paid-in capital		900,000		—		—		—		—		900,000
Net income		—		—		—		—		761,112		761,112
Changes in gain on available-for-sale securities		—		—		—		1,366,850		—		1,366,850
Changes in unrealized gain on valuation of equity method investments (Note 4)		—		—		—		216,981		—		216,981
Changes in unrealized loss on valuation of equity method investments (Note 4)		—		—		—		334,419		—		334,419
Changes in retained earnings on valuation of equity method investments		—		—		—		—		(43,673)		(43,673)
Others		—		21,359		(5,111)		(6,566)		—		9,682
Spin-off		(400,000)		(13,564)		3,882		(915,690)		(2,824,627)		(4,149,999)

As of December 31, 2009	(Won)	9,241,861	(Won)	52,168	(Won)	(1,229)	(Won)	746,980	(Won)	5,070,927	(Won)	15,110,707

Korea Development Bank

Non-consolidated statements of cash flows

For the years ended December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Cash flows from operating activities:
Net income	(Won)	761,112	(Won)	350,329
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation		13,901		21,154
Amortization of intangible assets		10,951		11,649
Provision of allowance for possible loan losses		967,780		328,059
Provision for severance and retirement benefits		28,240		31,008
Loss (gain) on valuation of trading securities, net		944		(9,281)
Impairment losses on available-for-sale securities, net		358,331		75,086
Loss (gain) on valuation of equity method investments, net		(619,941)		509,882
Loss (gain) on foreign exchange translations, net		497,573		(1,267,148)
Loss (gain) on disposal of property and equipment, net		(40)		2,306
Loss (gain) on valuation of derivative instruments, net		119,862		(753,986)
Loss (gain) on fair value hedged items, net		(724,634)		2,598,822
Provision of allowance for possible losses acceptances and guarantees losses		130,183		37,633
Provision of allowance for possible losses on unused credit lines and cash advance commitments		86,817		31,294
Others, net		(35,903)		23,904
Changes in operating assets and liabilities:
Trading securities		(190,618)		566,099
Available-for-sale securities		596,194		(4,144,447)
Held-to-maturity securities		1,344,000		(423,895)
Equity method investments		697,318		(355,083)
Loans receivable		(4,144,097)		(18,090,030)
Accounts receivable		1,654,226		(2,292,138)
Accrued income		80,603		(95,102)
Prepaid expenses		141,573		(37,974)
Unearned revenues		(20,036)		8,869
Deferred income tax liabilities (assets), net		1,133,763		(141,631)
Derivative instruments, net		(160,082)		(2,459,621)
Payment of severance and retirement benefits		(85,526)		(17,552)
Due to trust accounts		33,724		(273,809)
Accounts payable		(1,769,204)		2,514,601
Accrued expenses		(59,467)		202,103
Cash dividends		—		271,564
Others, net		(858,230)		1,376,527

Total adjustments		(771,795)		(21,751,137)

Net cash used in operating activities	(Won)	(10,683)	(Won)	(21,400,808)

Korea Development Bank

Non-consolidated statements of cash flows—(Continued)

For the years ended December 31, 2009 and 2008

(Korean won in millions)	2009		2008
Cash flows from investing activities:
Purchase of property and equipment	(Won)	(9,521)	(Won)	(32,265)
Proceeds from disposal of property and equipment		11,985		6,838
Purchase of intangible assets		(23,245)		(9,998)
Decrease (increase) in due from bank, net		1,480,402		(1,545,849)
Increase in guarantee deposits		(7,918)		(4,946)
Proceeds from disposal of equity method investments		1,984		—

Net cash provided by (used in) investing activities		1,453,687		(1,586,220)

Cash flows from financing activities:
Proceeds from (repayment of) borrowings, net		(769,144)		4,306,828
Increase (decrease) in bonds sold under repurchase agreements, net		59,586		(131,246)
Proceeds from (redemption of) bills sold, net		(132)		30
Proceeds from debentures, net		641,648		12,537,062
Increase (decrease) in exchange payable, net		(8,806)		13,855
Placement (withdrawal) of deposits, net		(2,261,667)		7,147,257
Redemption of certificate of deposits		(570,936)		—
Proceeds from (repayment of) call money, net		1,152,783		(589,241)
Payment of cash dividends		—		(300,000)
Injection of paid-in capital		900,000		—

Net cash provided by (used in) financing activities		(856,668)		22,984,545

Decrease in cash and cash equivalents caused by spin-off		(577,701)		—

Net increase (decrease) in cash and cash equivalents		8,635		(2,483)

Cash and cash equivalents at the beginning of the year		58,280		60,763

Cash and cash equivalents at the end of the year	(Won)	66,915	(Won)	58,280

Korea Development Bank

Notes to Non-Consolidated Financial Statements

December 31, 2009 and 2008

1. Corporate information

Korea Development Bank (the “Bank”) was established in 1954 in accordance with the Korea Development Bank Act of the Republic of Korea to supply and manage major industrial funds for the promotion of the industrial development and advancement of the national economy. The Bank has 44 local branches, 7 overseas branches, 5 overseas subsidiaries and 2 overseas offices as of December 31, 2009. The Bank is engaged in the banking business under the Korea Development Bank Act and other related regulations and in the trust business in accordance with the Financial Investment Services and Markets Act.

As of December 31, 2009, the capital stock of the Bank amounts to (Won)9,241,861 million and KDB Financial Group Inc. (“KDBFG”) owns 100 percent of the Bank’s common shares.

The Bank’s spin-off

On October 28, 2009, the Bank spun off its public finance unit and financial subsidiaries business support unit into Korea Finance Corporation (“KoFC”) and KDBFG, respectively, according to a resolution made at the Board of Directors meeting held on September 8, 2009 for the proposed spin-off and another resolution made at the special general meeting of stockholder held on September 23, 2009 for the approval of the spin-off. New shares of the two new entities were issued and distributed to the Bank’s stockholder as of the spin-off date on a pro-rata basis, and the Bank continues its remaining operations. The Bank and the new entities will be jointly and severally liable for all liabilities existing prior to the spin-off.

The amount of the Bank’s assets transferred to the new entities was determined by the provisions of the spin-off plan (the “Spin-off Plan”) approved at the aforementioned Board of Directors meeting and special general meeting of stockholder. All assets, where possible, were transferred at their book values as of the day immediately preceding the spin-off date; otherwise, the remaining assets were transferred at their book values as of September 30, 2009.

On November 24, 2009, the Korea government who was also the sole equity owner of the Bank, exchanged the Bank’s shares with KDBFG shares at the exchange ratio of 0.163608 KDBFG share for every 1 share of the Bank. Immediately after the completion of the share exchange, the Bank became a fully-owned subsidiary of KDBFG.

2. Summary of significant accounting policies

Basis of financial statement preparation

The Bank maintains its official accounting records in Korean won and prepares statutory financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) with the exception of overseas branches and subsidiaries, where the Bank used financial statements prepared in accordance with the financial accounting standards generally accepted in their jurisdictions, with adjustments to align with Korean GAAP if the adjustments materially effects the Bank’s financial statements. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

The significant accounting policies followed by the Bank in preparing the accompanying non-consolidated financial statements are summarized below.

Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses. The Bank determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each fiscal year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payments and a fixed maturity are classified as held-to-maturity, if the Bank has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus or minus the cumulative amortization using the effective interest method, of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date. Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

When held-to-maturity securities are reclassified to available-for-sale, those securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in accumulated other comprehensive income and are amortized using the effective interest rate method. Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to available-for-sale securities or held-to-maturity securities and vice versa except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains and losses previous recorded in accumulated other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

Equity method investments

Investments in entities over which the Bank has control or significant influence are accounted for using the equity method. Investment securities which allow the Bank a significant influence over the investee are valued using the equity method of accounting. The Bank considers that it has a significant influence on an investee if the Bank holds more than 15% of voting shares.

Under the equity method of accounting, the Bank’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect the Bank’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of the Bank on the statement of financial position. If the Bank’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if the Bank has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. The Bank resumes the application of the equity method if the Bank’s share of income or change in equity of an investee exceeds the Bank’s share of losses accumulated during the period of suspension of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and the Bank’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of five years using the straight-line method and the amortization expense is included as part of valuation gain or loss on equity method investments in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to valuation gain or loss on equity method investments in the statement of income.

The Bank’s share in the investee’s unrealized profits and losses resulting from transactions between the Bank and its investee are eliminated.

Allowance for possible loan losses

The Bank provides for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by the Bank. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7
Substandard	20
Doubtful	50
Expected Loss	100

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan loss. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method. The amortization is recorded as interest income.

Deferred loan fees and expenses

The Bank defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the straight-line method.

Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method and credited or charged to the statement of income over the installment period.

Property and equipment

Property and equipment are stated at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Year
Buildings	20~50
Furniture and fixture	10~40
Computer equipment	4
Vehicles	4
Others	4

Routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of the related assets are capitalized.

Intangible assets

Intangible assets of the Bank consist of trademarks, development costs and software, which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of four to five years.

Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the decline in value, if material, is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Bond purchased under resale agreement and bonds sold under repurchase agreements

Bond purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

Debenture issuance costs

Debenture issuance costs are amortized as an interest expense over the redemption term using the effective interest rate method.

Accrued severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and the Bank’s regulations, employees and directors terminating their employment with at least one year of service are entitled to severance and retirement benefits, based on the rates of pay in effect at the time of termination, years of service and certain other factors. The provider is determined based on the amount that would be payable assuming all employees and directors were to terminate their employment as of the reporting date.

Provisions and contingent liabilities

Provisions are recognized when the Bank has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees.

The Bank records an allowance for a certain portion of unused credit lines and cash advance commitments. The Bank records the provision for such unused balances as a reserve for possible losses on unused commitments and cash advance commitments which are calculated by applying a CCF and the minimum required provision percentage given by the Regulation on the Supervision of Banking Business.

Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Translation of foreign currency and financial statements of overseas branches

Transactions involving foreign currencies are recorded at the exchange rates prevailing at the time the transactions are made. Assets and liabilities denominated in foreign currencies are translated into Korean won using the exchange rates of (Won)1,167.6 to US$1 and (Won)1,257.5 to US$1, the rates in effect on December 31, 2009 and 2008, respectively. The resulting translation gains or losses are credited or charged to current operations.

Accounting records of the overseas branches are maintained in foreign currencies. In translating financial statements of overseas branches, the Bank applies the appropriate rate of exchange at the reporting date.

Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which the Bank has not elected hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

Accounting for the trust accounts

The Bank recognizes, in accordance with the Financial Investment Services and Markets Act, trust fees earned from the trust accounts as income from trust operations. If losses are incurred on trust accounts that have a guarantee of principal repayment, the losses are recognized as a loss from trust operations.

Changes in accounting estimates

The Bank changed its accounting estimate relating to impairment loss on investment securities in 2009 in order to better reflect the Bank’s investment securities position and enhance comparability to other banks. Impairment loss on securities recognized in 2009 amounted to (Won)361,117 million.

Significant judgments and accounting estimates

The preparation of financial statements in accordance with Korean GAAP requires management to judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

3. Cash and due from banks

Cash and due from banks as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Cash and cash equivalents:
Korean won	(Won)	60,073	(Won)	50,319
Foreign currency		6,842		7,961

		66,915		58,280

Due from banks:
Korean won		1,810,678		2,998,737
Foreign currency		1,087,763		1,380,106

		2,898,441		4,378,843

	(Won)	2,965,356	(Won)	4,437,123

Due from banks in Korean won as of December 31, 2009 and 2008 are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	2009		2008
Bank of Korea (“BOK”)	Reserve deposits with BOK	—	(Won)	646,172	(Won)	541,119
Korea Exchange Bank	Collateral deposits	—		82		189
Kookmin Bank	Other deposits	3.2~3.4		106,267		91,716
Others	Other deposits, etc.	3.2~3.9		1,058,157		2,365,713

			(Won)	1,810,678	(Won)	2,998,737

Due from banks in foreign currency as of December 31, 2009 and 2008, are as follows (Korean won in millions):

Counterparty	Account	Annual interest rate (%)	2009		2008
BOK	Reserve deposits with BOK	—	(Won)	59,704	(Won)	94,117
Shinhan Bank	Due from banks time deposits and others	—		—		12,575
Hana Bank	”	—		—		6,288
Korea Exchange Bank	”	0.5~1.0		72,274		79,223
Woori Bank	”	0.8~2.4		87,570		12,575
KDB Island	”	1.3~1.7		54,224		64,676
Others	”	0.0~3.9		813,991		1,110,652

			(Won)	1,087,763	(Won)	1,380,106

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Restricted balances in due from banks as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

Counterparty	2009		2008		Restriction
BOK	(Won)	705,876	(Won)	541,119	Reserve for payment of deposit
Kookmin Bank		106,267		91,716	Reserve for payment of principal on behalf of special purpose entities
Shinhan Bank		35,586		30,222	”
ICBC Shanghai and others		46,689		137,827	Reserve for payment of deposit by the local law

	(Won)	894,418	(Won)	800,884

The maturities of due from banks outstanding as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	648,825	(Won)	545,705	(Won)	1,194,530
After 3 months but no later than 6 months		141,853		73,818		215,671
After 6 months but no later than 1 year		—		309,414		309,414
After 1 year but no later than 3 years		—		93,408		93,408
Later than 5 years		1,020,000		65,418		1,085,418

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

	2008
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	2,320,000	(Won)	353,932		2,673,932
After 3 months but no later than 6 months		57,598		92,930		150,528
After 6 months but no later than 1 year		64,340		36,064		100,404
After 1 year but no later than 3 years		—		320,493		320,493
After 3 years but no later than 5 years		—		62,875		62,875
Later than 5 years		556,799		513,812		1,070,611

	(Won)	2,998,737	(Won)	1,380,106	(Won)	4,378,843

Due from banks by financial institution as of December 31, 2009 are as follows (Korean won in millions):

	2009
Counterparty	Korean won		Foreign currencies		Total
BOK	(Won)	646,172	(Won)	59,704	(Won)	705,876
Other banks		141,853		1,002,320		1,144,173
Others		1,022,653		25,739		1,048,392

	(Won)	1,810,678	(Won)	1,087,763	(Won)	2,898,441

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

4. Securities

Trading securities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

Type	Annual interest rate (%)	Fair value (book value)
		2009		2008
Government and public bonds	4.0~5.8	(Won)	224,243	(Won)	277,350
Finance bonds	3.9~6.9		180,395		141,707
Corporate bonds	5.47		10,050		—
Commercial papers	2.9~3.4		128,880		—
Securities in foreign currency	0.4~2.3		71,797		6,634

		(Won)	615,365	(Won)	425,691

Debt securities included in trading securities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	224,000	(Won)	225,768	(Won)	224,243
Finance bonds		181,000		181,086		180,395
Corporate bonds		10,000		10,084		10,050
Commercial papers		130,000		128,881		128,880
Securities in foreign currency		73,103		70,490		71,797

	(Won)	618,103	(Won)	616,309	(Won)	615,365

	2008
Type	Par value		Acquisition cost		Fair value (book value)
Government and public bonds	(Won)	259,000	(Won)	269,628	(Won)	277,350
Finance bonds		140,000		138,589		141,707
Corporate bonds		—		—		—
Commercial papers		—		—		—
Securities in foreign currency		6,692		7,072		6,634

	(Won)	405,692	(Won)	415,289	(Won)	425,691

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Bond Pricing Co.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Available-for-sale securities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	Annual interest rate (%)	2009		2008
Equity securities:
Marketable equity securities	—	(Won)	1,279,013	(Won)	2,562,567
Non-marketable equity securities	—		1,750,206		7,575,630

			3,029,219		10,138,197
Debt securities:
Government and public bonds	2.8~5.8		1,082,033		739,884
Corporate bonds	—		—		80,000
Finance bonds	1.7~6.5		3,922,907		3,269,018
Other bonds	3.0~20.0		11,897,713		16,622,114

			16,902,653		20,711,016
Beneficiary certificates	—		2,714,851		1,852,797
Securities denominated in foreign currency:
Equity securities	—		12,651		17,662
Debt securities	2.6~11.0		3,995,283		4,367,723
Beneficiary certificates securities	—		42,333		—

			4,050,267		4,385,385

		(Won)	26,696,990	(Won)	37,087,395

Details of marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009			2008
Company	Ownership (%)	Fair value (book value)		Fair value (book value)
STX Pan Ocean Co., Ltd.	14.99	(Won)	348,718	(Won)	—
Doosan Heavy Industries and Construction Co., Ltd.	7.12		610,889		762,944
Ssangyong Cement Industry Co., Ltd.	13.81		94,738		67,455
Hyundai Corporation	9.81		46,238		66,117
Asiana Airlines Inc.	6.96		44,469		28,372
STX Corporation	4.81		40,375		38,510
Neosemitech Corporation	2.25		13,892		—
Taesan LCD Co., Ltd.	6.02		9,995		—
Dongbu HiTek Co., Ltd.	3.18		8,477		4,532
Ace Dightech Co., Ltd.	1.69		8,120		1,761
Sungjin Giotec Co., Ltd.	3.14		7,488		4,330
Moreens Co., Ltd	3.24		5,395		2,000
Others			42,560		1,588,623

		(Won)	1,281,354	(Won)	2,564,644

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details of non-marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009			2008
Company	Ownership (%)	Fair value (book value)		Fair value (book value)
GM Daewoo Auto and Technology Corporation	17.02	(Won)	206,574	(Won)	244,411
Samsung Life Insurance Co., Ltd.	1.89		132,248		132,248
Samsung Total Petrochemicals Co., Ltd.	3.24		38,391		39,230
Hwan Young Steel Ind. Co., Ltd.	13.69		32,983		29,364
Korea Securities Finance Corporation	5.19		29,397		24,847
Korea Integrated Freight Terminal Co., Ltd.	6.90		14,523		22,580
Kangnam Beltway	12.10		13,972		11,850
Alpha dome City Co., Ltd.	4.00		11,800		11,800
TU Media Corporation	3.28		5,325		11,242
Iljin Copper Foil Co., Ltd.	8.92		8,970		9,911
Korea Ptg Co., Ltd.	14.89		8,208		9,773
Jeju Airlines Co., Ltd.	12.50		2,528		8,052
Others			1,255,597		7,035,907

		(Won)	1,760,516	(Won)	7,591,215

Available-for-sale securities that are restricted as to disposal as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
Company	Number of shares	Book value		Disposal restriction
Ssangyong Cement Industry Co., Ltd.	11,092,842	(Won)	94,738	Until completion of selling process
Hanchang Paper Co., Ltd	9,156,000		4,779	Until August 8, 2010
Daehan Eunpakgy Co., Ltd	2,815,093		2,846	Until March 27, 2010
Daewoo Electronics Corporation	2,412,662		1,884	Until March 31, 2011

		(Won)	104,247

Debt securities as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
	Par value		Acquisition cost		Amortized cost		Fair value (book value)
Government and public bonds	(Won)	1,075,000	(Won)	1,131,286	(Won)	1,107,235	(Won)	1,082,033
Finance bonds		3,940,000		3,951,579		3,938,196		3,922,907
Corporate bonds		12,164,678		12,110,014		11,761,369		11,897,713
Bonds denominated in foreign currencies		4,168,939		4,176,729		4,137,007		3,995,283

	(Won)	21,348,617	(Won)	21,369,608	(Won)	20,943,807	(Won)	20,897,936

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Debt securities in Korean won are measured based on the lower of the valuation provided by KIS Pricing Inc. or the Korea Bond Pricing Co. Debt securities in foreign currency are measured based on the lower of the valuation provided by NICE Pricing Services Inc. or the Korea Bond Pricing Co.

Beneficiary certificates as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
	Acquisition cost		Book value before valuation		Accumulated other comprehensive income		Book value
Beneficiary certificates
In Korean won:
Bond type	(Won)	1,640,000	(Won)	1,640,000	(Won)	24,863	(Won)	1,664,863
MMF type		1,023,042		1,009,589		40,399		1,049,988

		2,663,042		2,649,589	(Won)	65,262		2,714,851
Beneficiary certificates
In foreign currency		41,883		41,883		450		42,333

		2,704,925		2,691,472		65,712		2,757,184

The Bank reclassified certain trading securities which lost marketability to available-for-sale securities for the year ended December 31, 2008 are summarized as follows (Korean won in millions):

Type	Book value on reclassification	Valuation loss	Unrealized loss	Book value
Akerys Holdings S.A.	3,734	(1,123)	(1,457)	2,277

Held-to-maturity securities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	Par value				Acquisition cost				Book value
	2009		2008		2009		2008		2009		2008
Government and public bonds:
National Housing Bonds	(Won)	17,236	(Won)	21,752	(Won)	10,654	(Won)	13,990	(Won)	16,952	(Won)	20,445
Public bonds		1,708,411		3,028,856		1,708,411		3,028,856		1,708,411		3,028,856

		1,725,647		3,050,608		1,719,065		3,042,846		1,725,363		3,049,301
Corporate bonds		50,000		70,000		50,000		70,000		50,000		70,000
Others		569		631		566		628		569		631

	(Won)	1,776,216	(Won)	3,121,239	(Won)	1,769,631	(Won)	3,113,474	(Won)	1,775,932	(Won)	3,119,932

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Structured securities included in available-for-sale securities as of December 31, 2009 are summarized as follows (U.S. dollar ($) in thousands, JPY (¥) in millions, GBP (£) in thousands):

	2009
Type	Issuer	Par value	Issued date	Maturity	Book value	Risk
<Available-for-sale securities>
Foreign currencies Stock:
Convertible bonds (JPY)	Today Industries Inc.	¥200	2007.03.06	2014.03.12	¥190	Stock index
”	Heiwa Real Estate Co., Ltd.	50	2007.06.15	2012.06.22	48	”
”	Sharp Co., Ltd.	200	2007.09.07	2013.09.30	190	”
”	LG Display Co., Ltd.	921	2007.10.01	2012.04.18	1,002	”
”	Mitsubishi Chemical Holdings Co., Ltd.	100	2007.10.09	2013.10.22	90	”
”	Hynix Semicon Inc.	184	2007.12.12	2012.12.14	183	”
”	Yamada Denki Co., Ltd.	100	2008.06.24	2015.03.31	91	”
”	Yamada Denki Co., Ltd.	100	2008.06.26	2015.03.31	91	”
”	KCC Corporation	461	2008.07.03	2012.10.30	480	”
”	KCC Corporation	184	2008.07.03	2012.10.30	186	”
”	KCC Corporation	92	2008.07.04	2012.10.30	93	”
”	KCC Corporation	92	2008.07.16	2012.10.30	93	”
”	KCC Corporation	92	2008.07.17	2012.10.30	93	”
”	LG Display Co., Ltd.	276	2008.09.05	2012.04.18	301	”
”	LG Display Co., Ltd.	184	2008.09.05	2012.04.18	200	”
Convertible bonds (JPY)	STX Pan Ocean Co., Ltd.	184	2009.11.17	2014.11.20	179	”
Exchangeable bonds (JPY)	Donga Pharmaceutical Co., Ltd.	442	2007.08.03	2012.07.05	468	”
”	Donga Pharmaceutical Co., Ltd.	479	2007.08.03	2017.07.05	507	”
Convertible bonds (USD)	KCC Corporation	$1,500	2008.07.02	2012.10.30	$1,563	”
”	Hynix Semicon Inc.	1,000	2009.03.17	2012.12.14	994	”
”	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	”
”	Hynix Semicon Inc.	1,000	2009.04.03	2012.12.14	994	”
”	Hynix Semicon Inc.	1,000	2009.04.17	2012.12.14	994	”
”	LG Display Co., Ltd.	2,000	2009.06.10	2012.04.18	2,176	”
”	Hynix Semicon Inc.	1,000	2009.07.21	2012.12.14	994	”
”	Hynix Semicon Inc.	2,000	2009.07.21	2012.12.14	1,987	”
”	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	”
”	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	”
”	Hynix Semicon Inc.	1,000	2009.07.23	2012.12.14	994	”
Exchangeable bonds (GBP)	Daechang Co., Ltd.	£—	2009.04.09	2012.08.09	£110	”
Convertible bonds	Hynix Semicon Inc.	1,241	2007.12.10	2010.06.14	1,233	”
Exchangeable bonds	Zeus (Cayman) Pohang	2,015	2009.05.21	2011.08.19	1,966	”

JPY Total		4,341			4,485

USD Total		13,500			13,678

GBP Total		3,256			3,309

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

The maturities of debt securities included in available-for-sale securities and held-to-maturity securities as of December 31, 2009 are as follows (Korean won in millions):

	2009
	Government bonds		Finance bonds		Corporate bonds		Bonds denominated in foreign currencies		Total
Available-for-sale securities
Within 1 year	(Won)	223,963	(Won)	1,016,402	(Won)	3,584,977	(Won)	1,111,839	(Won)	5,937,181
After 1 year but no later than 5 years		468,327		2,906,505		8,004,792		1,605,684		12,985,308
After 5 years but no later than 10 years		304,839		—		293,768		1,235,564		1,834,171
Later than 10 years		84,904		—		14,176		42,196		141,276

	(Won)	1,082,033	(Won)	3,922,907	(Won)	11,897,713	(Won)	3,995,283	(Won)	20,897,936

	Government and public bonds		Corporate bonds		Others		Total
Held-to-maturity securities
Within 1 year	(Won)	882,892	(Won)	—	(Won)	569	(Won)	883,461
After 1 year but no later than 5 years		749,729		50,000		—		799,729
After 5 years But no later than 10 years		92,742		—		—		92,742

	(Won)	1,725,363	(Won)	50,000	(Won)	569	(Won)	1,775,932

Information of securities (except for equity method investments) by country of issuance or origination as of December 31, 2009 is summarized as follows (Korean won in millions):

	2009
	Country	Amount		Ratio (%)
Trading securities:
	Korea	(Won)	607,761	98.8
	US		7,604	1.2

			615,365	100.0

Available-for-sale securities:
	Korea		25,076,611	93.9
	US		385,590	1.4
	India		191,440	0.7
	Russia		147,279	0.6
	UAE		95,457	0.4
	UK		78,125	0.3
	Japan		73,878	0.3
	Other		648,160	2.4

			26,696,990	100.0

Held-to-maturity securities
	Korea		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Information of securities (except for equity method investments) by industry as of December 31, 2009 is summarized as follows (Korean won in millions):

	2009
	Industry	Amount		Ratio (%)
Trading securities
	Financial services	(Won)	319,098	51.9
	Electricity, gas and water supply		19,822	3.2
	Manufacturing		13,505	2.2
	Construction		3,300	0.5
	Other		259,640	42.2

			615,365	100.0
Available-for-sale securities
	Financial services		14,270,986	53.5
	Manufacturing		5,448,414	20.4
	Construction		1,983,935	7.4
	Public sector		1,981,970	7.4
	Electricity, gas and water supply		183,102	0.7
	Other		2,828,583	10.6

			26,696,990	100.0
Held-to-maturity securities
	Construction		1,443,600	81.3
	Public sector		112,676	6.3
	Financial services		50,711	2.9
	Electricity, gas and water supply		4,313	0.2
	Other		164,632	9.3

			1,775,932	100.0

		(Won)	29,088,287

Information of securities (except for equity method investments) by type of instrument as of December 31, 2009 is summarized as follows (Korean won in millions):

	2009
	Type	Amount		Ratio (%)
Trading securities
	Floating rate bonds	(Won)	64,192	10.4
	Fixed rate bonds		551,173	89.6

			615,365	100.0

Available-for-sale securities
	Equity securities		2,742,280	10.3
	Investments in partnerships		299,590	1.1
	Fixed rate bonds		19,721,317	74.0
	Floating rate bonds		1,176,619	4.4
	Beneficiary certificates		2,757,184	10.2

			26,696,990	100.0

Held-to-maturity securities
	Fixed rate bonds		1,775,932	100.0

		(Won)	29,088,287

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Equity method investments as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009																			2008
								Equity method valuation
	Owner- ship (%)	Beginning balance		Increase (decrease)		Dividend		Earnings (loss)		Retained earnings		Other comprehen- sive income		Spin-off		Book value		Proporti- onate net asset value		Book value		Proportio- nate net asset value
Securities:
Korea Electric Power Co.	—	(Won)	8,734,991	(Won)	—	(Won)	—	(Won)	279,058	(Won)	—	(Won)	—	(Won)	(9,014,049)	(Won)	—	(Won)	—	(Won)	8,734,991	(Won)	12,261,895
Daewoo Securities Co., Ltd.	—		931,756		—		—		100,462		—		—		(1,032,218)		—		—		931,756		931,756
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26		668,428		—		(29,913)		178,792		(43,434)		266,613		—		1,040,486		1,040,486		668,428		646,391
KDB Capital Corp.	—		431,130		—		—		1,338		—		—		(432,468)		—		—		431,130		428,023
STX Pan Ocean Co., Ltd.	—		346,578		(333,886)		—		(12,692)		—		—		—		—		—		346,578		352,442
KDB Asia Ltd. (*1)	100.00		183,896		(13,147)		—		12,516		—		31,541		—		214,806		214,707		183,896		183,896
Korea Tourism Organization	—		182,522		—		—		(14,665)		—		—		(167,857)		—		—		182,522		182,522
Korea Aerospace Industries, Ltd.	—		141,907		—		—		29,386		—		—		(171,293)		—		—		141,907		138,908
Korea Infrastructure Fund II	26.67		148,822		(51,557)		(10,467)		9,997		—		—		—		96,795		96,795		148,822		148,822
KDB Bank (Hungary) Ltd.(*1)	100.00		158,488		(11,917)		—		5,230		—		151		—		151,952		151,952		158,488		158,488
Korea Infrastructure Fund	85.00		61,464		1,605		(4,373)		5,605		—		—		—		64,301		64,301		61,464		61,266
Banco KDB Do Brasil S.A. (*1)	100.00		48,524		11,833		—		(39,687)		—		(4,761)		—		15,909		15,909		48,524		48,524
KDB Asset Management Co., Ltd.	—		40,698		—		—		1,705		—		—		(42,403)		—		—		40,698		41,065
KDB Ireland Ltd. (*1)	100.00		29,470		(1,974)		—		5,302		—		29,592		—		62,390		62,390		29,470		27,610
UzKDB Bank	61.11		17,616		(1,259)		—		2,670		—		(393)		—		18,634		18,603		17,616		17,551
Korea Infrastructure Investments Asset Management Co., Ltd.	—		11,738		—		—		440		—		—		(12,178)		—		—		11,738		12,554
Korea Appraisal Board	—		11,652		—		—		2,456		—		—		(14,108)		—		—		11,652		11,652
Others			269,579		290,863		(10,663)		20,712		(239)		9,238		—		579,490		598,374		269,579		294,364

			12,419,259		(109,439)		(55,416)		588,625		(43,673)		331,981		(10,886,574)		2,244,763		2,263,517		12,419,259		15,947,729

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

	2009															2008
						Equity method valuation
	Ownership (%)	Beginning balance		Increase (decrease)	Dividend	Earnings (loss)		Retained earnings	Other comprehensive income		Spin-off	Book value		Proportionate net asset value		Book value		Proportionate net asset value

Other investments:
KDB Value Private Equity Fund I	77.02		88,435	(62,401)	(14,300)		33,944	—		772	—		46,450		46,450		88,435		88,435
KDB Value Private Equity Fund II	50.63		153,123	(17,400)	(79)		1,194	—		(31)	—		136,807		136,807		153,123		153,123
KDB Value Private Equity Fund III	67.07		63,820	—	(624)		(894)	—		—	—		62,302		62,302		63,820		63,820
KDB Venture M&A Private Equity Fund	57.56		10,349	3,406	—		(150)	—		(6)	—		13,599		13,599		10,349		10,349
National Pension Service 05-4 Saneun Venture Investment Inc.	25.00		9,823	(2,250)	—		(716)	—		335	—		7,192		7,192		9,823		9,883
Others	—		25,166	42,310	(1,102)		(2,062)	—		491	—		64,803		65,810		25,166		26,448

			350,716	(36,335)	(16,105)		31,316	—		1,561	—		331,153		332,160		350,716		352,058

		(Won)	12,769,975	(Won)(145,774)	(Won)(71,521)	(Won)	619,941	(Won)(43,673)	(Won)	333,542	(Won)(10,886,574)	(Won)	2,575,916	(Won)	2,595,677	(Won)	12,769,975	(Won)	16,299,787

(*1)	For investments denominated in foreign currency, the beginning balance was translated using the exchange rate at December 31, 2009.
(*2)	The Bank obtained the audited or reviewed financial statements of the investees, if available, to perform the equity method of accounting. If they are not available, the Bank obtains unaudited financial statements signed by the investees’ internal auditors and management. The Bank confirmed that the investees’ unaudited financial statements reflected all significant transactions or resolution of accounting issues which the Bank identified.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Difference in eliminating investment for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009				2008
	Amortization		Reversal		Amortization		Reversal
Beginning balance	(Won)	23,371	(Won)	3,582,458	(Won)	26,663	(Won)	3,796,035
Increase (decrease)		(456)		(3,337,519)		9,978		52,202
Amortization or reversal		(7,207)		(205,078)		(13,270)		(265,779)

Ending balance	(Won)	15,708	(Won)	39,861	(Won)	23,371	(Won)	3,582,458

For the years ended December 31, 2009 and 2008, the unamortized difference between the Bank’s acquisition cost and the Bank’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) are summarized as follows (Korean won in millions):

	2009
	Beginning balance		Increase		Decrease		Ending balance
KDB Capital Corp.	(Won)	3,107	(Won)	—	(Won)	(3,107)	(Won)	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		22,036		—		(2,570)		19,466
Korea Aerospace Industries, Ltd.		2,273		—		(2,273)		—
KDB Ireland Ltd.		1,860		—		(342)		1,518
KDB Bank (Hungary) Ltd.		—		99		—		99
KDB Asia Ltd.		—		99		—		99
Daewoo Securities Co., Ltd.		—		670		(670)		—

	(Won)	29,276	(Won)	868	(Won)	8,962	(Won)	21,182

	2008
	Beginning balance		Increase		Decrease		Ending balance
KDB Capital Corp.	(Won)	5,320	(Won)	—	(Won)	(2,213)	(Won)	3,107
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		19,545		2,491		—		22,036
Korea Aerospace Industries, Ltd.		2,410		—		(137)		2,273
KDB Ireland Ltd.		1,343		517		—		1,860
KDB Bank (Hungary) Ltd.		84		—		(84)		—

	(Won)	28,702	(Won)	3,008	(Won)	2,434	(Won)	29,276

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

The condensed financial position and the results of operations of the Bank’s equity method investees as of and for the years ended December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009
	Assets		Liabilities		Operating income (loss)		Net income (loss)
Securities:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	16,530,511	(Won)	13,463,018	(Won)	12,442,519	(Won)	616,385
KDB Asia Ltd.		724,331		509,624		54,210		12,353
Korea Infrastructure Fund II		456,259		93,278		45,832		37,492
KDB Bank(Hungary) Ltd.		860,462		708,610		170,703		4,778
Korea Infrastructure Fund		75,677		29		7,438		6,826
KDB Ireland Ltd.		440,251		379,381		33,970		5,606
Banco KDB Do Brasil S.A.		635,338		619,428		531,332		(40,718)
UzKDB Bank		143,575		113,133		14,521		6,444

Other investments:
KDB Value Private Equity Fund I		60,541		229		51,232		49,391
KDB Value Private Equity Fund II		271,381		1,193		6,251		2,368
KDB Value Private Equity Fund III		94,148		1,261		372		(1,733)
KDB Venture M&A Private Equity Fund		23,777		150		635		(261)
National Pension Service 05-4 Saneun Venture Investment Inc.		28,766		—		5,232		1,133

	2008
	Assets		Liabilities		Operating income (loss)		Net income (loss)
Securities:
Korea Electric Power Corp.	(Won)	66,868,200	(Won)	25,929,200	(Won)	31,522,400	(2,952,500)
Daewoo Securities Co., Ltd.		13,051,355		10,668,033		4,109,300	109,471
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		15,953,600		13,885,700		11,074,600	401,700
KDB Capital Corp.		3,701,658		3,273,283		525,834	23,719
GM Daewoo Auto & Technology Corp.		8,848,955		7,771,652		12,310,655	(862,127)
STX Pan Ocean Co., Ltd.		4,017,305		1,750,014		6,544,898	553,853
KDB Asia Ltd.		605,117		458,877		40,409	(3,948)
Korea Tourism Organization		805,685		386,911		299,956	35,576
Korea Aerospace Industries, Ltd.		1,054,964		600,354		910,126	19,059
Korea Infrastructure Fund II		626,557		68,474		9,499	5,396
KDB Bank(Hungary) Ltd.		977,424		818,937		192,292	3,940
Korea Asset Management Corp.		2,788,339		2,245,163		875,704	68,336
Korea Infrastructure Fund		72,254		177		2,906	1,138
KDB Ireland Ltd.		442,343		414,734		42,203	815
Banco KDB Do Brasil S.A.		841,651		793,126		513,839	1,221
KDB Asset Management Co., Ltd.		71,340		7,452		10,483	3,020
Sewon Co., Ltd.		132,167		54,623		44,645	5,790
UzKDB Bank		145,976		117,255		14,255	6,205
Korea Appraisal Board		347,601		309,518		116,985	4,937

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

	2008
	Assets	Liabilities	Operating income (loss)	Net income (loss)
Other investments:
KDB Value Private Equity Fund I	129,610	490	35,414	(4,073)
KDB Value Private Equity Fund II	305,846	1,158	6,774	(7,554)
KDB Value Private Equity Fund III	95,506	357	1,059	530
Kdb capital 1	4,001	—	1,385	1,198
Jeonman Agriculture & Fisheries Investment Association	10,734	—	397	188

The Bank has not applied the equity method accounting for the following investees even though the Bank holds equity interest more than 15% as of December 31, 2009 (Korean won in millions, number of shares in thousands):

	2009
	Number of Shares	Ownership (%)	Acquisition value		Book value			Reason
Pantech Co., Ltd.	249,427	15.14	(Won)	46,133	(Won)	103,762		Corporate Restructuring Promotion Act.
Others				203,927		161,639	(*)

			(Won)	250,060	(Won)	265,401

(*)	According to Korea Financial Accounting Standards Interpretation 42-59

The market values of investments in listed investees as of December 31, 2009 are as follows (Korean won in millions):

	2009
	Market value		Book value
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	1,046,948	(Won)	1,040,486
Sewon Corporation		8,050		12,011
Moorim P&P Co., Ltd.		31,462		29,628

	(Won)	1,086,460	(Won)	1,082,125

Restricted securities as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
	Book value		Restriction
BOK	(Won)	1,974,873	Collateral for overdrafts and others
Korea Securities Depository		10,190,995	Collateral relating to repurchase transactions
Others		1,060,820

	(Won)	13,226,688

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

5. Loans receivable

Total loans receivable as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Loans in Korean won	(Won)	36,809,619	(Won)	34,901,217
Loans in foreign currencies		17,954,984		21,179,887
Bills bought in Korean won		4,180		5,400
Bills bought in foreign currencies		2,315,945		2,388,011
Advance payments on acceptances and guarantees		75,401		71,508
Bonds purchased under resale agreements		950,407		1,395,132
Others		18,100,818		17,172,320

		76,211,354		77,113,475
Less allowance for possible loan losses		(1,413,400)		(1,046,134)
Deferred loan fees		(12,499)		(1,569)

Total loans receivable	(Won)	74,785,455	(Won)	76,065,772

Loans receivable as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
<Loans receivable in Korean won>
Loans for working capital:
Industrial fund loans	(Won)	10,522,291	(Won)	12,705,994
Government fund loans		392		170,588
Overdraft		407,536		320,938
Trade notes purchased at a discount		6,000		94,000
Loans for working capital for small and medium industry		447,550		431,987
Others		730,623		1,390,571

		12,114,392		15,114,078
Loans for facility developments:
Industrial fund loans		21,173,602		16,275,271
Government fund loans		789,806		779,422
Loans to customers with fund for rational use of energy		923,765		858,510
Loans to customers with tourism fund		721,481		757,366
Loans to customers with small and medium company promotion fund		460,349		452,444
Loans to customers with national investment fund		15,394		16,446
Loans to customers with industrial technique fund		51,260		80,685
Loans to customers with industrial foundation fund		4,013		23,131
Others		555,557		543,864

		24,695,227		19,787,139

	(Won)	36,809,619	(Won)	34,901,217

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

	2009		2008
<Loans receivable in foreign currency>
Loans for working capital:
Loans for working capital from foreign country	(Won)	548,113	(Won)	659,713
Loans for working capital in foreign currency		1,859,482		2,464,709
Others		3,301		20,411

		2,410,896		3,144,833
Loans for facility developments:
Loans for facility developments from foreign country		2,746,163		3,594,709
Loans for facility development in foreign currency		7,803,036		8,832,298
Off-shore loans in foreign currency		3,418,935		3,680,755
Loans to international bank for reconstruction and development		1,417,786		1,927,292
Loans to Japan Bank for International corporation		158,168		—

		15,544,088		18,035,054

	(Won)	17,954,984	(Won)	21,179,887

	2009		2008
<Other loans receivable>
Domestic import usance bills	(Won)	3,683,812	(Won)	3,684,616
Call loans		1,277,845		2,795,450
Debentures accepted by private subscription		11,426,504		9,436,648
Letter of credit		14,004		27,636
Inter-bank loans		1,499,725		988,898
Inter-non-bank loans		178,643		218,805
Others		20,285		20,267

	(Won)	18,100,818	(Won)	17,172,320

Concentrations of loans in Korean won and loans in foreign currencies by country as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009		2008		Ratio (%)
Korea	(Won)	47,826,006	(Won)	48,317,609	87.33
China		1,668,939		1,964,527	3.05
Ireland		710,249		1,021,168	1.30
US		357,432		437,150	0.65
Indonesia		168,569		320,848	0.31
Others		4,033,408		4,019,802	7.36

	(Won)	54,764,603	(Won)	56,081,104	100.00

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Concentrations of loans in Korean won and loans in foreign currencies by industry as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009		2008		Ratio (%)
Manufacturing	(Won)	32,172,178	(Won)	32,068,742	(Won)	58.75
Financial services		3,331,544		4,156,974		6.08
Transportation business		5,567,665		5,981,822		10.17
Electricity, Gas and Water Supply		2,983,588		2,976,598		5.45
Wholesale and retail		1,649,112		2,290,542		3.01
Public sector and others		1,629,681		2,050,672		2.98
Others		7,430,835		6,555,754		13.56

	(Won)	54,764,603	(Won)	56,081,104	(Won)	100.00

The maturity of loans in Korean won and loans in foreign currencies as of December 31, 2009 and 2008 is summarized as follows (Korean won in millions):

	2009
	Korean won		Foreign currencies		Total
Within 3 months	(Won)	4,229,310	(Won)	1,223,726	(Won)	5,453,036
After 3 months but no later than 6 months		3,254,762		1,938,783		5,193,545
After 6 months but no later than 1 year		5,725,542		2,706,687		8,432,229
After 1 year but no later than 3 years		12,349,779		7,088,901		19,438,680
After 3 years but no later than 5 years		5,733,282		2,945,829		8,679,111
Later than 5 years		5,516,944		2,051,058		7,568,002

	(Won)	36,809,619	(Won)	17,954,984	(Won)	54,764,603

	2008
	Korean won		Foreign currencies		Total
Within 3 month	(Won)	4,097,889	(Won)	1,020,152	(Won)	5,118,041
After 3 months but no later than 6 months		3,181,365		1,456,423		4,637,788
After 6 months but no later than 1 year		6,446,178		2,527,030		8,973,208
After 1 year but no later than 3 years		10,864,990		6,862,018		17,727,008
After 3 years but no later than 5 years		4,954,947		5,509,191		10,464,138
Later than 5 years		5,355,848		3,805,073		9,160,921

	(Won)	34,901,217	(Won)	21,179,887	(Won)	56,081,104

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details of changes in the allowance for possible loan losses for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Loans		Others		Total		2008
Beginning balance	(Won)	1,023,727	(Won)	3,050	(Won)	1,026,777	(Won)	782,747
Changes in translation of foreign currency		(2,465)		—		(2,465)		10,280
Increase in allowance from loan repurchase		18,316		—		18,316		129,485
Transfer to other allowance		(1,562)		51,041		49,479		1,269
Disposal of non-performing loans		(136,958)		—		(136,958)		(1,643)
Increase in allowance due to early collection for loans restructured		1,156		—		1,156		3,655
Spin-off		(33,626)		—		(33,626)		—
Write-offs		(395,475)		—		(395,475)		(227,075)
Provision (reversal) of allowance for possible loan losses		920,433		(1,847)		918,586		328,059

Ending balance	(Won)	1,393,546	(Won)	52,244	(Won)	1,445,790	(Won)	1,026,777

The difference between the above allowance for possible loan losses of (Won)1,393,546 million and the amount per the statement of financial position of (Won)1,413,400 million represents present value discount of loans under restructuring agreements.

Details on the allowance for possible loan losses as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Loans:
Loans and Bills bought	(Won)	1,097,632	(Won)	804,275
Bills bought in foreign currencies		49,462		24,751
Advance payments on acceptances and guarantee		26,825		17,589
Domestic import usance		62,850		56,531
Privately-placed corporate bonds		152,542		114,915
Others		4,235		5,666

		1,393,546		1,023,727
Other assets		52,244		3,050

	(Won)	1,445,790	(Won)	1,026,777

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details on the classification of loans receivable and the allowance for possible loan losses as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	66,797,008	(Won)	719,605	1.08
Precautionary		1,343,173		190,199	14.16
Substandard		1,580,400		418,944	26.51
Doubtful		37,600		22,830	60.72
Estimated Loss		41,968		41,968	100.00

	(Won)	69,800,149	(Won)	1,393,546	2.00

	2008
	Loans receivable		Allowance for possible loan losses		Ratio (%)
Normal	(Won)	66,008,357	(Won)	595,578	0.90
Precautionary		449,142		56,493	12.58
Substandard		913,357		223,631	24.48
Doubtful		10,348		5,174	50.00
Estimated Loss		142,851		142,851	100.00

	(Won)	67,524,055	(Won)	1,023,727	1.52

Details of adjustments to loans receivable for purpose of the determination of the allowance for possible losses as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Loans receivable	(Won)	76,211,354	(Won)	77,113,475
Present value discount		(19,854)		(22,408)
Prepayments regarded as loans		1,908		3,864
Call loans		(1,277,845)		(2,795,450)
Inter-bank loans		(1,499,725)		(988,898)
Bonds purchased under resale agreement		(950,407)		(1,395,132)
Others(*)		(2,665,282)		(4,391,396)

	(Won)	69,800,149	(Won)	67,524,055

(*)	Others represent loans to or loans guaranteed by the Korean government.

Historical ratios of the allowance for possible loan losses to total loans receivable as of December 31, 2009, 2008 and 2007, are as follows (Korean won in millions):

	2009		2008		2007
Total loans receivable	(Won)	69,800,149	(Won)	67,524,055	(Won)	49,918,744
Allowance for possible loan losses		1,393,546		1,023,727		779,941

Ratio (%)		2.00		1.52		1.56

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details of restructured loans as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Conversion of investment	(Won)	76,561	(Won)	13,043

Changes in present value discounts originated from troubled debt restructuring for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	97,918	(Won)	(19,854)	(Won)	78,064

	2008
	Original amount before restructuring		Present value discount		Present value
Loans receivable restructured	(Won)	132,676	(Won)	(22,408)	(Won)	110,268

Changes in present value discounts originated from troubled debt restructuring for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Beginning balance	(Won)	22,408	(Won)	30,430
Increase		2,711		4
Amortization (Interest income, etc)		(4,095)		(4,371)
Reversal		(1,170)		(3,655)

Ending balance	(Won)	19,854	(Won)	22,408

Changes in deferred loan fees, net of expenses for the years ended December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	1,569	(Won)	20,577	(Won)	(9,647)	(Won)	12,499

	2008
	Beginning balance		Increase		Decrease		Ending balance
Deferred loan fees, net of expenses	(Won)	—	(Won)	1,590	(Won)	(21)	(Won)	1,569

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

6. Property and equipment

Changes in property and equipment for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	319,198	(Won)	21	(Won)	(38,958)	(Won)	(6,049)	(Won)	—	(Won)	274,212
Buildings		288,810		1,695		(36,760)		(4,397)		(8,945)		240,403
Leasehold improvements		8,101		—		(2,148)		—		(517)		5,436
Computer equipment		11,049		4,297		—		(10)		(2,109)		13,227
Vehicles		284		24		(17)		(14)		(81)		196
Construction in-progress		49		1,286		(1,321)		—		—		14
Others		9,074		2,198		(117)		(204)		(2,249)		8,702

	(Won)	636,565	(Won)	9,521	(Won)	(79,321)	(Won)	(10,674)	(Won)	(13,901)	(Won)	542,190

	2008
	Beginning balance		Acquisition		Disposal		Other(*)		Depreciation		Ending balance
Land	(Won)	311,094	(Won)	13,416	(Won)	(5,444)	(Won)	132	(Won)	—	(Won)	319,198
Buildings		296,783		2,150		(1,021)		122		(9,224)		288,810
Leasehold improvements		8,525		57		(42)		—		(439)		8,101
Computer equipment		10,894		8,339		(15)		77		(8,246)		11,049
Vehicles		291		186		(16)		40		(217)		284
Construction in-progress		—		1,795		(1,746)		—		—		49
Others		7,011		5,480		(859)		470		(3,028)		9,074

	(Won)	634,598	(Won)	31,423	(Won)	(9,143)	(Won)	841	(Won)	(21,154)	(Won)	636,565

(*)	Others included exchanges differences adjustment for assets denominated in foreign currencies.

The value of the Bank’s land, as determined by the government of the Republic of Korea for tax administration purposes as of December 31, 2009 and 2008 amounted to (Won)360,490 million and (Won)423,422 million, respectively.

Insured property and equipment as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
	Insured amount		Insurance period
Buildings & equipment	(Won)	269,267	2009.01.12~2010.01.12
Computer equipment		10,631	”
Others		4,769	”

	(Won)	284,667

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

7. Other assets

Changes in intangible assets for the years ended December 31, 2009 are as follows (Korean won in millions):

	2009
Type	Beginning balance		Increase		Decrease		Ending balance
Equipment usage right	(Won)	317	(Won)	34	(Won)	(28)	(Won)	323
Development costs		22,613		17,481		(7,809)		32,285
Others		6,252		4,834		(3,114)		7,972

	(Won)	29,182	(Won)	22,349	(Won)	(10,951)	(Won)	40,580

Details of miscellaneous assets as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Accounts receivable related foreign exchange	(Won)	1,152,906	(Won)	563,969
Prepaid income taxes		230		53,987
Others		76,072		277,269

	(Won)	1,229,208	(Won)	895,225

8. Deposits

Deposits as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Deposits in Korean won:
Demand deposits:
Checking accounts	(Won)	2,951	(Won)	2,733
Temporary deposits		212,456		162,072
Passbook deposits		7,639		5,723
Others		81		1,316

		223,127		171,844
Time and savings deposits:
Time deposits		3,945,550		5,384,983
Installment savings deposits		158,280		104,146
Corporate savings deposits		4,390,176		3,972,845
Savings deposits		99,193		89,857
Others		1,714		2,625

		8,594,913		9,554,456

		8,818,040		9,726,300
Deposits in foreign currency:
Demand deposits:
Checking accounts		24,992		7,987
Passbook deposits		244,624		321,784
Temporary deposits		463		2,174
Others		28,611		87,869

		298,690		419,814
Time and savings deposits:
Time deposits		1,234,410		2,466,693

		1,533,100		2,886,507
Negotiable certificates of deposits		3,584,786		4,155,722

	(Won)	13,935,926	(Won)	16,768,529

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Maturities of deposits as of December 31, 2009 are summarized as follows (Korean won in millions):

	2009
	Demand deposits		Time and saving deposits		Negotiable certificates of deposits		Total
Within 3 months	(Won)	521,817	(Won)	6,865,553	(Won)	2,062,155	(Won)	9,449,525
After 3 months but no later than 6 months		—		1,394,007		1,470,305		2,864,312
After 6 months but no later than 1 year		—		1,016,735		25,034		1,041,769
After 1 year but no later than 3 years		—		551,926		27,228		579,154
After 3 years but no later than 5 years		—		1,022		64		1,086
Later than 5 years		—		80		—		80

	(Won)	521,817	(Won)	9,829,323	(Won)	3,584,786	(Won)	13,935,926

9. Borrowing liabilities

Borrowing liabilities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Borrowings:
Korean won	(Won)	4,657,164	(Won)	5,365,040
Foreign currency		13,087,541		16,468,165

		17,744,705		21,833,205
Debentures:
Korean won		34,938,266		49,628,537
Foreign currency		17,005,852		19,232,242

		51,944,118		68,860,779
Other borrowings:
Bonds sold under repurchase agreements		9.028,121		8,968,535
Bill sold		—		132
Call money		1,975,140		822,357

		11,003,261		9,791,024

		80,692,084		100,485,008
Deferred borrowing fees		(4,296)		—

	(Won)	80,687,788	(Won)	100,485,008

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Borrowings in Korean won as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	2009		2008
Ministry of Strategy and Finance	Borrowings from government fund	3.4~6.0	(Won)	848,647	(Won)	1,015,734
Industrial Bank of Korea	Borrowings from industrial technique fund	1.5~4.5		144,713		170,613
Small Business Corp.	Borrowings from local small and medium company promotion fund	2.0~4.2		557,702		538,840
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	1.4~4.5		1,150,502		1,118,318
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.3~4.5		923,453		862,243
Local governments	Borrowings from local small and medium company promotion fund	1.5~6.0		135,381		129,896
Institute for Information Technology Advancement	Borrowings from information promotion fund	2.0~4.8		—		6,226
Others	Borrowings from environment improvement support fund	0.0~4.7		896,766		1,523,170

			(Won)	4,657,164	(Won)	5,365,040

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Borrowings in foreign currency as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

Lender	Classifications	Annual interest rate (%)	2009		2008
Finanzierungsplanungs und Beratungs GmbH (“KFW”)	Borrowings from KFW	5.5	(Won)	—	(Won)	898
JBIC	Borrowings from JBIC	1.4~6M Libor +0.8		167,147		—
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.8		1,481,451		2,099,003
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.1~0.3		1,655,870		1,479,923
		6M Libor + 0.1~0.3		316,887		416,983
		6M Euribor + 0.6		166,942		138,058

				2,139,699		2,034,964
DBS Bank and others	Off-shore short-term borrowings	2.2~5.5		194,766		485,287
		3M Libor + 2.0~3.5		122,598		—
		6M Libor + 0.8~3.4		36,932		138,325
		1Y Libor + 0.3~4.0		93,408		534,438

				447,704		1,158,050
Nippon Life Insurance Company and others	Off-shore long-term borrowings	3M Libor + 0.6~0.9		306,615		257,321
		6M Euribor +0.8~0.9		216,286		316,766
		6M Libor + 0.3~1.9		198,492		402,400

				721,393		976,487
Others	Short-term borrowings in foreign currency	1.0~9.2		6,405,850		6,966,540
		3M Libor + 2.0~2.5		151,788		1,116,025
		6M Libor + 0.3~3.1		72,913		163,475
		1Y Libor + 1.0~4.0		188,720		163,475
		1Y Euribor + 0.5		—		35,524

				6,819,271		8,445,039
	Long-term borrowings in foreign currency	1.0~5.9		1,310,876		1,753,724

			(Won)	13,087,541	(Won)	16,468,165

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Debentures in Korean won as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	Interest rate (%)	2009		2008
Debentures in Korean won	2.3~12.0	(Won)	35,014,398	49,645,878
Premium on debentures			856	1,174
Discount on debentures			(76,988)	(18,515)

		(Won)	34,938,266	49,628,537

Debentures in foreign currency as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	Interest rate (%)	2009		2008
Debentures in foreign currency	0.1~8.0	(Won)	13,330,315	15,761,854
Premium on debentures			2,318	3,381
Discount on debentures			(28,530)	(11,195)

			13,304,103	15,754,040
Off-shore debentures in foreign currency	0.1~8.8		3,706,869	3,481,119
Premium on debentures			525	696
Discount on debentures			(5,645)	(3,613)

			3,701,749	3,478,202

		(Won)	17,005,852	19,232,242

Pursuant to the Korea Development Bank Act, the Bank has the exclusive right to issue industrial finance bonds. The amount of such bonds issued and guaranteed outstanding provided by the Bank cannot exceed thirty times the aggregate amount of the paid-in capital and legal reserve of the Bank. The industrial finance bonds which are purchased or guaranteed by the government are excluded in calculating the limit. The Bank may, when necessary reused the terms of the bonds or to discharge its obligations arising from the guarantee or acceptance of debts, issue the bonds over that limit. There are no issued industrial finance bonds guaranteed by the Korean government as of December 31, 2009 and 2008.

Maturities of borrowing liabilities as of December 31, 2009 are as follows (Korean won in millions):

	2009
	Borrowings		Debentures		Other borrowings		Total
Within 3 months	(Won)	4,814,668	(Won)	4,155,583	(Won)	7,417,431	(Won)	16,387,682
After 3 months but no later than 6 months		2,789,616		5,843,274		2,430,195		11,063,085
After 6 months but no later than 1 year		3,181,812		9,110,091		1,114,561		13,406,464
After 1 year but no later than 3 years		4,044,590		18,809,481		41,074		22,895,145
After 3 years but no later than 5 years		1,518,365		10,154,985		—		11,673,350
Later than 5 years		1,395,654		3,978,168		—		5,373,822

	(Won)	17,744,705	(Won)	52,051,582	(Won)	11,003,261	(Won)	80,799,548

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Subordinated borrowings as of December 31, 2009 and 2008 are as follows (Korean won in millions):

Type	Rate (%)	2009		2008		Terms
Borrowing from government funds	3.4~6.0	(Won)	848,647	(Won)	1,015,734	Installment
Borrowing from IBRD	6M Libor +0.75		1,480,890		2,099,003	Installment

		(Won)	2,329,537	(Won)	3,114,737

10. Severance and retirement benefits

Changes in severance and retirement benefits for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Beginning balance	(Won)	120,251	(Won)	106,796
Payments during the year		(85,526)		(17,553)
Provision for severance and retirement benefits		28,240		31,008

		62,965		120,251
Deposits for severance and retirement		(43,881)		(33,007)

	(Won)	19,084	(Won)	87,244

11. Acceptances and guarantees

Acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	Acceptances and guarantees				Allowance for possible losses
	2009		2008		2009		2008
Settled guarantees and commitments:
Acceptance on letters of credit	(Won)	1,225,215	(Won)	717,575	(Won)	8,471	(Won)	5,407
Collateral for loan		214,645		139,348		2,549		658
Debt guarantee		154,772		192,436		1,513		1,202
Corporate debentures		1,210		102,937		10		1,953
Foreign banks borrowing		6,704		8,253		57		70
Other acceptances and guarantees in foreign currency(*)		12,686,138		16,910,410		203,517		80,728
Acceptances for letters of guarantees for importers		40,332		29,801		319		128
Others		—		6,288		—		53

		14,329,016		18,107,048		216,436		90,199
Unsettled guarantees and commitments:
Local letters of credit		335,904		244,233		596		480
Letters of credit		2,573,324		2,250,603		5,076		3,853
Others		7,254,340		10,764,461		21,453		19,136

		10,163,568		13,259,297		27,125		23,469
Bills endorsed		—		87		—		1

	(Won)	24,492,584	(Won)	31,366,432	(Won)	243,561	(Won)	113,669

(*)	Other acceptances and guarantees in foreign currency consist of acceptances and guarantees for the return of advances related to export, overseas bidding and contractual obligations.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009
	Acceptances and guarantees
	Korean won				Foreign currencies				Bills endorsed				Total
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Ratio (%)
Normal	(Won)	236,672	(Won)	1,110	(Won)	23,254,091	(Won)	78,071	(Won)	—	(Won)	—	(Won)	23,490,763	(Won)	79,181	0.34
Precautionary		—		—		565,709		33,081		—		—		565,709		33,081	5.85
Substandard		8,300		1,660		427,779		129,632		—		—		436,079		131,292	30.11
Doubtful		—		—		—		—		—		—		—		—	—
Estimated loss		—		—		33		7		—		—		33		7	21.21

	(Won)	244,972	(Won)	2,770	(Won)	24,247,612	(Won)	240,791	(Won)	—	(Won)	—	(Won)	24,492,584	(Won)	243,561	0.99

	2008
	Acceptances and guarantees
	Korean won				Foreign currencies				Bills endorsed				Total
	Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Outstanding amount		Allowance		Ratio (%)
Normal	(Won)	264,444	(Won)	2,713	(Won)	30,698,165	(Won)	97,847	(Won)	87	(Won)	1	(Won)	30,962,696	(Won)	100,561	0.32
Precautionary		1,140		80		399,050		12,801		—		—		400,190		12,881	3.22
Substandard		280		56		3,126		125		—		—		3,406		181	5.31
Doubtful		61		30		—		—		—		—		61		30	49.18
Estimated loss		—		—		79		16		—		—		79		16	20.25

	(Won)	265,925	(Won)	2,879	(Won)	31,100,420	(Won)	110,789	(Won)	87	(Won)	1	(Won)	31,366,432	(Won)	113,669	0.36

Historical ratios of allowance for possible losses on acceptances and guarantees to total acceptances and guarantees as of December 31, 2009, 2008, and 2007 are as follows (Korean won in millions):

	2009		2008		2007
Total acceptances and guarantees	(Won)	24,492,584	(Won)	31,366,432	(Won)	23,225,113
Allowance for possible losses on acceptances and guarantees		243,561		113,669		75,944

Ratio (%)		0.99		0.36		0.33

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

12. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009				2008
	Unused loan commitment		Allowance for possible loan losses		Unused loan commitment		Allowance for possible loan losses
Commitments on loans receivable	(Won)	4,192,444	(Won)	22,586	(Won)	3,841,639	(Won)	15,844
Commitments on guarantees and acceptances		16,560,056		63,977		16,555,910		67,940
Commitments on loan		12,238,484		102,359		4,802,193		19,176

	(Won)	32,990,984	(Won)	188,922	(Won)	25,199,742	(Won)	102,960

Historical ratios of allowance for losses on unused commitments to total unused commitments as of December 31, 2009, 2008 and 2007, are as follows (Korean won in millions):

	2009		2008		2007
Unused commitments	(Won)	32,990,984	(Won)	25,199,742	(Won)	19,109,189
Allowance for possible losses on unused commitments		188,922		102,960		71,559

Ratio (%)		0.57		0.41		0.37

13. Miscellaneous liabilities

Miscellaneous liabilities as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Withholding taxes	(Won)	9,025	(Won)	17,373
Accounts payable on unpaid exchange		641,067		389,617
Other allowance		4,281		1,032
Industrial finance debentures		—		974,694
Others		326,045		164,483

	(Won)	980,418	(Won)	1,547,199

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

14. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies as of December 31, 2009 and 2008 are as follows (Korean won in millions or U.S. dollar in thousands):

	USD equivalent(*)		Korean won equivalent
Account	2009	2008	2009		2008
Assets:
Cash on hand	$5,879	$6,331	(Won)	6,842	(Won)	7,961
Due from banks	931,759	1,097,497		1,087,763		1,380,106
Trading securities	61,583	5,275		71,797		6,634
Available-for-sale securities	3,472,768	3,473,340		4,050,267		4,367,723
Equity method investments	451,302	399,340		525,993		501,813
Bills purchased	1,986,036	1,899,010		2,315,945		2,388,011
Call loans	615,112	2,142,817		718,012		2,694,592
Loan receivables	15,395,081	16,846,158		17,954,984		21,179,887
Domestic import usance	3,156,358	2,930,116		3,683,812		3,684,616
Receivables	1,429,380	2,260,703		1,667,827		2,842,825
Others	2,543,299	3,082,957		2,972,098		3,876,818

	$30,048,557	$34,143,544	(Won)	35,055,340	(Won)	42,930,986

Liabilities:
Deposits	$1,447,526	$2,295,426	(Won)	1,689,044	(Won)	2,886,507
Borrowings	11,224,722	13,088,870		13,087,541		16,349,440
Bonds sold under repurchase agreements	906,067	1,211,026		1,057,020		1,522,868
Call money	499,086	256,348		582,040		322,357
Debentures	11,385,846	12,193,013		13,304,103		14,224,399
Off-shore debentures	3,146,133	2,729,619		3,701,749		2,874,336
Others	3,582,239	2,118,870		3,055,975		2,667,617

	$32,191,619	$33,893,172	(Won)	36,477,472	(Won)	40,847,524

(*)	All foreign currencies other than the U.S. dollar are expressed in the equivalent of U.S. dollars at the reporting date.

15. Commitments and contingencies

Unsettled commitments provided by the Bank as of December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Unsettled commitments:
Commitments on loans in Korean won	(Won)	11,690,299	(Won)	3,775,584
Commitments on loans in foreign currency		548,185		1,026,609
Commitments on purchase of securities		1,000,000		1,000,000

		13,238,484		5,802,193
Bonds sold under repurchase agreements		750,570		750,570

	(Won)	13,989,054	(Won)	6,552,763

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

The Bank has entered into agreements to provide certain syndicated loans with foreign banks. The aggregate credit limit and unused amount as of December 31, 2009 are as follows:

Type	Aggregate credit limit	Unused amount
USD	2,505,384 thousand	475,271 thousand
JPY	2,181,225 thousand	365,241 thousand
EUR	63,000 thousand	—
CNY	6,360 thousand	636 thousand
CHF	7,733 thousand	582 thousand
KRW	2,896,730 million	331,893 million

Total (KRW)	5,964,839 million	892,195 million

Loans sold as of December 31, 2009 are as follows (Korean won in millions):

Counterparty	Disposal date	Book value		Selling price		Subordinated debt securities held by the Bank		Collateral amount(*)
KDB First SPC	2000.06.08	(Won)	950,627	(Won)	600,000	(Won)	201,800	(Won)	120,000
KDB Second SPC	2000.11.08		914,764		423,600		93,600		80,000
KDB Third SPC	2000.09.20		1,793,546		949,900		—		—
KDB Fifth SPC	2000.12.13		765,358		528,400		98,400		100,000
KDB Sixth SPC	2009.09.30		420,631		330,000		160,000		—

		(Won)	4,844,926	(Won)	2,831,900	(Won)	553,800	(Won)	300,000

(*)	Investment securities are pledged as collateral.

According to the contracts with the counterparties for the above loans sold with a recourse provision, the Bank is liable to the counterparties’ claims of up to 30% of the selling price when the principal or the interest is not repaid according to the payment schedules.

The Banks’ loans and receivables written-off, for which the contractual rights to cash flows have not expired, amount to (Won)1,774,962 million as of December 31, 2009.

The Bank has outstanding loans receivable amounting to (Won)2,952,640 million and holds securities amounting to (Won)191,164 million as of December 31, 2009 from companies under workout, court receivership, court mediation or other restructuring process. The Bank provided (Won)528,306 million of allowances for possible loan losses for such loans. Actual losses from these loans may differ from the allowances provided.

As of December 31, 2009, the Bank is involved in 13 lawsuits as a plaintiff and 19 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to approximately (Won)3,726,044 million and (Won)336,452 million, respectively. The Bank is involved in 1 lawsuit as an independent arbitrator party, amounting to (Won)769 million. The Bank provided other allowance for loss amounting to (Won)3,249 million as of December 31, 2009.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

16. Derivative instruments

The Bank’s derivatives instruments are divided into trading derivatives and hedge derivatives, based on the nature of the transaction. The Bank enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) for the years ended December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

	2009
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	33,003	(Won)	—	(Won)	33,003	(Won)	33	(Won)	—	(Won)	33	(Won)	33
Swap		508,101		—		508,101		2,270		—		2,270		2,447
Option bought		119,329		—		119,329		—		—		—		31,109
Option sold		119,329		—		119,329		—		—		—		(31,109)

		779,762		—		779,762		2,303		—		2,303		2,480
Interest:
Futures		3,708,545		—		3,708,545		—		—		—		—
Swap		294,595,518		19,451,406		314,046,924		18,479		(270,681)		(252,202)		(234,358)
Option bought		1,795,816		—		1,795,816		5,874		—		5,874		26,350
Option sold		3,161,816		150,000		3,311,816		—		6,615		6,615		(44,307)

		303,261,695		19,601,406		322,863,101		24,353		(264,066)		(239,713)		(252,315)
Currency:
Forward		49,689,013		—		49,689,013		(419,786)		—		(419,786)		1,828,320
Futures		597,846		—		597,846		—		—		—		—
Swap		44,180,654		10,406,751		54,587,405		611,506		13,199		624,705		(694,001)
Option bought		3,526,438		—		3,526,438		(33,621)		—		(33,621)		256,875
Option sold		2,042,024		—		2,042,024		—		—		—		(102,182)

		100,035,975		10,406,751		110,442,726		158,099		13,199		171,298		1,289,012
Stock:
Index forward bought		23,029		—		23,209		—		—		—		—
Option bought		102,630		—		102,630		20		—		20		24,108
Index option bought		126,255		—		126,255		(2,729)		—		(2,729)		390
Option sold		114,261		—		114,261		—		—		—		(24,108)
Index option sold		252,486		—		252,486		—		—		—		(8,340)

		618,661		—		618,661		(2,729)		—		(2,709)		(7,950)

	(Won)	404,696,093	(Won)	30,008,157	(Won)	434,704,250	(Won)	182,046	(Won)	(250,867)	(Won)	(68,821)	(Won)	1,031,225

The difference between the above valuation loss and the amount per the statement of income represents other allowance of (Won)51,041 million, which was adjusted due to credit risk of counter party.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

	2008
	Notional amounts						Valuation gain (loss)						Derivative asset (liability)
	Trading purpose		Hedging purpose		Total		Trading purpose		Hedging purpose		Total
Commodity:
Forward	(Won)	114,447	(Won)	—	(Won)	114,447	(Won)	(222)	(Won)	—	(Won)	(222)	(Won)	(222)
Swap		241,987		—		241,987		(2,306)		—		(2,306)		(1,657)
Futures		776		—		776		—		—		—		—
Option bought		53,576		—		53,576		(169)		—		(169)		2,320
Option sold		53,576		—		53,576		200		—		200		(2,320)

		464,362		—		464,362		(2,497)		—		(2,497)		(1,879)
Interest:
Futures		3,139,330		—		3,139,330		—		—		—		—
Swap		222,218,086		7,980,810		230,198,896		(465,680)		473,285		7,605		(323,706)
Option bought		646,200		1,160,000		1,806,200		17,085		—		17,085		46,386
Option sold		1,616,200		1,780,000		3,396,200		(43,415)		(8,515)		(51,930)		(84,633)

		227,619,816		10,920,810		238,540,626		(492,010)		464,770		(27,240)		(361,953)
Currency:
Forward		57,994,151		—		57,994,151		3,936,015		—		3,936,015		4,042,834
Futures		713,694		—		713,694		—		—		—		—
Swap		58,014,149		6,614,539		64,628,688		(3,658,461)		320,673		(3,337,788)		(2,935,684)
Option bought		7,365,527		—		7,365,527		797,706		—		797,706		1,031,654
Option sold		8,256,078		—		8,256,078		(615,910)		—		(615,910)		(784,274)

		132,343,599		6,614,539		138,958,138		459,350		320,673		780,023		1,354,530
Stock:
Index forward bought		8,154		—		8,154		—		—		—		—
Option bought		185,680		—		185,680		(1,174)		—		(1,174)		410,079
Index option bought		850,160		—		850,160		(3,150)		—		(3,150)		1,013
Option sold		213,443		—		213,443		1,225		—		1,225		(410,079)
Index option sold		886,517		—		886,517		6,799		—		6,799		(706)

		2,143,954		—		2,143,954		3,700		—		3,700		307

	(Won)	362,571,731	(Won)	17,535,349	(Won)	380,107,080	(Won)	(31,457)	(Won)	785,443	(Won)	753,986	(Won)	991,005

Unrealized gains and losses from fair value hedge items by type of the underlying assets or liabilities for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009				2008
	Gains		Losses		Gains		Losses
Available-for-sale securities	(Won)	7,332	(Won)	41,997	(Won)	82,927	(Won)	2,083
Borrowings		44,947		17,895		22,728		160,118
Debentures		803,939		71,692		93,853		2,636,129

	(Won)	856,218	(Won)	131,584	(Won)	199,508	(Won)	2,798,330

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

17. Equity

Paid-in capital

The Korean government increased the Bank’s paid-in capital by (Won)900 billion during the year ended December 31, 2009. The total paid-in capital of the Bank outstanding as of December 31, 2009 is (Won)9,241,861 million.

Capital surplus

The Bank utilized (Won)5,178,600 million of its paid-in capital in 1998 and 2000 to offset its accumulated deficit amounting to (Won)5,134,227 million. The outstanding balance of capital surplus as of December 31, 2009 amount to (Won)52,168 million.

Legal reserve

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or used to offset accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets accumulated deficit with reserves. If reserves are insufficient to offset the accumulated deficit, the Korean government is supposed to be responsible for the deficit.

18. General and administrative expenses

General and administrative expenses for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Salaries(*)	(Won)	216,531	(Won)	230,655
Severance and retirement benefits(*)		28,240		31,008
Other employee benefits(*)		23,388		21,000
Rent(*)		15,288		13,477
Depreciation(*)		13,901		21,154
Amortization(*)		10,951		11,649
Taxes and dues(*)		15,000		18,259
Printing		5,588		5,217
Travel		3,784		3,844
Commission		16,816		17,347
Electronic data processing		27,518		26,145
Training		7,770		9,108
Others		30,707		23,345

	(Won)	415,482	(Won)	432,208

(*)	These accounts in aggregate amounting to (Won)323,299 million and (Won)347,202 million for the years ended December 31, 2009 and 2008, respectively, are related to the “added value” disclosure items of the Bank’s operations in accordance with SKAS 21.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

19. Income tax

Income tax expense for the years ended December 31, 2009 and 2008 is as follows (Korean won in millions):

	2009		2008
Current income taxes(*)	(Won)	(84,810)	(Won)	116,515
Change in deferred income tax due to temporary difference		306,316		(1,352,391)
Tax effect of tax loss carryforwards		—		67,722

		221,506		(1,168,154)
Current and deferred income taxes recognized directly to equity		(183,769)		1,190,470

Income tax expense	(Won)	37,737	(Won)	22,316

(*)	The additional tax payments or refunds were included in the current income taxes.

Reconciliations of income tax expense applicable to income before income taxes at the Korea statutory tax rate to income tax expense at the effective income tax rate of the Bank are as follows (Korean won in millions):

	2009		2008
Income before income taxes	(Won)	798,849	(Won)	372,645

Tax at the statutory income tax rate	(Won)	183,230	(Won)	102,444
Adjustments:
Non-taxable (deductible) income (expenses), net		116,455		(98,839)
Deferred income taxes not recognized		(113,713)		175,328
Others		(148,235)		(156,617)

		(145,493)		(80,128)

Income tax expense	(Won)	37,737	(Won)	22,316

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for corporate income tax reporting purposes. Significant changes in cumulative temporary differences and deferred income tax assets and liabilities for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(5,204,542)	(Won)	4,221,157	(Won)	(983,385)	(Won)	(220,765)
Derivatives assets		(16,432,776)		8,955,365		(7,477,411)		(1,645,030)
Derivatives liabilities		15,560,594		(8,962,651)		6,597,943		1,451,547
Loss on valuation of hedge items		2,358,612		(1,328,763)		1,029,849		226,567
Gain on valuation of fair value hedge in foreign currency		(1,770,893)		950,071		(820,822)		(180,581)
Loans written-off		1,003,803		(463,893)		539,910		118,780
Impairment losses on investment bonds		396,617		128,992		525,609		115,634
Impairment losses on investment securities		360,184		151,933		512,117		112,666
Others		807,613		(532,960)		274,653		125,632

	(Won)	(2,920,788)	(Won)	3,119,251	(Won)	198,463	(Won)	104,450

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

	2008
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Equity method investments	(Won)	(6,015,261)	(Won)	810,719	(Won)	(5,204,542)	(Won)	(1,077,849)
Derivatives assets		(3,181,778)		(13,250,998)		(16,432,776)		(3,615,211)
Derivatives liabilities		2,889,057		12,671,537		15,560,594		3,423,331
Loss on valuation of hedge items		178,859		2,179,753		2,358,612		518,894
Gain on valuation of fair value hedge in foreign currency		(225,778)		(1,545,115)		(1,770,893)		(389,596)
Loans written-off		1,140,251		(136,448)		1,003,803		140,839
Impairment losses on investment bonds		360,589		36,028		396,617		87,256
Impairment losses on investment securities		772,889		(412,705)		360,184		79,240
Others		556,967		250,646		807,613		134,409

	(Won)	(3,524,205)	(Won)	603,417	(Won)	(2,920,788)	(Won)	(698,687)

The above temporary differences did not include deferred income tax assets (liabilities) of foreign branches and charged directly to equity.

Deferred income tax assets (liabilities) recognized in the statement of financial position as of December 31, 2009 and 2008 consist of the following (Korean won in millions):

	2009		2008
Cumulative temporary differences	(Won)	198,463	(Won)	(2,920,787)
Tax rate (%)		(*1)		(*1)

Tax effects arising from cumulative temporary differences		44,160		(645,263)
Unrealizable deferred income tax assets(*2)		(60,289)		53,424

Deferred income tax liabilities arising from cumulative temporary differences		104,450		(698,687)
Deferred income tax recognized directly to equity		(215,226)		(31,458)
Deferred income tax liabilities of foreign branches		365		—

Deferred income tax liabilities		(110,411)		(730,145)
Deferred income tax assets of foreign branches(*3)		30,115		42,048

Net deferred income tax liabilities	(Won)	(80,296)	(Won)	(688,097)

(*1)	Deferred income tax assets and liabilities are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse (the income tax rate of 24.2% and 22% is applied for calculation until 2011 and after 2012, respectively).
(*2)	The Bank did not record deferred income tax liabilities amounting to (Won)277,972 million for temporary differences relating to valuation of equity investments and the amount was determined based on the ratio of dividend tax exemption rate under the related tax law.
(*3)	Deferred income tax assets of foreign branches are not offset against the deferred income tax liabilities in accordance with the tax jurisdictions of the foreign branches.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Details of deferred income taxes charged directly to equity for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(1,627,444)	(Won)	482,665	(Won)	(1,144,779)	(Won)	(245,525)
Loss on valuation of available-for-sale securities		1,407,852		(934,043)		473,809		95,363
Gain on valuation of equity method investments		(78,389)		(220,366)		(298,755)		(65,476)
Loss on valuation of equity method investments		397,459		(388,064)		9,395		2,286
Capital surplus		—		(10,006)		(10,006)		(2,210)
Capital adjustments		—		1,565		1,565		336

	(Won)	99,478	(Won)	(1,068,249)	(Won)	(968,771)	(Won)	(215,226)

	2008
	Beginning		Increase (decrease)		Ending		Deferred income tax assets (liabilities)
Gain on valuation of available-for-sale securities	(Won)	(5,344,173)	(Won)	3,719,011	(Won)	(1,625,162)	(Won)	(357,536)
Loss (gain) on valuation of available-for-sale securities		820,319		588,259		(1,408,578)		309,887
Gain on valuation of equity method investments		(122,482)		44,085		(78,397)		(16,886)
Loss on valuation of equity method investments		220,661		291,876		512,537		33,077

	(Won)	(4,425,675)	(Won)	4,643,231	(Won)	217,556	(Won)	(31,458)

20. Related party transactions

The subsidiaries and equity method investees of the Bank as of December 31, 2009 are as follows:

Related companies
Domestic companies	Korea Infrastructure Fund,
Daewoo Shipbuilding & Marine Engineering Co., Ltd.,
Korea Marine Fund Co.,
KDB Value Private Equity Fund I, KDB Value Private Equity Fund II,
KDB Value Private Equity Fund III, KDB Venture M&A Private Equity Fund,
KDB Turnaround Private Equity Fund
Overseas companies	KDB Asia Ltd., KDB Ireland Ltd., KDB Bank (Hungary) Ltd.,
Banco KDB Do Brasil S.A, UzKDB Bank

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

The significant transactions which occurred in the normal course of business with related companies for the years ended December 31, 2009 and 2008, and the related account balances as of December 31, 2009 and 2008, are as follows (Korean won in millions):

	Income				Expense
Classification	2009		2008		2009		2008
Subsidiaries	(Won)	39,051	(Won)	113,334	(Won)	8,753	(Won)	56,910
Equity method investees		11,452		297,494		2,480		19,796

	(Won)	50,503	(Won)	410,828	(Won)	11,233	(Won)	76,706

	Assets				Liabilities
Classification	2009		2008		2009		2008
Subsidiaries	(Won)	4,074,468	(Won)	6,772,279	(Won)	225,671	(Won)	680,086
Equity method investees		529,845		5,590,926		94,816		164,053

	(Won)	4,604,313	(Won)	12,363,205	(Won)	320,487	(Won)	844,139

Guarantee and collateral provided among the Bank and its related parties as of December 31, 2009 and 2008 are summarized as follows (Korean won in millions):

Related parties		Guarantee and collateral	2009		2008
Benefactor	Beneficiary
KDB	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Guarantee for F/X	(Won)	2,690,143	(Won)	5,077,378
KDB	KDB Asia Ltd.	Guarantee for F/X		58,380		—
KDB	Korea Aerospace Industries, Ltd.	Guarantee for F/X		—		236,683

			(Won)	2,748,523	(Won)	5,314,061

21. Comprehensive income (loss)

Comprehensive income (loss) for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Net income	(Won)	761,112	(Won)	350,329
Other comprehensive income:
Gain (loss) on valuation of available-for-sale securities, net (Income taxes effect: (Won)(102,513) million at December 31, 2009 and (Won)1,196,411 million at December 31, 2008)		1,366,850		(3,110,858)
Changes in gain on valuation of securities using the equity method (Income taxes effect: (Won)(48,590) million at December 31, 2009 and (Won)16,640 million at December 31, 2008)		216,981		(27,446)
Changes in loss on valuation of securities using the equity method (Income taxes effect: (Won)(30,791) million at December 31, 2009 and (Won)(22,581) million at December 31, 2008)		334,419		(314,457)

Comprehensive income (loss)	(Won)	2,679,362	(Won)	(3,102,432)

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

22. Information of trust business

The operations of the trust accounts for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009		2008
Operating revenue of trust operations:
Fees on trust accounts	(Won)	15,176	(Won)	13,356
Early termination fees		4		1

	(Won)	15,180	(Won)	13,357

Operating expenses of trust operations:
Interest due to trust accounts	(Won)	12,386	(Won)	20,791

As of December 31, 2009 and 2008, the Bank is not required to bear the difference between book value and fair value of principal or dividend guaranteed trust accounts as the difference will be appropriated using a special reserve trust account.

23. Cash flow information

Significant non-cash transactions for the years ended December 31, 2009 and 2008 are as follows (Korean won in millions):

	2009	2008
Debt-to-equity swap	—	13,043
Paid in-capital investment in-kind	—	500,000
Spin-off	24,903,301	—

24. Operating result of the final interim period (unaudited)

Summary of operating results for the three months ended December 31, 2009 and 2008 are as follows (Korean won in millions except for per share amounts):

	Three months ended December 31,
	2009		2008
Operating revenue	(Won)	4,902,097	(Won)	17,089,078
Operating expenses		5,114,027		16,537,010

Operating income (loss)		(211,930)		552,068
Net loss		(146,029)		(49,434)

25. Preparation plan for adoption of Korea International Financial Reporting Standards and implementation status

The Bank will adopt the Korea International Financial Reporting Standards (“K-IFRS”) for the first time for the financial period beginning January 1, 2011. As part of the Bank’s K-IFRS implementation plan, the Bank appointed an external advisor to identify and report on the differences between the current accounting standards and K-IFRS related to the Bank. The Bank also formed a task force team in March 2008.

Korea Development Bank

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2009 and 2008

Following the completion of identification of accounting policy differences described above, the Bank conducted the detail analysis of its financial reporting system requirement and accounting policy changes impacted by the adoption of K-IFRS until August 2008. Based on results of the above analysis, the Bank has mapped out changes that are required for its financial reporting system capable of capturing and producing IFRS financial data, and modifications to the Bank’s work processes relating to the system changes have been made. The Bank has completed the system and work processes changes in the end of 2009.

The task force team regularly reports the preparation plans and implementation progress to the Bank’s management and training programs are also regularly provided to the Bank’s employees to developed K-IFRS trained-resources within the Bank.

Starting from 2010, the K-IFRS financial statements will be reported the opening K-IFRS financial statements at the date of transition and any issues or unforeseen implementation errors following the implementation of K-IFRS will be continuously improved and remedied, and the related internal control processes are to be reassessed for a smooth transition to K-IFRS.

Major differences are expected to give rise to a significant impact on the Bank’s financial statements based on the K-IFRSs that are effective as of December 31, 2009, are consolidation scope, allowance for possible loan losses, revenue recognition, financial instruments measurement and derecognition, employee benefits and others.

26. Approval of financial statements

The 2009 financial statements were approved by the Board of Directors on March 12, 2010.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

Currently, there are two major political parties, the Grand National Party, or GNP, and the United New Democratic Party, or UNDP. The 18th legislative general election was held on April 9, 2008 and the term of the National Assembly members elected in the 18th legislative general election commenced on May 30, 2008.

As of July 22, 2010, the parties control the following number of seats in the National Assembly:

	GNP	UNDP	Others	Total
Number of Seats	168	84	39	291

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. In May 2010, the Government formally accused North Korea of causing the sinking and demanded that North Korea apologize for the act and punish those responsible. The Government has also been seeking international condemnation against North Korea for the act. North Korea has threatened retaliation for any attempt to punish it over the incident.

There recently has been increased uncertainty about the future of North Korea’s political leadership and its implications for the economic and political stability of the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, who is reportedly in his twenties, to become his successor. The succession plan, however, remains uncertain. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of its first currency reform in 17 years in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy during the second half of 2008 and first half of 2009 increased the uncertainty of global economic prospects in general and adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets.” Further declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, during the fourth quarter of 2008 and first half of 2009. Moreover, GDP in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks, including us, may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures during the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency- denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased non-performing loans held by savings banks in the amount of approximately (Won)1.7 trillion;

•	in February 2009, the Government announced its plan to contribute capital to Korean banks through a (Won)20 trillion bank recapitalization fund and received applications from 14 banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks hybrid securities and subordinated bonds in the amount of approximately (Won)4 trillion;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in April 2009, the National Assembly authorized the expansion of the 2009 national budget by (Won)28.4 trillion to provide stimulus for the Korean economy. The stimulus plan includes (Won)17.2 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects.

While the rate of deterioration of the global economy slowed in the second half of 2009 and into 2010, with some signs of stabilization and possible improvement, the overall prospects for the Korean and global economy in 2010 and beyond remain uncertain. For example, in November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company.

In addition, many governments in Europe are showing increasing signs of fiscal stress and may experience difficulties in meeting their debt service requirements. For example, in November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period. In addition, in May 2010, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 115 billion over a three-year period. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports) and our financial conditions and results of operations.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties. In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2005	2006	2007	2008	2009(1)	As % of GDP 2009(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	465,430.5	494,917.6	530,264.1	561,627.5	577,404.7	54.3
Government	120,010.1	131,900.7	143,262.2	156,944.1	170,255.6	16.0
Gross Capital Formation	256,865.9	269,187.8	286,917.6	320,368.8	275,542.3	25.9
Exports of Goods and Services	339,756.8	360,625.3	408,754.1	544,110.7	530,470.6	49.9
Less Imports of Goods and Services	(316,377.6)	(348,022.9)	(394,026.2)	(556,197.9)	(488,825.4)	(46.0)
Statistical Discrepancy	(444.8)	135.3	(158.9)	(401.4)	(1,788.8)	(0.2)
Expenditures on Gross Domestic Product	865,240.9	908,743.8	975,013.0	1,026,451.8	1,063,059.1	100.0
Net Factor Income from the Rest of the World	(813.7)	1,390.3	1,800.9	7,663.6	5,595.0	(0.0)
Gross National Income(2)	864,427.3	910,134.2	976,813.9	1,034,115.4	1,068,654.1	100.0
Gross Domestic Product at Chained 2005 Year Prices:
Private	465,430.5	487,439.0	512,094.8	518,820.8	520,062.6	53.0
Government	120,010.1	127,908.9	134,806.9	140,633.6	147,605.6	15.1
Gross Capital Formation	256,865.9	268,215.8	277,729.0	277,772.8	236,000.5	24.1
Exports of Goods and Services	339,756.8	378,374.7	426,070.6	454,248.9	450,462.1	45.9
Less Imports of Goods and Services	(316,377.6)	(352,087.7)	(393,207.1)	(410,567.7)	(376,932.3)	(38.4)
Statistical Discrepancy	(444.8)	198.3	91.3	(323.6)	(293.8)	0.0
Expenditures on Gross Domestic Product(3)	865,240.9	910,048.9	956,514.5	978,498.8	980,413.1	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	(813.7)	1,341.6	1,622.9	6,776.2	4,811.4	0.5
Trading Gains and Losses from Changes in the Terms of Trade	0.0	(13,196.4)	(16,827.8)	(50,031.9)	(36,302.7)	(3.7)
Gross National Income(4)	864,427.3	898,194.2	941,317.3	935,248.8	948,890.2	96.8
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	4.6	5.0	7.3	5.3	3.6	—
At Chained 2005 Year Prices	4.0	5.2	5.1	2.3	0.2	—

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2005	2006	2007	2008	2009(1)	As % of GDP 2009(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,853.0	25,751.2	25,208.8	24,686.0	24,928.8	2.3
Mining and Manufacturing	215,639.1	222,865.9	240,612.1	258,545.4	267,953.3	25.2
Mining and Quarrying	1,992.9	1,925.8	2,001.2	2,336.0	2,170.3	0.2
Manufacturing	213,646.2	220,940.1	238,610.9	256,209.4	265,783.0	25.0
Electricity, Gas and Water	17,611.5	18,546.9	19,155.3	12,298.6	17,412.8	1.6
Construction	59,284.5	61,359.3	64,979.0	64,612.2	66,472.3	6.3
Services:	457,510.7	486,162.9	524,826.9	559,545.8	581,464.1	54.7
Wholesale and Retail Trade, Restaurants and Hotels	82,469.7	87,320.8	93,405.5	100,419.3	105,343.0	9.9
Transportation, Storage and Communication	35,292.2	36,424.2	40,070.5	41,613.1	42,145.4	3.7
Financial Intermediation	53,394.8	55,234.7	61,114.0	65,132.2	66,283.3	6.2
Real Estate, Renting and Business Activities	63,215.4	65,534.7	69,435.7	71,886.2	74,344.6	7.0
Information, Communication	36,255.7	37,969.9	39,198.1	39,666.8	40,195.2	3.8
Business Activities	37,892.5	41,292.3	45,056.0	49,905.7	49,699.6	4.7
Public Administration and Defense; Compulsory Social Security	48,200.9	52,262.6	55,515.9	59,396.8	64,430.5	6.1
Education	46,502.1	51,036.7	55,554.4	60,940.1	63,430.9	6.0
Health and Social Work	28,558.2	31,617.7	35,451.6	38,452.1	43,080.3	4.1
Recreational, Cultural and Sporting	10,110.7	10,859.2	12,209.1	13,048.9	13,139.3	1.2
Other Service Activities	15,609.5	16,610.1	17,816.1	19,084.6	19,372.0	1.8
Taxes less subsidies on products	89,351.3	94,057.8	100,231.0	106,763.8	104,827.7	9.9
Gross Domestic Product at Current Prices	865,240.9	908,743.8	975,013.0	1,026,451.8	1,063,059.1	100.0
Net Factor Income from the Rest of the World	(813.7)	1,390.3	1,800.9	7,663.6	5,595.0	0.5
Gross National Income at Current Price	864,427.3	910,134.2	976,813.9	1,034,115.4	1,068,654.1	100.5

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2005	2006	2007	2008	2009(1)
GDP per capita (thousands of Won)	17,970	18,820	20,120	21,120	21,810
GDP per capita (U.S. dollar)	17,548	19,692	21,655	19,153	17,085
Average Exchange Rate (in Won per U.S. dollar)	1,024.3	955.5	929.2	1,102.6	1,276.4

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2005	2006	2007	2008	2009(1)
GNI per capita (thousands of Won)	17,960	18,840	20,160	21,280	21,920
GNI per capita (U.S. dollar)	17,531	19,772	21,695	19,296	17,175
Average Exchange Rate (in Won per U.S. dollar)	1,024.3	955.5	929.2	1,102.6	1,276.4

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2005	2006	2007	2008	2009(1)	As % of GDP 2009(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,853.0	26,240.2	27,294.0	28,826.9	29,297.9	3.0
Mining and Manufacturing	215,639.1	232,884.5	249,317.9	254,658.8	252,223.0	25.7
Mining and Quarrying	1,992.9	1,991.9	1,909.8	1,922.1	1,894.3	0.2
Manufacturing	213,646.2	230,892.6	247,408.1	254,466.7	250,328.7	25.5
Electricity, Gas and Water	17,611.5	18,332.9	19,026.2	20,199.0	21,182.0	2.2
Construction	59,284.5	60,564.4	62,134.9	60,611.1	61,749.6	6.3
Services:	457,501.7	477,658.0	502,050.0	515,983.6	520,895.6	53.1
Wholesale and Retail Trade, Restaurants and Hotels	82,469.7	85,792.6	90,291.3	91,512.4	90,979.0	9.3
Transportation and Storage	35,292.2	37,082.6	39,136.8	41,033.4	39,224.2	4.0
Financial Intermediation	53,394.8	55,611.7	61,614.4	64,612.2	67,137.2	6.8
Real Estate, Renting and Business Activities	63,215.4	64,603.9	65,524.8	66,491.6	66,607.9	6.8
Information and Communication	36,255.7	38,238.7	39,664.7	41,024.7	41,261.2	4.2
Business Activities	37,892.5	39,720.8	41,800.2	42,990.6	42,075.6	4.3
Public Administration and Defense: Compulsory Social Security	48,200.9	50,520.8	52,183.9	52,903.0	54,691.9	5.6
Education	46,502.1	48,532.9	49,971.2	51,619.6	52,209.5	5.3
Health and Social Work	28,558.2	30,389.3	32,905.8	34,197.6	37,215.4	3.8
Culture and Entertainment Services	10,110.7	10,744.2	11,781.1	12,175.8	12,050.6	1.2
Other Service Activities	15,609.5	16,420.5	17,175.8	17,422.7	17,443.1	1.8
Taxes less subsidies on products	89,351.3	94,368.8	96,992.4	97,090.1	95,806.8	9.8
Gross Domestic Product at Market Prices(2)	865,240.9	910,048.9	956,514.5	978,498.8	980,413.1	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2005 was 4.0% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 4.6% and gross domestic fixed capital formation increased by 1.9%, each compared with 2004.

GDP growth in 2006 was 5.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 3.4%, each compared with 2005.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and gross domestic fixed capital formation decreased by 1.9%, each compared with 2007.

Based on preliminary data, GDP growth in 2009 was 0.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.3% but gross domestic fixed capital formation decreased by 0.2%, each compared with 2008.

Based on preliminary data, GDP growth in the first quarter of 2010 was 8.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.7% and gross domestic fixed capital formation increased by 11.4%, each compared with the corresponding period of 2009. Based on preliminary data, GDP growth in the second quarter of 2010 was 7.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 3.6% and gross domestic fixed capital formation increased by 6.1%, each compared with the corresponding period of 2009.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight(1)	2005	2006	2007	2008	2009(2)
All Industries	10,000.0	100	108.4	115.9	119.4	119.0
Mining and Manufacturing	9,458.5	100	108.6	116.3	119.7	119.1
Mining	36.5	100	95.8	91.5	80.9	87.0
Petroleum, Crude Petroleum and Natural Gas	8.7	100	93.4	82.1	65.7	89.1
Metal Ores	0.5	100	113.2	171.0	154.8	122.2
Non-metallic Minerals	27.3	100	96.3	93.0	84.4	85.6
Manufacturing	9,422.0	100	108.7	116.4	119.9	119.2
Food Products	479.2	100	101.7	101.8	100.5	99.1
Beverage Products	159.0	100	99.4	101.7	104.7	99.7
Tobacco Products	55.1	100	111.9	116.2	120.8	120.3
Textiles	226.0	100	100.2	98.9	91.2	85.5
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	100	109.6	116.3	117.2	112.5
Tanning and Dressing of Leather, Luggage and Footwear	47.9	100	102.5	100.5	95.7	86.0
Wood and Products of Wood and Cork (Except Furniture)	46.7	100	109.6	107.1	100.0	87.2
Pulp, Paper and Paper Products	145.0	100	102.1	104.8	103.3	100.2
Printing and Reproduction of Recorded Media	77.0	100	102.0	101.8	110.6	100.1
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	100	101.3	102.5	103.2	102.0
Chemicals and Chemical Products	772.2	100	102.5	109.6	110.4	116.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	100	111.2	120.6	130.3	134.7
Rubber and Plastic Products	434.2	100	106.8	113.0	109.2	100.5
Non-metallic Minerals	309.9	100	106.1	112.2	113.4	111.4
Basic Metals	753.2	100	103.7	108.4	109.1	100.3
Fabricated Metal Products	490.8	100	106.3	112.0	116.0	106.5
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	100	122.3	138.9	152.0	163.5
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	100	107.3	112.5	116.9	118.5
Electrical Equipment	449.5	100	100.3	104.8	111.5	114.4
Other Machinery and Equipment	737.5	100	109.5	120.4	119.8	107.3
Motor Vehicles, Trailers and Semitrailers	1,101.2	100	108.0	114.8	110.6	103.4
Other Transport Equipment	254.3	100	108.3	115.9	145.1	160.3
Furniture	79.0	100	101.4	100.6	96.6	91.7
Other Products	54.2	100	94.8	93.9	78.3	74.7
Electricity, Gas	541.5	100	104.1	108.8	114.6	116.4
Publishing activities	109.3	100	101.2	96.0	94.8	91.2
Total Index (including Publishing Activities)	10,109.3	100	108.3	115.7	119.2	118.7

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 6.3% in 2005, primarily due to strong exports and increased domestic consumption. Industrial production increased by 8.4% in 2006, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2007, primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.4% in 2008, primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008. Based on preliminary data, industrial production decreased by 0.8% in 2009.

Manufacturing

The manufacturing sector increased production by 6.3% in 2005, 8.7% in 2006, 7.1% in 2007 and 3.4% in 2008. Based on preliminary data, in 2009, the manufacturing sector decreased production by 0.9%.

Light Industry. In 2005, light industry recorded a 2.6% decrease due to decreased production of textile, wood products, publishing and printing, furniture and non-metallic mineral products. In 2006, light industry recorded a 3.6% increase. In 2007, light industry recorded a 2.0% increase. In 2008, light industry recorded a decrease of 2.1%.

Automobiles. In 2005, automobile production increased by 6.6%, domestic sales volume recorded an increase of 4.5% and export sales volume recorded an increase of 8.7%, compared with 2004. In 2005, export sales of automobiles constituted approximately 9.6% of the Republic’s total exports. In 2006, automobile production increased by 3.8%, domestic sales volume recorded an increase of 1.9% and export sales volume recorded an increase of 2.4%, compared with 2005. In 2006, export sales of automobiles constituted approximately 9.4% of the Republic’s total exports. In 2007, automobile production increased by 6.4%, domestic sales volume recorded an increase of 4.7% and export sales volume recorded an increase of 7.5%, compared with 2006. In 2007, export sales of automobiles constituted approximately 9.3% of the Republic’s total exports. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. Based on preliminary data, in 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009.

Electronics. In 2005, electronics production increased by 17.6% and exports increased by 16.5%, each compared with 2004 primarily due to continued growth in exports of semiconductor memory chips and global information technology products. In 2005, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2006, electronics production increased by 22.3% and exports increased by 18.6%, each compared with 2005. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production increased by 13.6% and exports increased by 13.7%, each compared with 2006. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production increased by 9.4% and exports increased by 8.9%, each compared with 2007. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports.

Iron and Steel. In 2005, crude steel production totaled 47.8 million tons, an increase of 0.6% from 2004. Domestic sales volume decreased by 2.7% but export sales volume increased by 7.8% due to continued strong demand in China. In 2006, crude steel production totaled 48.5 million tons, an increase of 1.3% from 2005. Domestic sales volume decreased by 4.1% but export sales volume increased by 11.9%. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales volume increased by 7.0% and export sales volume increased by 5.2%. In 2008, crude steel production totaled 53.3 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 0.5% and export sales volume increased by 8.6%. Based on preliminary data, in 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 13.8% and 1.2%, respectively.

Shipbuilding. In 2005, the Republic’s shipbuilding orders amounted to 12.2 million compensated gross tons, a decrease of 21.8% compared to 2004. In 2006, the Republic’s shipbuilding orders amounted to 20.6 million compensated gross tons, an increase of 68.9% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 33.0 million compensated gross tons, an increase of 60.2% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 17.7 million compensated gross tons, a decrease of 46.4% compared to 2007. The shipbuilding industry is currently experiencing a downturn as a result of a decrease in ship orders due to adverse global economic conditions.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2005, rice production increased 6.7% from 2004 to 4.8 million tons. In 2006, rice production decreased 2.1% from 2005 to 4.7 million tons. In 2007, rice production decreased 6.4% from 2006 to 4.4 million tons. In 2008, rice production increased 9.1% from 2007 to 4.8 million tons. Based on preliminary data, in 2009, rice production increased 2.1% from 2008 to 4.9 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs. In 2004, 2005, 2006 and 2007, the Republic’s self sufficiency ratio was 50.3%, 54.0%, 53.6% and 51.1%, respectively.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2005, the agriculture, forestry and fisheries industry increased by 1.3% compared to 2004 primarily due to slightly increased production of rice, fruits and corns. In 2006, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2005 primarily due to an increase in the cultivation and livestock industry. In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. Based on preliminary data, in 2008, the agriculture, forestry and fisheries industry increased by 5.5% compared to 2007. Based on preliminary data, in 2009, the agriculture, forestry and fisheries industry increased by 1.6% compared to 2008.

Construction

In 2005, the construction industry decreased by 0.3% compared to 2004 primarily due to a slight decrease in residential and commercial construction. In 2006, the construction industry increased by 2.2% compared to 2005 primarily due to an increase in the construction of residential and commercial buildings. In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. Based on preliminary data, in 2008, the construction industry decreased by 2.4% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. Based on preliminary data, in 2009, the construction industry increased by 1.9% compared to 2008.

The construction industry is currently experiencing a significant downturn, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy. The Government has recently taken measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2005	228.6	220.9	96.6
2006	233.4	225.2	96.5
2007	236.5	228.3	96.5
2008	240.8	232.2	96.4
2009	242.2	233.0	96.2

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2005	54.8	24.0	101.5	44.4	36.7	16.1	35.6	15.5	228.6	100.0
2006	56.7	24.3	101.8	43.6	37.2	15.9	37.7	16.2	233.4	100.0
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.1	28.3	102.3	42.2	31.8	13.1	39.5	16.3	242.2	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 17,716 megawatts as of December 31, 2008.

Services Sector

In 2005, the transportation and storage sector increased by 2.9%, the financial intermediation sector increased by 5.7% and the real estate, renting and business activities sector increased by 3.4%, each compared with 2004. In 2006, the transportation and storage sector increased by 5.1%, the financial intermediation sector increased by 4.2% and the real estate, renting and business activities sector increased by 2.2%, each compared with 2005. In 2007, the transportation and storage sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate, renting and business activities sector increased by 1.4%, each compared with 2006. Based on preliminary data, in 2008, the transportation and storage sector increased by 3.5%, the financial intermediation sector increased by 4.1% and the real estate, renting and business service sector increased by 1.3%, each compared with 2007. Based on preliminary data, in 2009, the transportation and storage sector decreased by 4.4%, the financial intermediation sector increased by 3.9% and the real estate, renting and business activities sector increased by 0.2%, each compared with 2008.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase Over Previous Year	Consumer Price Index(1)	Increase Over Previous Year	Wage Index(1)(2)		Increase Over Previous Year		Unemployment Rate(1)(3)
	(2005=100)	(%)	(2005=100)	(%)	(2000=100)		(%)		(%)
2005	100.0	2.1	100.0	2.8	144.2		6.6		3.7
2006	100.9	0.9	102.2	2.2	152.5		5.7		3.5
2007	102.3	1.4	104.8	2.5	163.0		6.9		3.2
2008	111.1	8.6	109.7	4.7	168.5		3.4		3.2
2009	110.9	(0.2)	112.8	2.8	N/A	(4)	N/A	(4)	3.6

(1)	Average for year
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.8% in 2005, 2.2% in 2006, 2.5% in 2007, 4.7% in 2008 and 2.8% in 2009. The inflation rate was 2.7% in the first quarter of 2010 and 2.6% in the second quarter of 2010, each compared to the same period of 2009.

The unemployment rate was 3.7% in 2005, 3.5% in 2006, 3.2% in 2007, 3.2% in 2008, 3.6% in 2009, 4.7% in the first quarter of 2010 and 3.5% in the second quarter of 2010.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by the end of 2011.

Approximately 10.5% of the Republic’s workers were unionized as of December 31, 2008. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. In June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Also, in May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controls five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function- based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 77 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2009, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 38 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,498 domestic branches and offices, 41 overseas branches, 20 overseas representative offices and 30 overseas subsidiaries as of December 31, 2009.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Agricultural Cooperative Federation (which merged with the National Livestock Cooperative Federation in July 2000); and

•	National Federation of Fisheries Cooperatives.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the commercial banking sector.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2005	795.2	7.8	1.0
December 31, 2006	930.2	6.5	0.7
December 31, 2007	1,073.8	6.5	0.6
December 31, 2008(1)	1,288.1	11.0	0.9
December 31, 2009(1)	1,308.3	15.7	1.2

(1)	Preliminary

Source: Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 37.2% of total loans as of February 28, 2009, compared to 34.3% as of December 31, 1999.

In 2005, a group of the Republic’s banks, including seven nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net profit of (Won)13.6 trillion, compared to an aggregate net profit of (Won)8.8 trillion in 2004, primarily due to decreased loan loss provisions and increased commissions and foreign exchange revenues. In 2006, these banks posted an aggregate net profit of (Won)13.6 trillion. In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. Based on preliminary data, in 2008, these banks posted an aggregate net profit of (Won)7.9 trillion, compared to an aggregate net profit of (Won)15.0 trillion in 2007, primarily due to increased loan loss provisions. Based on preliminary data, in 2009, these banks posted an aggregate net profit of (Won)7.1 trillion, compared to an aggregate net profit of (Won)7.9 trillion in 2008, primarily due to increased non-performing loans.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 105 mutual savings banks as of December 31, 2009, with assets totaling (Won)82.4 trillion.

As of December 31, 2009, 12 domestic life insurance institutions, two joint venture life insurance institutions and eight wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)361.4 trillion as of December 31, 2009, were operating in the Republic.

As of December 31, 2009, six credit card companies operated in the country with loans totaling approximately (Won)43.9 trillion, of which 2.2% were classified as non-performing loans.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a limited liability company, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2004	895.9
January 31, 2005	932.7
February 28, 2005	1,011.4
March 31, 2005	965.7
April 30, 2005	911.3
May 31, 2005	970.2
June 30, 2005	1,008.2
July 29, 2005	1,111.3
August 31, 2005	1,083.3
September 30, 2005	1,221.0
October 31, 2005	1,158.1
November 30, 2005	1,297.4
December 29, 2005	1,379.4
January 31, 2006	1,399.8
February 28, 2006	1,371.6
March 31, 2006	1,359.6
April 28, 2006	1,419.7
May 30, 2006	1,317.7
June 30, 2006	1,295.2
July 31, 2006	1,297.8
August 31, 2006	1,352.7
September 29, 2006	1,371.4
October 31, 2006	1,364.6
November 30, 2006	1,432.2
December 28, 2006	1,434.5
January 31, 2007	1,360.2
February 28, 2007	1,417.3
March 31, 2007	1,452.6
April 30, 2007	1,542.2
May 31, 2007	1,700.9
June 30, 2007	1,743.6
July 31, 2007	1,933.3
August 31, 2007	1,873.2
September 28, 2007	1,946.5
October 31, 2007	2,064.9
November 30, 2007	1,906.0
December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7
August 29, 2008	1,474.2
September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1

December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 1,767.7 on August 23, 2010.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million regardless of the amount deposited.

The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 10, 2003, The Bank of Korea cut its policy rate to 3.75% from 4.00%, which was further lowered to 3.5% on August 12, 2004 and 3.25% on November 11, 2004, in order to help economic recovery and to address financial market instability. On October 11, 2005, The Bank of Korea raised the policy rate to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31
	2005	2006	2007	2008	2009
	(billions of Won)
Money Supply (M1)(1)	332,344.9	371,087.6	316,382.7	330,623.7	389,394.5
Quasi-money(2)	689,103.8	778,174.5	957,229.2	1,095,263.8	1,177,455.5
Money Supply (M2)(3)	1,021,448.7	1,149,262.1	1,273,611.9	1,425,887.5	1,566,850.0
Percentage Increase Over Previous Year	7.0%	12.5%	10.8%	12.0%	9.9%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, February 2008, January 2009 and April 2009. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 125%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar Exchange Rate
December 31, 2004	1,043.8
January 31, 2005	1,026.4
February 28, 2005	1,008.1
March 31, 2005	1,024.3
April 30, 2005	1,001.8
May 31, 2005	1,002.5
June 30, 2005	1,024.4
July 30, 2005	1,025.7
August 31, 2005	1,031.0
September 30, 2005	1,038.0
October 31, 2005	1,042.7
November 30, 2005	1,036.3
December 30, 2005	1,013.0
January 31, 2006	971.0
February 28, 2006	969.0
March 31, 2006	975.9
April 28, 2006	945.7
May 30, 2006	947.4
June 30, 2006	960.3
July 31, 2006	953.1
August 31, 2006	959.6
September 29, 2006	945.2
October 31, 2006	944.2
November 30, 2006	929.9
December 29, 2006	929.6
January 31, 2007	940.9
February 28, 2007	938.3
March 31, 2007	940.3
April 30, 2007	929.4
May 31, 2007	929.9
June 30, 2007	926.8
July 31, 2007	923.2
August 31, 2007	939.9
September 28, 2007	920.7
October 31, 2007	907.4
November 30, 2007	929.6

Won/U.S. Dollar Exchange Rate
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5
August 29, 2008	1,081.8
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,179.9 to US$1.00 on August 23, 2010.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments

Classification	2005	2006	2007	2008	2009(3)
	(millions of dollars)
Current Account	14,980.9	5,385.2	5,876.0	(5,776.3)	42,667.6
Goods	32,683.1	27,905.1	28,168.0	5,669.1	56,127.6
Exports(1)	288,970.7	331,842.0	379,045.1	432,922.3	373,584.4
Imports(1)	256,287.6	303,936.9	350,877.1	427,253.2	317,456.8
Services	(13,658.2)	(18,960.7)	(19,767.6)	(16,671.5)	(17,202.7)
Income	(1,562.5)	533.7	1,002.7	5,900.0	4,553.6
Current Transfers	(2,481.5)	(4,092.9)	(3,527.1)	(673.9)	(810.9)
Capital and Financial Account	4,756.5	17,972.0	7,128.3	(50,083.6)	26,447.9
Financial Account(2)	7,096.9	21,098.1	9,515.8	(50,192.9)	25,260.6
Capital Account	(2,340.4)	(3,126.1)	(2,387.5)	109.3	1,187.3
Changes in Reserve Assets	(19,805.8)	(22,112.9)	(15,128.4)	56,446.0	(69,061.1)

Net Errors and Omissions	68.4	(1,244.3)	2,124.1	(586.1)	(54.4)

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(3)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account deficit of approximately US$5.8 billion in 2008 compared with a current account surplus of US$5.9 billion in 2007, primarily due to a significant decrease in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$42.7 billion in 2009 compared with a current account deficit of US$5.8 billion in 2008, primarily due to a significant increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$11.6 billion in the first half of 2010. The current account surplus in the first half of 2010 decreased from the current account surplus of US$21.7 billion in the first half of 2009, primarily due to an increase in deficit from the services account and a decrease in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act (the “FIPA”), which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions.

The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2005	2006	2007	2008	2009
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	2.7	6.9	8.0	7.3	8.1
Merger & Acquisition	5.3	4.3	2.5	4.4	3.4

Total	11.6	11.2	10.5	11.7	11.5

Actual Investment	9.6	9.1	7.8	8.4	N/A	(2)

(1)	Includes building new factories and operational facilities.
(2)	Not available

Source: Ministry of Knowledge and Economy

In 2009, the contracted and reported amount of foreign direct investment in the Republic decreased to US$11.5 billion from US$11.7 billion in 2008, primarily due to a decrease in foreign investment in the service sector to US$7.6 billion in 2009 from US$8.4 billion in 2008, which more than offset an increase in foreign investment in the manufacturing sector to US$3.7 billion in 2009 from US$3.0 billion in 2008.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2005	2006	2007	2008	2009
	(billions of dollars)
North America
U.S.A	2.7	1.7	2.3	1.3	1.5
Others	0.4	0.2	0.9	0.6	0.7

	3.1	1.9	3.2	1.9	2.2
Asia
Japan	1.9	2.1	1.0	1.4	1.9
Hong Kong	0.8	0.2	0.1	0.2	0.8
Singapore	0.4	0.6	0.5	0.9	0.4
China	0.1	0.0	0.4	0.4	0.2
Others	0.3	1.1	0.3	0.4	0.4

	3.5	4.0	2.3	3.3	3.7
European Union
England	2.3	0.7	0.3	1.2	2.0
Netherlands	1.2	0.8	2.0	1.2	1.9
Germany	0.7	0.5	0.4	0.7	0.6
France	0.1	1.2	0.4	0.5	0.1
Others	0.5	1.8	1.2	2.7	0.7

	4.8	5.0	4.3	6.3	5.3
Others regions and countries	0.2	0.3	0.7	0.2	0.3

Total	11.6	11.2	10.5	11.7	11.5

Source: Ministry of Knowledge and Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	Imports(2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2005	284,418.7	261,238.3	23,180.4	108.9
2006	325,464.9	309,382.7	16,082.2	105.2
2007	371,489.0	356,845.7	14,643.3	104.1
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009(2)	363,533.6	323,084.5	40,449.1	112.5

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports increased during the period from 2005 to 2008 primarily due to the continued increase in global demand (including strong demand in China) for electronics products (including semiconductors and information technology products), iron and steel products and machinery and precision equipment. Overall exports decreased in 2009 compared to 2008 due to the effects of the global financial crisis on global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (F.O.B.)(1)

	2005	As % of Total	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009(2)	As % of Total
	(millions of dollars, except percentages)
Foods & Consumer Goods	3,174.4	1.1	3,167.7	1.0	3,531.7	1.0	4,071.7	1.0	4,282.8	1.2
Raw Materials and Fuels	18,650.9	6.6	25,071.5	7.7	29,442.5	7.9	44,102.6	10.5	27,892.3	7.7
Petroleum & Derivatives	15,519.8	5.5	20,602.8	6.3	24,212.4	6.5	37,825.3	9.0	23,191.9	6.4
Light Industrial Products	26,332.1	9.3	26,864.0	8.3	27,469.7	7.4	29,416.3	7.0	27,497.7	7.6
Heavy & Chemical Industrial Products	236,261.3	83.1	270,361.7	83.1	311,045.1	83.7	344,416.7	81.6	303,860.8	83.6
Electronic & Electronic Products	103,255.0	36.3	115,742.7	35.6	126,914.3	34.2	127,181.5	30.0	121,217.2	33.3
Chemicals & Chemical Products	27,295.5	9.6	31,234.9	9.6	36,822.5	9.9	41,920.1	9.9	36,630.6	10.1
Metal Goods	22,478.6	7.9	27,172.4	8.3	31,593.7	8.5	38,083.1	9.0	29,875.9	8.2
Machinery & Precision Equipment	26,143.2	9.2	28,984.6	8.9	36,163.8	9.7	42,949.8	10.3	32,772.2	9.0
Passenger Cars	27,181.5	9.6	30,497.1	9.4	34,482.8	9.3	31,287.5	7.4	22,399.2	6.2
Ship & Boat	17,362.9	6.1	21,661.9	6.7	26,855.1	7.2	41,293.9	9.8	42,825.2	11.8

Total	284,418.7	100.0	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Preliminary.

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.)(1)

	2005	As % of Total	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009(2)	As % of Total
	(millions of dollars, except percentages)
Industrial Materials and Fuels	141,333.4	54.1	173,915.7	56.2	201,740.4	56.5	268,990.9	61.8	184,404.8	57.1
Crude Petroleum	42,605.8	16.3	55,864.9	18.1	60,323.5	16.9	85,855.4	19.7	50,757.4	15.7
Mineral	9,367.6	3.6	13,049.8	4.2	16,042.6	4.5	19,597.8	4.5	13,660.4	4.2
Chemicals	22,727.0	8.7	25,201.2	8.1	29,172.0	8.8	33,114.9	7.6	28,708.3	8.9
Iron & Steel Products	16,707.8	6.4	17,701.5	5.7	24,075.5	6.7	37,071.7	8.5	21,561.0	6.7
Non-ferrous Metal	8,599.8	3.3	12,329.2	4.0	14,306.1	4.0	13,359.1	3.1	9,110.8	2.8
Capital Goods	94,200.6	36.1	105,055.9	34.0	118,129.4	33.1	124,138.7	28.5	104,546.8	32.4
Machinery & Precision Equipment	31,325.6	12.0	35,447.7	11.5	39,292.8	11.0	40,040.8	9.2	33,617.9	10.4
Electric & Electronic Machines	55,092.9	21.1	60,087.5	19.4	66,984.5	18.7	70,447.8	16.2	59,782.5	18.5
Transport Equipment	6,394.7	2.4	7,978.2	2.6	9,982.5	2.8	11,650.1	2.7	9,544.6	3.0
Consumer Goods	25,704.3	9.8	30,411.1	9.8	36,975.9	10.4	42,145.1	9.7	34,132.9	10.6
Cereals	3,365.0	1.3	3,470.7	1.1	4,749.7	1.3	7,422.0	1.7	5,298.2	1.6
Goods for Direct Consumption	7,154.5	2.7	8,292.6	2.7	9,660.8	2.7	10,164.3	2.3	8,856.1	2.7
Consumer Durable Goods	9,744.8	3.7	11,810.4	3.8	14,574.3	4.1	16,358.3	3.8	12,900.3	4.0
Consumer Nondurable Goods	5,440.0	2.1	6,835.8	2.2	7,989.8	2.2	8,199.5	1.9	7,077.9	2.2

Total	261,238.3	100.0	309,382.7	100.0	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea.

In 2005, the Republic recorded a trade surplus of US$23.2 billion. Exports increased by 12.0% to US$284.4 billion and imports increased by 16.4% to US$261.2 billion from US$253.8 billion of exports and US$224.5 billion of imports, respectively, in 2004.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

Based on preliminary data, the Republic recorded a trade surplus of US$40.4 billion in 2009. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

Based on preliminary data, the Republic recorded a trade surplus of US$17.6 billion in the first half of 2010. Exports increased by 34.4% to US$221.5 billion and imports increased by 40.2% to US$203.9 billion from US$164.8 billion of exports and US$145.4 billion of imports, respectively, in the first half of 2009.

The following table sets forth the Republic’s exports trading partners:

Exports

	2005	As % of 2005 Total	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009(1)	As % of 2009 Total(1)
	(millions of dollars, except percentages)
China	61,915.0	21.8	69,459.2	21.3	81,985.2	22.1	91,388.9	21.7	86,703.2	23.9
United States	41,342.6	14.5	43,183.5	13.3	45,766.1	12.3	46,376.6	11.0	37,649.9	10.4
Japan	24,027.4	8.4	26,534.0	8.2	26,370.2	7.1	28,252.5	6.7	21,770.8	6.0
Hong Kong	15,531.1	5.5	18,978.9	5.8	18,654.5	5.0	19,771.9	4.7	19,661.1	5.4
Singapore	7,406.6	2.6	9,489.3	2.9	11,949.5	3.2	16,293.0	3.9	13,617.0	3.7
Taiwan	10,862.9	3.8	12,995.7	4.0	13,027.1	3.5	11,462.0	2.7	9,501.1	2.6
Germany	10,304.0	3.6	10,056.2	3.1	11,542.5	3.1	10,522.7	2.5	8,820.9	2.4
India	4,597.8	1.6	5,532.8	1.7	6,600.0	1.8	8,977.1	2.1	8,013.3	2.2
Mexico	3,789.1	1.3	6,284.6	1.9	7,482.0	2.0	9,089.9	2.2	7,132.8	2.0
Vietnam	3,431.7	1.2	3,927.5	1.2	5,760.1	1.6	7,804.8	1.8	7,149.5	2.0
Others(2)	101,210.5	35.7	119,023.1	36.6	142,351.9	38.3	172,067.9	40.8	143,514.0	39.5

Total	284,418.7	100.0	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2005	As % of 2005 Total	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009(1)	As % of 2009 Total(1)
	(millions of dollars, except percentages)
China	38,648.2	14.8	48,556.7	15.7	63,027.8	17.7	76,930.3	17.7	54,246.1	16.8
Japan	48,403.2	18.5	51,926.3	16.8	56,250.1	15.8	60,956.4	14.0	49,427.5	15.3
United States	30,585.9	11.7	33,654.2	10.9	37,219.3	10.4	38,364.8	8.8	29,039.5	9.0
Saudi Arabia	16,105.8	6.2	20,552.1	6.6	21,163.5	5.9	33,781.5	7.8	19,736.8	6.1
Australia	9,859.1	3.8	11,309.4	3.7	13,232.5	3.7	18,000.3	4.1	14,756.1	4.6
Germany	9,774.2	3.7	11,364.6	3.7	13,534.3	3.8	14,769.1	3.4	12,298.5	3.8
Taiwan	8,049.6	3.1	9,287.5	3.0	9,966.5	2.8	10,642.9	2.4	9,851.4	3.0
United Arab Emirates	10,018.3	3.8	12,930.9	4.2	12,656.2	3.5	19,248.5	4.4	9,310.0	2.9
Indonesia	8,184.4	3.1	8,848.6	2.9	9,113.8	2.6	11,320.3	2.6	9,264.1	2.9
Qatar	5,599.3	2.1	6,985.2	2.3	8,453.9	2.4	14,374.6	3.3	8,386.5	2.6
Others(2)	76,010.3	29.1	93,967.2	30.3	112,227.8	31.4	136,886.0	31.5	106,768.0	33.0

Total	261,238.3	100.0	309,382.7	100.0	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In April 2007, the Republic and the United States reached an agreement on a bilateral free trade agreement, or FTA, which was subsequently signed by both nations in June 2007. The FTA was submitted for ratification to the Korean National Assembly in September 2007. As of August 20, 2010, the FTA has not been submitted for ratification to the U.S. Congress.

Non-Commodities Trade Balance

The non-commodities trade deficit increased to US$15.2 billion in 2005, US$18.4 billion in 2006 and US$18.8 billion in 2007 but decreased to US$10.8 billion. Based on preliminary data, in 2009, the non-commodities trade deficit increased to US$12.6 billion.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2005	2006	2007	2008	2009
	(millions of dollars)
Gold(1)	$73.6	$74.2	$74.3	$75.7	$79.0
Foreign Exchange	209,967.7	238,387.9	261,770.7	200,479.1	265,202.3
Total Gold and Foreign Exchange	210,041.6	238,462.1	261,845.0	200,554.8	265,281.3
Reserve Position at IMF.	305.8	440.0	310.5	582.6	981.6
Special Drawing Rights	43.3	54.0	68.6	86.0	3,731.8

Total Official Reserves	$210,390.7	$238,956.1	$262,224.1	$201,223.4	$269,994.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The amount of the Government’s foreign currency reserve was US$286.0 billion as of July 31, 2010.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Ministry of Strategy and Finance must submit the budget to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2004	2005	2006	2007	2008	2009(1)
	(billions of Won)
Total Revenues	178,784	191,446	209,573	243,633	250,713	255,252
Current Revenues	177,453	190,165	208,091	241,693	248,809	252,720
Total Tax Revenues	117,796	127,466	138,044	161,459	167,306	N/A	(2)
Income Profits and Capital Gains	48,112	54,456	60,367	74,273	75,510	N/A	(2)
Tax on Property	2,996	4,683	6,281	8,725	7,694	N/A	(2)
Tax on Goods and Services	51,800	53,401	54,996	59,835	63,060	N/A	(2)
Customs Duties	6,796	6,318	6,858	7,411	8,776	N/A	(2)
Others	8,090	8,608	9,542	11,216	12,267	N/A	(2)
Social Security Contribution	22,848	24,905	27,315	29,739	32,896	N/A	(2)
Non-Tax Revenues	36,788	37,795	42,733	50,495	48,607	N/A	(2)
Capital Revenues	1,331	1,281	1,482	1,940	1,904	2,532
Total Expenditures and Net Lending	173,538	187,946	205,928	209,810	238,834	272,873
Total Expenditures	172,140	184,922	200,181	202,703	233,354	254,823
Current Expenditures	144,148	160,274	173,688	169,658	196,879	209,689
Goods and Services	33,869	36,165	38,987	34,496	37,375	N/A	(2)
Interest Payments	8,710	10,094	12,150	13,444	14,356	N/A	(2)
Subsidies and Other Transfers(3)	99,537	111,448	119,997	119,565	142,782	N/A	(2)
Subsidies	748	724	764	680	730	N/A	(2)
Other Transfers(3)	98,789	110,724	119,233	118,885	142,052	N/A	(2)
Non-Financial Public Enterprises Expenditures	3,031	2,566	2,554	2,153	2,366	N/A	(2)
Capital Expenditures	26,992	24,648	26,493	33,045	36,475	45,134
Net Lending	1,398	3,024	5,746	7,107	5,480	18,049

(1)	Preliminary.
(2)	Not available.
(3)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2004, revenues increased by approximately 4.0%, which represented 22.9% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)5.2 trillion in 2004.

For 2005, revenues increased by approximately 7.1%, which represented 23.6% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.5 trillion in 2005.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)33.8 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)11.9 trillion in 2008.

Based on preliminary data, the Republic recorded total revenues of (Won)255.3 trillion and total expenditures and net lending of (Won)272.9 trillion in 2009. The Republic had a fiscal deficit of (Won)17.6 trillion in 2009.

Debt

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2009:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	7,977.4	US$	7,977.4
Japanese Yen (¥)		¥18,031.3		195.0
Euro (EUR)	EUR	878.0		1,259.1
Total			US$	9,431.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2009.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2005	227,066.3
2006	262,380.6
2007	278,800.8
2008	288,719.8
2009	331,904.1

The following table sets out all guarantees by the Government of indebtedness of others:

	December 31,
	2005	2006	2007	2008	2009
	(billions of Won)
Domestic	54,667.7	36,436.6	33,031.1	28,112.8	28,154.5
External(1)	310.2	73.4	31.8	—	1,508.4
Total	54,977.9	36,510.1	33,062.9	28,112.8	29,662.9

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information.”

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria published in a compilation by nine international organizations including the IMF and the World Bank in 2003. Starting from June 2003, in particular, the Republic’s total external debt calculation under the new criteria excludes offshore borrowings by overseas branches and subsidiaries of Korean banks but includes Won-denominated liabilities such as bank deposits by nonresidents and also includes international finance lease liabilities.

	December 31,
	2005	2006	2007	2008	2009
	(billions of dollars)
Foreign Currencies	176.3	246.4	327.9	323.9	401.9
Korean Won	11.6	13.7	54.3	56.6	—
Total External Liabilities	187.9	260.1	382.2	380.5	401.9

	December 31,
	2005	2006	2007	2008	2009
	(billions of dollars)
Long-term Debt	122.0	146.3	221.9	229.4	252.0
General Government	8.5	10.3	31.9	21.1	27.8
Monetary Authorities	4.8	5.7	13.2	13.0	26.8
Banks	32.2	40.4	60.2	58.7	65.7
Other Sectors	76.5	89.9	116.5	136.6	131.6
Short-term Debt	65.9	113.8	160.3	151.1	150.0
Monetary Authorities	2.2	3.9	8.2	17.1	12.8
Banks	51.3	96.1	133.8	113.0	115.2
Other Sectors	12.4	13.7	18.3	21.0	22.0
Total External Liabilities	187.9	260.1	382.2	380.5	401.9

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2009
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

		Total External Bonds in Original Currencies				USD	5,900,000,000
						EUR	875,000,000

		Total External Bonds in Equivalent Amount of Won(1)				(Won)	8,353,835,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to Won 1,674.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2009 (USD)
June 26, 1968	42	2.5	15,000,000	255,613
October 29, 1968	42	3	5,000,000	245,764
February 26, 1969	42	3	5,000,000	265,075
February 26, 1969	41	3	7,000,000	208,328
September 25, 1969	41	3	5,000,000	243,553
March 20, 1970	40	3	4,400,000	130,942
March 20, 1970	40	3	4,000,000	239,258
March 20, 1970	39	3	40,500,000	1,270,795
June 3, 1970	41	3	10,000,000	634,844
January 29, 1971	40	3	29,300,000	1,887,806
January 29, 1971	41	3	29,200,000	2,818,216
March 6, 1971	40	3	35,000,000	2,330,570
April 12, 1971	40	3	29,600,000	1,790,898
April 12, 1971	30	3	400,000	32,665
June 24, 1971	40	3	14,000,000	1,683,035
August 31, 1971	41	3	6,000,000	711,213
January 20, 1972	41	3	2,000,000	347,297
February 14, 1972	41	3	40,000,000	4,613,888
February 14, 1972	40	3	162,200,000	15,096,124
March 16, 1972	41	3	17,000,000	2,819,500
June 27, 1972	40	3	5,000,000	691,263
September 13, 1972	41	3	2,500,000	395,462
February 28, 1973	40	3	25,000,000	4,544,194

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2009 (USD)
April 12, 1973	42	3	96,300,000		18,051,396
April 12, 1973	43	3	5,300,000		1,156,458
April 12, 1973	40	3	25,200,000		3,156,765
January 28, 1974	40	3	5,000,000		811,885
April 19, 1974	40	3	2,800,000		583,551
September 11, 1974	41	3	25,700,000		6,505,904
September 13, 1975	41	3	5,000,000		1,146,769
September 13, 1975	41	3	5,000,000		1,145,511
September 13, 1975	41	3	5,000,000		1,562,352
February 18, 1976	40	3	11,900,000		2,128,621
February 18, 1976	40	3	27,900,000		5,418,244
February 18, 1976	40	3	23,400,000		6,662,055
February 18, 1976	40	3	90,800,000		19,283,656
July 21, 1977	41	3	59,500,000		16,143,052
July 21, 1977	40	3	43,800,000		10,592,975
June 7, 1979	30	3	40,000,000		12,091,419
January 25, 1980	40	3	30,000,000		9,975,706
May 18, 1981	40	3	27,000,000		9,588,261
October 12, 1994	20	6.25	1,640,370,000		628,853,549
March 27, 1998	15	LIBOR+0.75	2,000,000,000		468,856,448
September 14, 1998	16	LIBOR+0.5	48,000,000		10,416,989
October 23, 1998	15	LIBOR+0.75	2,000,000,000		800,000,000

	Subtotal in Original Currency			USD	2,077,387,867

	Subtotal in Equivalent Amount of Won(1)			(Won)	2,425,558,073,950

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2009 (EUR)
October 7, 1980	30	2	1,876,441		181,509
November 27, 1980	30	2	4,254,971		447,892
April 19, 1982	39	2	7,029,215		1,596,739
March 27, 1985	30	2	2,039,087		804,317

	Subtotal in Original Currency			EUR	3,030,456

	Subtotal in Equivalent Amount of Won(1)			(Won)	5,073,832,600

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to Won 1,674.3, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2009 (JPY)
May 23, 1980	20	3	6,318,121,002		315,906,050
July 30, 1980	20	3	8,218,688,814		410,934,440
December 20, 1985	25	5	15,200,000,000		653,234,000
December 20, 1985	25	5	4,100,000,000		217,744,000
December 20, 1985	26	5	2,700,000,000		112,042,000
August 18, 1987	25	4.25	7,750,000,000		1,256,754,000
August 18, 1987	25	4.25	12,911,000,000		1,960,866,000
December 31, 1987	24	Floating	3,509,195,236		658,675,936
May 24, 1988	24	Floating	7,567,732,075		1,985,772,875
June 22, 1988	25	4.25	2,679,000,000		500,255,000
June 22, 1988	25	4.25	5,920,000,000		1,088,325,000
June 22, 1988	25	4.25	5,254,000,000		726,019,000
June 22, 1988	25	4.25	4,440,000,000		838,775,000
December 13, 1989	25	Floating	8,745,658,966		4,535,498,666
October 31, 1990	25	4	4,320,000,000		1,351,932,000
October 31, 1990	25	4	5,414,000,000		718,488,000
October 31, 1990	25	4	2,160,000,000		700,068,000

	Subtotal in Original Currency			JPY	18,031,289,967

	Subtotal in Equivalent Amount of Won(1)			(Won)	227,702,735,960

Total External Debt in Equivalent Amount of Won				(Won)	2,658,334,642,510

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to Won 1,262.8, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

Borrower	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2009
Hana Bank	April 9, 2009	April 9, 2012	6.5	USD	1,000,000,000		1,000,000,000
Hana Bank	June 30, 2009	December 30, 2011	4.8	MYR	710,000,000		710,000,000
Hana Bank	June 30, 2009	June 29, 2012	4.85	MYR	290,000,000		290,000,000

Total External Guaranteed Debt in Original Currencies						USD	1,000,000,000
						MYR	1,000,000,000

Total External Guaranteed Debt in Equivalent Amount of Won(1)						(Won)	1,508,410,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,167.6, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd. Malaysian ringgit amounts are converted to Won amounts at the rate of MYR1.00 to Won 340.8, the market average exchange rate in effect on December 31, 2009, as announced by Seoul Money Brokerage Services, Ltd.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2009
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	2.75-8.35	2000-2009	2010-2029	280,853.3
Interest-Bearing Treasury Bond for National Housing I	3.0	2000-2009	2005-2014	43,091.0
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1985-2009	2005-2029	4,592.3
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	11.3
Total Bonds				329,142.1

2. Borrowings
Borrowings from The Bank of Korea	0.0-2.25	2009	—	1,117.2
Borrowings from the Sports Promotion Fund	3.95-5.0	2009	2012-2015	220.0
Borrowings from the Private School Teachers’ Pension Fund	4.2-5.27	2005-2006	2010-2011	145.0
Borrowings from the Korea Foundation Fund	4.31	2009	2014	30.0
Borrowings from the Korea Student Aid Foundation Fund	4.65-5.59	2009	2011-2016	1,249.8
Sub-Total				2,762.0
Total Borrowings

Total Internal Funded Debt				331,904.1

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2009
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.13-5.0	2005-2009	2010-2014	27,320.5
KAMCO	Floating- 5.27	2009	2012-2014	834.5
Total Bonds				28,154.5
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1967	2000-2023	137.9
Total Borrowings				137.9

Total Internal Guaranteed Debt				28,292.4

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Change of Support Offer

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, we will, not later than 60 days following a Change of Support Triggering Event (as defined below), make an offer to each holder of debt securities to repurchase all or any part of such holder’s debt securities pursuant to the procedures described below (a “Change of Support Offer”) at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the repurchase date, which date will be no earlier than 30 days and no later than 60 days from the date such offer is made. Any failure by us to purchase tendered debt securities shall constitute an Event of Default under the debt securities.

“Change of Support Triggering Event” means the occurrence of both a Ratings Decline and a Change of Support.

“Change of Support” means the occurrence of one or more of the following events:

(1)	any decrease in the Republic’s ownership (direct or indirect) of us; and

(2)	an amendment to Article 44 of The Korea Development Bank Act of 1953.

“Rating Agencies” means (i) Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc. (“S&P”), (ii) Moody’s Investors Service, Inc. (“Moody’s”) and (iii) if S&P or Moody’s or both will not make a rating of us publicly available, one or more “nationally recognized statistical rating organizations,” as the case may be, within the meaning of Rule 17g-1 under the Exchange Act, selected by us, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: “AAA,” “AA,” “A,” “BBB,” “BB,” “B,” “CCC,” “CC,” “C” and “D” (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: “Aaa,” “Aa,” “A,” “Baa,” “Ba,” “B,” “Caa,” “Ca,” “C” and “D” (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the debt securities has decreased by one or more gradations, gradations within Rating Categories (“+” and “-” for S&P; “1,” “2” and “3” for Moody’s; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB,” as well as from “BB-” to “B+,” will constitute a decrease of one gradation).

“Ratings Decline” means a decrease or uncoupling of our corporate rating by at least one Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) below the sovereign rating of the Republic provided that such Ratings Decline is, in whole or in part, in connection with a Change of Support.

Notwithstanding the foregoing, we will not be required to make or complete a Change of Support Offer with respect to debt securities of any series following a Change of Support Triggering Event if the debt securities of such series shall have the benefit of a Government Guarantee (as defined in “Events of Default” below) or the Republic has otherwise taken actions that would have the same effect as a Government Guarantee. Procedures related to the Change of Support Offer will be set forth in the fiscal agency agreement and the global debt security.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of debt securities pursuant to a Change of Support Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4,	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 44 of the KDB Act as of the issue date of the debt securities of such series, provided, however, that neither such event will constitute an event of default if, at such time, the debt securities of such series shall have the benefit of a Government Guarantee (as defined below).

7.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

8.	Breach of Change of Support Offer Obligation: we fail to make a Change of Support Offer in accordance with the procedure set forth under “Change of Support Offer” above following a Change of Support Triggering Event, or we fail to purchase the debt securities of such series tendered by holders in accordance with the procedure set forth under “Change of Support Offer” above, and such failure to make a Change of Support Offer or to purchase tendered debt securities continues for a period of 30 days.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “Government Guarantee” means a direct and irrevocable obligation by the Republic to guarantee or repay in full, or otherwise protect against any losses on any amount due under, or to purchase, the debt securities of such series, including principal of, premium, if any, and interest on the debt securities of such series, provided that:

a)	the Republic shall have expressly assumed the payment obligations in respect of the debt securities of such series under such Government Guarantee by way of agreement, deed, statute or any other instrument or law or regulation having a similar effect;

b)	the Government Guarantee shall be subject to the obligation to make all payments of principal of, premium, if any, and interest on the debt securities of such series without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions; any obligation to pay additional amounts as described in “—Additional Amounts” above shall apply to the Government Guarantee and the Republic, as guarantor; and

c)	we shall have obtained an opinion of independent legal advisers that the Government Guarantee is binding upon and enforceable against the Republic, and that the debt securities of such series shall remain our valid, binding and enforceable obligations.

We will notify holders of the debt securities of the occurrence of the cessation of government control or failure of support described under paragraph 6 above as soon as practicable thereafter setting out details of the event, cessation or failure described above and the establishment of the Government Guarantee, and shall make available for inspection by the holders copies of the documentation or statute, law or regulation, as the case may be, evidencing the Government Guarantee and the opinion described in paragraph (c) of the definition of “Government Guarantee” above, during normal business hours at the office of the fiscal agent.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3 % in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

We may offer additional debt securities with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Lee & Ko, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of our New York Branch, Mr. In Joo Kim, and the Senior Deputy General Manager of our New York Branch, Mr. Joo Yung Sung, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign

Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be issued by The Republic of Korea

In response to the adverse conditions in global financial markets since September 2008, the Government announced in October 2008 that it would guarantee foreign currency-denominated debt (but excluding foreign currency deposits and subordinated debt) of 18 Korean banks and their overseas branches owed to non-residents (including branches of foreign banks located in the Republic and as defined in Article 3 of the Foreign Exchange Transaction Act of Korea) issued or incurred between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion (or its equivalent in other currencies), for a period of three years from the date such debt was issued or incurred. The National Assembly approved this government guarantee program (the “Government Guarantee Program”) on October 30, 2008 and the Minister of Strategy and Finance published the Guarantee Rules, which set forth details of the Government Guarantee Program, including the form of guarantee and the form of demand, on October 31, 2008. We filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part in December 2008. The Government Guarantee Program was terminated on December 31, 2009 and no longer applies to Korean banks including us.

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	maintaining a permanent establishment or a fixed base in Korea for business, trade or otherwise.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, as long as such debt securities are denominated in a currency other than Won, provided that the disposition does not involve a transfer of such debt securities within Korea and the disposition does not involve a transfer of such debt securities by a resident of Korea or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation). If you sell or otherwise dispose of such debt securities within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lesser of 22.0% of net gain or 11% of gross sale proceeds with respect to transactions), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean transfer tax, stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us or any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. Under present law, the Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a U.S. holder should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds US$50,000. A U.S. holder should consult its own tax advisor regarding the application of the information reporting rules to our debt securities and the application of the recently enacted legislation to its particular situation.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. In Joo Kim, General Manager of our New York Branch, or Mr. Joo Yung Sung, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our non-consolidated financial statements as of December 31, 2009 and for the year ended December 31, 2009, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese yen exchange rates or revaluation of the Chinese renminbi), interest rates and stock markets;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities involving oil producing countries in the Middle East and any material disruption in the supply of oil or increase in the price of oil; and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

16-3, Youido-dong,

Youngdeungpo-gu, Seoul 150-973

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Lee & Ko 18th Floor Hanjin Main Building 118 Namdaemunro 2-ga, Jung-gu Seoul, Korea 100-770	Cleary Gottlieb Steen & Hamilton LLP 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542